Back to Form 8-K
Exhibit 10.3

OHIO DEPARTMENT OF JOB AND FAMILY SERVICES

OHIO MEDICAL ASSISTANCE PROVIDER AGREEMENT FOR MANAGED CARE PLAN ABD ELIGIBLE POPULATION

This provider agreement is entered into this first day of December, 2006, at Columbus, Franklin County, Ohio, between the State of Ohio, Department of Job and Family Services, (hereinafter referred to as ODJFS) whose principal offices are located in the City of Columbus, County of Franklin, State of Ohio, and WellCare of Ohio, Inc, Managed Care Plan (hereinafter referred to as MCP), an Ohio for-profit corporation, whose principal office is located in the city of Beechwood, County of Cuyahoga, State of Ohio.

MCP is licensed as a Health Insuring Corporation by the State of Ohio, Department of Insurance (hereinafter referred to as ODI), pursuant to Chapter 1751. of the Ohio Revised Code and is organized and agrees to operate as prescribed by Chapter 5101:3-26 of the Ohio Administrative Code (hereinafter referred to as OAC), and other applicable portions of the OAC as amended from time to time.

MCP is an entity eligible to enter into a provider agreement in accordance with 42 CFR 438.6 and is engaged in the business of providing prepaid comprehensive health care services as defined in 42 CFR 438.2 through the managed care program for the Aged, Blind or Disabled (ABD) eligible population described in OAC rule 5101:3-26-02 (B).

ODJFS, as the single state agency designated to administer the Medicaid program under Section 5111.02 of the Ohio Revised Code and Title XIX of the Social Security Act, desires to obtain MCP services for the benefit of certain Medicaid recipients. In so doing, MCP has provided and will continue to provide proof of MCP's capability to provide quality services, efficiently, effectively and economically during the term of this agreement.

This provider agreement is a contract between the ODJFS and the undersigned Managed Care Plan (MCP), provider of medical assistance, pursuant to the federal contracting provisions of 42 CFR 434.6 and 438.6 in which the MCP agrees to provide comprehensive medical services through the managed care program as provided in Chapter 5101:3-26 of the Ohio Administrative Code, assuming the risk of loss, and complying with applicable state statutes, Ohio Administrative Code, and Federal statutes, rules, regulations and other requirements, including but not limited to title VI of the Civil Rights Act of 1964; title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation Act of 1973; and the Americans with Disabilities Act.

ARTICLE I - GENERAL

A. MCP agrees to report to the Chief of Bureau of Managed Health Care (hereinafter referred to as BMHC) or their designee as necessary to assure understanding of the responsibilities and satisfactory compliance with this provider agreement.

B. MCP agrees to furnish its support staff and services as necessary for the satisfactory performance of the services as enumerated in this provider agreement.

C. ODJFS may, from time to time as it deems appropriate, communicate specific instructions and requests to MCP concerning the performance of the services described in this provider agreement. Upon such notice and within the designated time frame after receipt of instructions, MCP shall comply with such instructions and fulfill such requests to the satisfaction of the department. It is expressly understood by the parties that these instructions and requests are for the sole purpose of performing the specific tasks requested to ensure satisfactory completion of the services described in this provider agreement, and are not intended to amend or alter this provider agreement or any part thereof.

If the MCP previously had a provider agreement with the ODJFS and the provider agreement terminated more than two years prior to the effective date of any new provider agreement, such MCP will be considered a new plan in its first year of operation with the Ohio Medicaid managed care program.

ARTICLE II - TIME OF PERFORMANCE

A. Upon approval by the Director of ODJFS this provider agreement shall be in effect from the date entered through June 30, 2007, unless this provider agreement is suspended or terminated pursuant to Article VIII prior to the termination date, or otherwise amended pursuant to Article IX.

ARTICLE III - REIMBURSEMENT

A. ODJFS will reimburse MCP in accordance with rule 5101:3-26-09 of the Ohio Administrative Code and the appropriate appendices of this provider agreement.

ARTICLE IV - MCP INDEPENDENCE

A. MCP agrees that no agency, employment, joint venture or partnership has been or will be created between the parties hereto pursuant to the terms and conditions of this agreement. MCP also agrees that, as an independent contractor, MCP assumes all responsibility for any federal, state, municipal or other tax liabilities, along with workers compensation and unemployment compensation, and insurance premiums which may accrue as a result of compensation received for services or deliverables rendered hereunder. MCP certifies that all approvals, licenses or other qualifications necessary to conduct business in Ohio have been obtained and are operative. If at any time during the period of this provider agreement MCP becomes disqualified from conducting business in Ohio, for whatever reason, MCP shall immediately notify ODJFS of the disqualification and MCP shall immediately cease performance of its obligation hereunder in accordance with OAC Chapter 5101:3-26.

ARTICLE V - CONFLICT OF INTEREST; ETHICS LAWS

A. In accordance with the safeguards specified in section 27 of the Office of Federal Procurement Policy Act (41 LJ.S.C. 423) and other applicable federal requirements, no officer, member or employee of MCP, the Chief of BMHC, or other ODJFS employee who exercises any functions or responsibilities in connection with the review or approval of this provider agreement or provision of services under this provider agreement shall, prior to the completion of such services or reimbursement, acquire any interest, personal or otherwise, direct or indirect, which is incompatible or in conflict with, or would compromise in any manner or degree the discharge and fulfillment of his or her functions and responsibilities with respect to the carrying out of such services. For purposes of this article, "members" does not include individuals whose sole connection with MCP is the receipt of services through a health care program offered by MCP.

B. MCP hereby covenants that MCP, its officers, members and employees of the MCP have no interest, personal or otherwise, direct or indirect, which is incompatible or in conflict with or would compromise in any manner of degree the discharge and fulfillment of his or her functions and responsibilities under this provider agreement. MCP shall periodically inquire of its officers, members and employees concerning such interests.

C. Any person who acquires an incompatible, compromising or conflicting personal or business interest shall immediately disclose his or her interest to ODJFS in writing. Thereafter, he or she shall not participate in any action affecting the services under this provider agreement, unless ODJFS shall determine that, in the light of the personal interest disclosed, his or her participation in any such action would not be contrary to the public interest. The written disclosure of such interest shall be made to: Chief, Bureau of Managed Health Care, ODJFS.

D. No officer, member or employee of MCP shall promise or give to any ODJFS employee anything of value that is of such a character as to manifest a substantial and improper influence upon the employee with respect to his or her duties. No officer, member or employee of MCP shall solicit an ODJFS employee to violate any ODJFS rule or policy relating to the conduct of the parties to this agreement or to violate sections 102.03, 102.04, 2921.42 or 2921.43 of the Ohio Revised Code.

E. MCP hereby covenants that MCP, its officers, members and employees are in compliance with section 102.04 of the Revised Code and that if MCP is required to file a statement pursuant to 102.04(D)(2) of the Revised Code, such statement has been filed with the ODJFS in addition to any other required filings.

ARTICLE VI - EQUAL EMPLOYMENT OPPORTUNITY

A. MCP agrees that in the performance of this provider agreement or in the hiring of any employees for the performance of services under this provider agreement, MCP shall not by reason of race, color, religion, sex, sexual orientation, age, disability, national origin, veteran's status, health status, or ancestry, discriminate against any citizen of this state in the employment of a person qualified and available to perform the services to which the provider agreement relates.

B. MCP agrees that it shall not, in any manner, discriminate against, intimidate, or retaliate against any employee hired for the performance or services under the provider agreement on account of race, color, religion, sex, sexual orientation, age, disability, national origin, veteran's status, health status, or ancestry.

C. In addition to requirements imposed upon subcontractors in accordance with OAC Chapter 5101:3-26, MCP agrees to hold all subcontractors and persons acting on behalf of MCP in the performance of services under this provider agreement responsible for adhering to the requirements of paragraphs (A) and (B) above and shall include the requirements of paragraphs (A) and (B) above in all subcontracts for services performed under this provider agreement, in accordance with rule 5101:3-26-05 of the Ohio Administrative Code.

ARTICLE VII - RECORDS, DOCUMENTS AND INFORMATION

A. MCP agrees that all records, documents, writings or other information produced by MCP under this provider agreement and all records, documents, writings or other information used by MCP in the performance of this provider agreement shall be treated in accordance with rule 5101:3-26-06 of the Ohio Administrative Code. MCP must maintain an appropriate record system for services provided to members. MCP must retain all records in accordance with 45 CFR 74.

B. All information provided by MCP to ODJFS that is proprietary shall be held to be strictly confidential by ODJFS. Proprietary information is information which, if made public, would put MCP at a disadvantage in the market place and trade of which MCP is a part

[see Ohio Revised Code Section 1333.61(D)]. MCP is responsible for notifying ODJFS of the nature of the information prior to its release to ODJFS. ODJFS reserves the right to require reasonable evidence of MCP's assertion of the proprietary nature of any information to be provided and ODJFS will make the final determination of whether this assertion is supported. The provisions of this Article are not self-executing.

C. MCP shall not use any information, systems, or records made available to it for any purpose other than to fulfill the duties specified in this provider agreement. MCP agrees to be bound by the same standards of confidentiality that apply to the employees of the ODJFS and the State of Ohio. The terms of this section shall be included in any subcontracts executed by MCP for services under this provider agreement. MCP must implement procedures to ensure that in the process of coordinating care, each enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164.

ARTICLE VIII - SUSPENSION AND TERMINATION

A. This provider agreement may be canceled by the department or MCP upon written notice in accordance with the applicable rule(s) of the Ohio Administrative Code, with termination to occur at the end of the last day of a month.

B. MCP, upon receipt of notice of suspension or termination, shall cease provision of services on the suspended or terminated activities under this provider agreement;
suspend, or terminate all subcontracts relating to such suspended or terminated activities, take all necessary or appropriate steps to limit disbursements and minimize costs, and furnish a report, as of the date of receipt of notice of suspension or termination describing the status of all services under this provider agreement.

C. In the event of suspension or termination under this Article, MCP shall be entitled to reconciliation of reimbursements through the end of the month for which services were provided under this provider agreement, in accordance with the reimbursement provisions of this provider agreement.

D. ODJFS may, in its judgment, suspend, terminate or fail to renew this provider agreement if the MCP or MCP's subcontractors violate or fail to comply with the provisions of this agreement or other provisions of law or regulation governing the Medicaid program. Where ODJFS proposes to suspend, terminate or refuse to enter into a provider agreement, the provisions of applicable sections of the Ohio Administrative Code with respect to ODJFS' suspension, termination or refusal to enter into a provider agreement shall apply, including the MCP's right to request a public hearing under Chapter 119. of the Revised Code.

E. When initiated by MCP, termination of or failure to renew the provider agreement requires written notice to be received by ODJFS at least 75 days in advance of the termination or renewal date, provided, however, that termination or non-renewal must be effective at the end of the last day of a calendar month. In the event of non-renewal of the provider agreement with ODJFS, if MCP is unable to provide notice to ODJFS 75 days prior to the date when the provider agreement expires, and if, as a result of said lack of notice, ODJFS is unable to disenroll Medicaid enrollees prior to the expiration date, then the provider agreement shall be deemed extended for up to two calendar months beyond the expiration date and both parties shall, for that time, continue to fulfill their duties and obligations as set forth herein. If an MCP wishes to terminate or not renew their provider agreement for a specific region(s), ODJFS reserves the right to initiate a procurement process to select additional MCPs to serve Medicaid consumers in that region(s).

ARTICLE IX - AMENDMENT AND RENEWAL

A. This writing constitutes the entire agreement between the parties with respect to all matters herein. This provider agreement may be amended only by a writing signed by both parties. Any written amendments to this provider agreement shall be prospective in nature.

B. This provider agreement may be renewed one or more times by a writing signed by both parties for a period of not more than twelve months for each renewal.

C. In the event that changes in State or Federal law, regulations, an applicable waiver, or the terms and conditions of any applicable federal waiver, require ODJFS to modify this agreement, ODJFS shall notify MCP regarding such changes and this agreement shall be automatically amended to conform to such changes without the necessity for executing written amendments pursuant to this Article of this provider agreement.

ARTICLE X - LIMITATION OF LIABILITY

A. MCP agrees to indemnify the State of Ohio for any liability resulting from the actions or omissions of MCP or its subcontractors in the fulfillment of this provider agreement.

B. MCP hereby agrees to be liable for any loss of federal funds suffered by ODJFS for enrollees resulting from specific, negligent acts or omissions of the MCP or its subcontractors during the term of this agreement, including but not limited to the nonperformance of the duties and obligations to which MCP has agreed under this agreement.

C. In the event that, due to circumstances not reasonably within the control of MCP or ODJFS, a major disaster, epidemic, complete or substantial destruction of facilities, war, riot or civil insurrection occurs, neither ODJFS nor MCP will have any liability or obligation on account of reasonable delay in the provision or the arrangement of covered services; provided that so long as MCP's certificate of authority remains in full force and effect, MCP shall be liable for the covered services required to be provided or arranged for in accordance with this agreement.

ARTICLE XI - ASSIGNMENT

A. ODJFS will not allow the transfer of Medicaid members by one MCP to another MCP unless this membership has been obtained as a result of an MCP selling their entire Ohio corporation to another health plan. MCP shall not assign any interest in this provider agreement and shall not transfer any interest in the same (whether by assignment or novation) without the prior written approval of ODJFS and subject to such conditions and provisions as ODJFS may deem necessary. Any such assignments shall be submitted for ODJFS' review 120 days prior to the desired effective date. No such approval by ODJFS of any assignment shall be deemed in any event or in any manner to provide for the incurrence of any obligation by ODJFS in addition to the total agreed-upon reimbursement in accordance with this agreement.

B. MCP shall not assign any interest in subcontracts of this provider agreement and shall not transfer any interest in the same (whether by assignment or novation) without the prior written approval of ODJFS and subject to such conditions and provisions as ODJFS may deem necessary. Any such assignments of subcontracts shall be submitted for ODJFS' review 30 days prior to the desired effective date. No such approval by ODJFS of any assignment shall be deemed in any event or in any manner to provide for the incurrence of any obligation by ODJFS in addition to the total agreed-upon reimbursement in accordance with this agreement.

ARTICLE XII - CERTIFICATION MADE BY MCP

A. This agreement is conditioned upon the full disclosure by MCP to ODJFS of all information required for compliance with federal regulations as requested by ODJFS.

B. By executing this agreement, MCP certifies that no federal funds paid to MCP through this or any other agreement with ODJFS shall be or have been used to lobby Congress or any federal agency in connection with a particular contract, grant, cooperative agreement or loan. MCP further certifies compliance with the lobbying restrictions contained in Section 1352, Title 31 of the U.S. Code, Section 319 of Public Law 101-121 and federal regulations issued pursuant thereto and contained in 45 CFR Part 93, Federal Register, Vol. 55, No. 38, February 26, 1990, pages 6735-6756. If this provider agreement exceeds $100,000, MCP has executed the Disclosure of Lobbying Activities, Standard Form LLL, if required by federal regulations. This certification is material representation of fact upon which reliance was placed when this provider agreement was entered into.

C. By executing this agreement, MCP certifies that neither MCP nor any principals of MCP (i.e., a director, officer, partner, or person with beneficial ownership of more than 5% of the MCP's equity) is presently debarred, suspended, proposed for debarment, declared ineligible, or otherwise excluded from participation in transactions by any Federal agency. The MCP also certifies that the MCP has no employment, consulting or any other arrangement with any such debarred or suspended person for the provision of items or services or services that are significant and material to the MCP's contractual obligation with ODJFS. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into. If it is ever determined that MCP knowingly executed this certification erroneously, then in addition to any other remedies, this provider agreement shall be terminated pursuant to Article VII, and ODJFS must advise the Secretary of the appropriate Federal agency of the knowingly erroneous certification.

D. By executing this agreement, MCP certifies compliance with Article V as well as agreeing to future compliance with Article V. This certification is a material representation of fact upon which reliance was placed when this contract was entered into.

E. By executing this agreement, MCP certifies compliance with the executive agency lobbying requirements of sections 121.60 to 121.69 of the Ohio Revised Code. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.

F. By executing this agreement, MCP certifies that MCP is not on the most recent list established by the Secretary of State, pursuant to section 121.23 of the Ohio Revised Code, which identifies MCP as having more than one unfair labor practice contempt of court finding. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into.

G. By executing this agreement MCP agrees not to discriminate against individuals who have or are participating in any work program administered by a county Department of Job and Family Services under Chapters 5101 or 5107 of the Revised Code.

H. By executing this agreement, MCP certifies and affirms that, as applicable to MCP, no party listed in Division (I) or (J) of Section 3517.13 of the Ohio Revised Code or spouse of such party has made, as an individual, within the two previous calendar years, one or more contributions in excess of $1,000.00 to the Governor or to his campaign committees. This certification is a material representation of fact upon which reliance was placed when this provider agreement was entered into. If it is ever determined that MCP's certification of this requirement is false or misleading, and not withstanding any criminal or civil liabilities imposed by law, MCP shall return to ODJFS all monies paid to MCP under this provider agreement. The provisions of this section shall survive the expiration or termination of this provider agreement.

I. By executing this agreement, MCP certifies and affirms that HHS, US Comptroller General or representatives will have access to books, documents, etc. of MCP.

J. By executing this agreement, MCP agrees to comply with the false claims recovery requirements of Section 6032 of The Deficit Reduction Act of 2005 (also see Section 5111.101 of the Revised Code).

ARTICLE XIII - CONSTRUCTION

A. This provider agreement shall be governed, construed and enforced in accordance with the laws and regulations of the State of Ohio and appropriate federal statutes and regulations. If any portion of this provider agreement is found unenforceable by operation of statute or by administrative or judicial decision, the operation of the balance of this provider agreement shall not be affected thereby; provided, however, the absence of the illegal provision does not render the performance of the remainder of the provider agreement impossible.

ARTICLE XIV - INCORPORATION BY REFERENCE

A. Ohio Administrative Code Chapter 5101:3-26 (Appendix A) is hereby incorporated by reference as part of this provider agreement having the full force and effect as if specifically restated herein.

B. Appendices B through P and any additional appendices are hereby incorporated by reference as part of this provider agreement having the full force and effect as if specifically restated herein.

C. In the event of inconsistence or ambiguity between the provisions of OAC 5101:3-26 and this provider agreement, the provision of OAC 5101:3-26 shall be determinative of the obligations of the parties unless such inconsistency or ambiguity is the result of changes in federal or state law, as provided in Article IX of this provider agreement, in which case such federal or state law shall be determinative of the obligations of the parties. In the event OAC 5101:3-26 is silent with respect to any ambiguity or inconsistency, the provider agreement (including Appendices B through P and any additional appendices), shall be determinative of the obligations of the parties. In the event that a dispute arises which is not addressed in any of the aforementioned documents, the parties agree to make every reasonable effort to resolve the dispute, in keeping with the objectives of the provider agreement and the budgetary and statutory constraints of OD-IFS.

ABD PROVIDER AGREEMENT INDEX
December 1, 2006

APPENDIX	TITLE
APPENDIX A	OCA RULES 5101 :3-26
APPENDIX B	SERVICE AREA SPECIFICAITONS - ABD ELIGIBLE
APPENDIX C	MCP RESPONSIBLITIES - ABD ELIGIBLE POPULATION
APPENDIX D	ODJFS RESPONSIBILITIES - ABD ELIGIBLE POPULATION
APPENDIX E	RATE METHODOLOGY - ABD ELIGIBLE POPULATION
APPENDIX F	REGIONAL RATES - ABD ELIGIBLE POPULATION
APPENDIX G	COVERAGE AND SERVICES - ABD ELIGIBLE POPULATION
APPENDIX H	PROVIDER PANEL SPECIFICATIONS - ABD ELIGIBLE POPULATION
APPENDIX I	POPULATION INTEGRITY - ABD ELIGIBLE POPULATION
APPENDIX J	FINANCIAL PERFORMANCE - ABD ELIGIBLE POPULATION
APPENDIX K	QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM AND EXTERNAL QUALITY REVIEW - AVD ELIGIBLE POPULATION
APPENDIX L	DATA QUALITY - ABD ELIGIBLE POPULATION
APPENDIX M	PERFORMANCE EVALUTAION - ABD ELIGIBLE POPULATION
APPENDIX N	COMPLIANCE ASSESSMENT SYSTEM - ABD ELGIBLE POPULATION
APPENDIX O	PAY-FOR-PERFORMANCE (P4P) - ABD ELIBIBLE POPULATION
APPENDIX P	MCP TERMINATIONS/NONRENEWALS/AMENDMENTS - ABD ELIGIBLE POPULATION

APPENDIX A
OAC RULES 5101:3-26

The managed care program rules can be accessed electronically through the BMHC page of the ODJFS website.

APPENDIX B
SERVICE AREA SPECIFICATIONS
ABD ELIGIBLE POPULATION

MCP : WellCare of Ohio, Inc.

The MCP agrees to provide services to Aged. Blind or Disabled (ABD) members residing in the following service area(s):

Service Area: Northeast Region: Ashtabula, Cuyahoga, Erie, Geauga, Huron, Lake, Lorain, Medina

APPENDIX C

MCP RESPONSIBILITIES ABD ELIGIBLE POPULATION

The MCP must meet on an ongoing basis, all program requirements specified in Chapter 5101:3-26 of the Ohio Administrative Code (OAC) and the Ohio Department of Job and Family Services (ODJFS) - MCP Provider Agreement. The following are MCP responsibilities that are not otherwise specifically stated in OAC rule provisions or elsewhere in the MCP provider agreement, but are required by ODJFS.

General Provisions

1. The MCP agrees to implement program modifications as soon as reasonably possible or no later than the required effective date, in response to changes in applicable state and federal laws and regulations.

2. The MCP must submit a current copy of their Certificate of Authority (COA) to ODJFS within 30 days of issuance by the Ohio Department of Insurance.

3 The MCP must designate the following:

a. A primary contact person (the Medicaid Coordinator) who will dedicate a majority of their time to the Medicaid product line and coordinate overall communication between ODJFS and the MCP. ODJFS may also require the MCP to designate contact staff for specific program areas. The Medicaid Coordinator will be responsible for ensuring the timeliness, accuracy, completeness and responsiveness of all MCP submissions to ODJFS.

b. A provider relations representative for each service area included in their ODJFS provider agreement. This provider relations representative can serve in this capacity for only one service area (as specified in Appendix H).

If an MCP serves both the CFC and ABD populations, they are not required to designate a separate provider relations representative or Medicaid Coordinator for each population group.

4. All MCP employees are to direct all day-to-day submissions and communications to their ODJFS-designated Contract Administrator unless otherwise notified by ODJFS.

5. The MCP must be represented at all meetings and events designated by ODJFS as requiring mandatory attendance.

6. The MCP must have an administrative office located in Ohio.

Appendix C

7. Upon request by ODJFS, the MCP must submit information on the current status of their company's operations not specifically covered under this Agreement (for example, other product lines, Medicaid contracts in other states, NCQA accreditation, etc.) unless otherwise excluded by law.

8. The MCP must have all new employees trained on applicable program requirements, and represent, warrant and certify to ODJFS that such training occurs, or has occurred.

9. If an MCP determines that it does not wish to provide, reimburse, or cover a counseling service or referral service due to an objection to the service on moral or religious grounds, it must immediately notify ODJFS to coordinate the implementation of this change. MCPs will be required to notify their members of this change at least thirty (30) days prior to the effective date. The MCP's member handbook and provider directory, as well as all marketing materials, will need to include information specifying any such services that the MCP will not provide.

10. For any data and/or documentation that MCPs are required to maintain, ODJFS may request that MCPs provide analysis of this data and/or documentation to ODJFS in an aggregate format, such format to be solely determined by ODJFS.

11. The MCP is responsible for determining medical necessity for services and supplies requested for their members as specified in OAC rule 5101:3-26-03. Notwithstanding such responsibility, ODJFS retains the right to make the final determination on medical necessity in specific member situations.

12. In addition to the timely submission of medical records at no cost for the annual external quality review as specified in OAC rule 5101:3-26-07, the MCP may be required for other purposes to submit medical records at no cost to ODJFS and/or designee upon request.

13. The MCP must notify their Contract Administrator of the termination of an MCP panel provider that is designated as the primary care physician for ^100 of the MCP's ABD members. The MCP must provide notification within one working day of the MCP becoming aware of the termination.

14. Upon request by ODJFS, MCPs may be required to provide written notice to members of any significant change(s) affecting contractual requirements, member services or access to providers.

15. MCPs may elect to provide services that are in addition to those covered under the Ohio Medicaid fee-for-service program. Before MCPs notify potential or current members of the availability of these services, they must first notify ODJFS and advise ODJFS of such planned services availability. If an MCP elects to provide additional services, the MCP

Appendix C

must ensure to the satisfaction of ODJFS that the services are readily available and accessible to members who are eligible to receive them.

a. MCPs are required to make transportation available to any member that must travel thirty (30) miles or more from their home to receive a medically-necessary Medicaid-covered service. If the MCP offers transportation to their members as an additional benefit and this transportation benefit only covers a limited number of trips, the required transportation listed above may not be counted toward this trip limit.

b. Additional benefits may not vary by county within a region except out of necessity for transportation arrangements (e.g., bus versus cab). MCPs approved to serve consumers in more than one region may vary additional benefits between regions.

c. MCPs must give ODJFS and members ninety (90) days prior notice when decreasing or ceasing any additional benefit(s). When it is beyond the control of the MCP, as demonstrated to ODJFS' satisfaction, ODJFS must be notified within one (1) working day.

16. MCPs must comply with any applicable Federal and State laws that pertain to member rights and ensure that its staff adhere to such laws when furnishing services to its membrs. MCPs shall include a requirement in its contracts with affiliated providers that such providers also adhere to applicable Federal and State laws when providing services to members.

17. MCPs must comply with any other applicable Federal and State laws (such as Title VI of the Civil rights Act of 1964, etc.) and other laws regarding privacy and confidentiality-;, as such may be applicable to this Agreement.

18. Upon request, the MCP will provide members and potential members with a copy of their practice guidelines.

19. The MCP is responsible for promoting the delivery of services in a culturally competent manner, as solely determined by ODJFS, to all members, including those with limited English proficiency (LEP) and diverse cultural and ethnic backgrounds.

All MCPs must comply with the requirements specified in OAC rules 5101:3-26-03.1, 5101:3-26-05(D), 5101:3-26-05.1(A), 5101:3-26-08 and 5101:3-26-08.2 for providing assistance to LEP members and eligible individuals. In addition, MCPs must provide written translations of certain MCP materials in the prevalent non-English languages of members and eligible individuals in accordance with the following:

Appendix C

a.
When 10% or more of the ABD eligible individuals in the MCP's service area have a common primary language other than English, the MCP must translate all ODJFS-approved marketing materials into the primary language of that group. The MCP must monitor changes in the eligible population on an ongoing basis and conduct an assessment no less often than annually to determine which, if any, primary language groups meet the 10% threshold for the eligible individuals in each service area. When the 10% threshold is met, the MCP must report this information to ODJFS, in a format as requested by ODJFS, translate their marketing materials, and make these marketing materials available to eligible individuals. MCPs must submit to ODJFS, upon request, their prevalent non English language analysis of eligible individuals and the results of this analysis.

b. When 10% or more of an MCP's ABD members in the MCP's service area have a common primary language other than English, the MCP must translate all ODJFS-approved member materials into the primary language of that group. The MCP must monitor their membership and conduct a quarterly assessment to determine which, if any, primary language groups meet the 10% threshold. When the 10% threshold is met, the MCP must report this information to ODJFS, in a format as requested by ODJFS, translate their member materials, and make these materials available to their members. MCPs must submit to ODJFS, upon request, their prevalent non-English language member analysis and the results of this analysis.

20. The MCP must utilize a centralized database which records the special communication needs of all MCP members (i.e., those with limited English proficiency, limited reading proficiency, visual impairment, and hearing impairment) and the provision of related services (i.e., MCP materials in alternate format, oral interpretation, oral translation services, written translations of MCP materials, and sign language services). This database must include all MCP member primary language information (PLI) as well as all other special communication needs information for MCP members, as indicated above, when identified by any source including but not limited to ODJFS, ODJFS selection services entity, MCP staff, providers, and members. This centralized database must be readily available to MCP staff and be used in coordinating communication and services to members, including the selection of a PCP who speaks the primary language of an LEP member, when such a provider is available. MCPs must share member specific communication needs information with their providers [e.g., PCPs, Pharmacy Benefit Managers (PBMs), and Third Party Administrators (TPAs)], as applicable. MCPs must submit to ODJFS, upon request, detailed information regarding the MCP's members with special communication needs, which could include individual member names, their specific communication need, and any provision of special services to members (i.e., those special services arranged by the MCP as well as those services reported to the MCP which were arranged by the provider).

Appendix C

Additional requirements specific to providing assistance to hearing-impaired, vision-impaired, limited reading proficient (LRP), and LEP members and eligible individuals are found in OAC rules 5101:3-26-03.1, 5101:3-26-05(D), 5101:3-26-05.1 (A), 5101:3-26-08, and 5101-3-26-08.2.

21. The MCP is responsible for ensuring that all member materials use easily understood language and format. The determination of what materials comply with this requirement is in the sole discretion of ODJFS.

22. Pursuant to OAC rules 5101:3-26-08 and 5101:3-26-08.2, the MCP is responsible for ensuring that all MCP marketing and member materials are prior approved by ODJFS before being used or shared with members. Marketing and member materials are defined as follows:

a. Marketing materials are those items produced in any medium, by or on behalf of an MCP, including gifts of nominal value (i.e., items worth no more than $15.00), which can reasonably be interpreted as intended to market to eligible individuals.

b. Member materials are those items developed, by or on behalf of an MCP, to fulfill MCP program requirements or to communicate to all members or a group of members. Member health education materials that are produced by a source other than the MCP and which do not include any reference to the MCP are not considered to be member materials.

c. All MCP marketing and member materials must represent the MCP in an honest and forthright manner and must not make statements which are inaccurate, misleading, confusing, or otherwise misrepresentative, or which defraud eligible individuals or ODJFS.

d. All MCP marketing cannot contain any assertion or statement (whether written or oral) that the MCP is endorsed by CMS, the Federal or State government or similar entity.

e. MCPs must establish positive working relationships with the CDJFS offices and must not aggressively solicit from local Directors, MCP County Coordinators, or or other staff. Furthermore, MCPs are prohibited from offering gifts of nominal value (i.e. clipboards, pens, coffee mugs, etc.) to CDJFS offices or SSE staff, as these may influence an individual's decision to select a particular MCP.

23. Advance Directives - All MCPs must comply with the requirements specified in 42 CFR 422.128. At a minimum, the MCP must:

a. Maintain written policies and procedures that meet the requirements for advance directives, as set forth in 42 CFR Subpart I of part 489.

Appendix C

b. Maintain written policies and procedures concerning advance directives with respect to all adult individuals receiving medical care by or through the MCP to ensure that the MCP:

i. Provides written information to all adult members concerning:

a. the member's rights under state law to make decisions concerning their medical care, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives. (In meeting this requirement, MCPs must utilize form JFS 08095 entitled You Have the Right, or include the text from JFS 08095 in their ODJFS-approved member handbook).

b. the MCP's policies concerning the implementation of those rights including a clear and precise statement of any limitation regarding the implementation of advance directives as a matter of conscience;

c. any changes in state law regarding advance directives as soon as possible but no later than ninety (90) days after the proposed effective date of the change; and

d. the right to file complaints concerning noncompliance with the advance directive requirements with the Ohio Department of Health.

ii. Provides for education of staff concerning the MCP's policies and procedures on advance directives;

iii. Provides for community education regarding advance directives directly or in concert with other providers or entities;

iv. Requires that the member's medical record document whether or not the member has executed an advance directive; and

v. Does not condition the provision of care, or otherwise discriminate against a member, based on whether the member has executed an advance directive.

Appendix C

24.    New Member Materials
Pursuant to OAC rule 5101:3-26-08.2 (B)(3), MCPs must provide to each member an MCP identification (ID) card, a new member letter, a member handbook, a provider directory, and information on advance directives.

a. MCPs must use the model language specified by ODJFS for the new member letter.

b. The ID card and new member letter must be mailed together to the member via a method that will ensure its receipt prior to the member's effective date of coverage. No other materials may be included with this mailing.

c. The member handbook, provider directory and advance directives information must be mailed separately from the ID card and new member letter. MCPs will meet the timely receipt requirement for these materials if they are mailed to the member within twenty-four (24) hours of the MCP receiving the ODJFS-produced monthly membership roster (MMR). This is provided the materials are mailed via a method with an expected delivery date of five (5) days. If the MCP is unable to mail the materials within twenty-four (24) hours, the materials must be mailed via a method that will ensure receipt by no later than the effective date of coverage.

d. MCPs must designate two (2) MCP staff members to receive a copy of the new member materials on a monthly basis in order to monitor the timely receipt of these materials. At least one of the staff members must receive the materials at their home address.

25. Call Center Standards
The MCP must provide assistance to members through a member services toll-free call-in system pursuant to OAC rule 5101:3-26-08.2(A)(1). MCP member services staff must be available nationwide to provide assistance to members through the toll-free call-in system every Monday through Friday, at ail times during the hours of 7:00 am to 7:00 pm Eastern Time, except for the following major holidays:

• New Year's Day

• Martin Luther King's Birthday

• Memorial Day

• Independence Day

• Labor Day

• Thanksgiving Day

• Christmas Day

• 2 optional closure days: These days can be used independently or in combination with any of the major holiday closures but cannot both be used within the same closure period. Before announcing any optional closure dates to members and/or staff, MCPs must receive ODJFS prior-approval which verifies that the optional closure days meet the specified criteria.

Appendix C

If a major holiday falls on a Saturday, the MCP member services line may be closed on the preceding Friday. If a major holiday falls on a Sunday, the member services line may be closed on the following Monday. MCP member services closure days must be specified in the MCP's member handbook, member newsletter, or other some general issuance to the MCP's members at least thirty (30) days in advance of the closure.

The MCP must also provide access to medical advice and direction through a centralized twenty-four-hour, seven day, toll-free call-in system, available nationwide, pursuant to OAC rule 5101:3-26-03.1(A)(6). The twenty-four (24)/7 hour call-in system must be staffed by appropriately trained medical personnel. For the purposes of meeting this requirement, trained medical professionals are defined as physicians, physician assistants, licensed practical nurses, and registered nurses.

MCPs must meet the current American Accreditation HealthCare Commission/URAC-designed Health Call Center Standards (HCC) for call center abandonment rate, blockage rate and average speed of answer. By the 10th of each month, MCPs must self-report their prior month performance in these three areas for their member services and twenty-four (24) hour toll-free call-in systems to ODJFS. ODJFS will inform the MCPs of any changes/updates to these URAC call center standards.

MCPs are not permitted to delegate grievance/appeal functions [Ohio Administrative Code (OAC) rule 5101:3-26-08.4(A)(9)]. Therefore, the member services call center requirement may not be met through the execution of a Medicaid Delegation Subcontract Addendum or Medicaid Combined Services Subcontract Addendum.

26. Notification of Optional MCP Membership

In order to comply with the terms of the ODJFS State Plan Amendment for the managed care program (i.e., 42 CFR 438.50), MCPs in mandatory membership service areas must inform new members, as applicable, that MCP membership is optional for certain populations. Specifically, MCPs must inform any applicable pending member or member that the following ABD population is not required to select an MCP in order to receive their Medicaid healthcare benefit and what steps they need to take if they do not wish to be a member of an MCP:

- Indians who are members of federally-recognized tribes, except as permitted under 42 C.F.R 438.50(d)(21).

Appendix C

27. HIPAA Privacy Compliance Requirements

The Health Insurance Portability and Accountability Act (HIPAA) Privacy Regulations at 45 CFR. § 164.502(e) and § 164.504(e) require ODJFS to have agreements with MCPs as a means of obtaining satisfactory assurance that the MCPs will appropriately safeguard all personal identified health information. Protected Health Information (PHI) is information received from or on behalf of ODJFS that meets the definition of PHI as defined by HIPAA and the regulations promulgated by the United States Department of Health and Human Services, specifically 45 CFR 164.501, and any amendments thereto. MCPs must agree to the following:

a. MCPs shall not use or disclose PHI other than is permitted by this Agreement or required by law.

b. MCPs shall use appropriate safeguards to prevent unauthorized use or disclosure of PHI.

c. MCPs shall report to ODJFS any unauthorized use or disclosure of PHI of which it becomes aware. Any breach by the MCP or its representatives of protected health information (PHI) standards shall be immediately reported to the State HIPAA Compliance Officer through the Bureau of Managed Health Care. MCPs must provide documentation of the breach and complete all actions ordered by the HIPAA Compliance Officer.

d. MCPs shall ensure that all its agents and subcontractors agree to these same PHI conditions and restrictions.

e. MCPs shall make PHI available for access as required by law.

f. MCP shall make PHI available for amendment, and incorporate amendments as appropriate as required by law.

g. MCPs shall make PHI disclosure information available for accounting as required by law.

h. MCPs shall make its internal PHI practices, books and records available to the Secretary of Health and Human Services (HHS) to determine compliance.

i. Upon termination of their agreement with ODJFS, the MCPs, at ODJFS' option, shall return to ODJFS, or destroy, all PHI in its possession, and keep no copies of the information, except as requested by ODJFS or required by law.

j. ODJFS will propose termination of the MCP's provider agreement if ODJFS determines that the MCP has violated a material breach under this section of the agreement, unless inconsistent with statutory obligations of ODJFS or the MCP.

Appendix C

28. Electronic Communications - MCPs are required to purchase/utilize Transport Layer
Security (TLS) for all e-mail communication between ODJFS and the MCP. The MCP's e-mail gateway must be able to support the sending and receiving of e-mail using Transport Layer Security (TLS) and the MCP's gateway must be able to enforce the sending and receiving of email via TLS.

29. MCP Membership acceptance, documentation and reconciliation

a. Selection Services Contractor: The MCP shall provide to the selection services contractor (SSC) ODJFS prior-approved MCP materials and directories for distribution to eligible individuals who request additional information about the MCP.

b. Monthly Reconciliation of Membership and Premiums: The MCP shall reconcile member data as reported on the SSC-produced consumer contact record (CCR) with the ODJFS-produced monthly member roster (MMR) and report to the ODJFS any difficulties in interpreting or reconciling information received. Membership reconciliation questions must be identified and reported to the ODJFS prior to the first of the month to assure that no member is left without coverage. The MCP shall reconcile membership with premium payments reported on the monthly remittance advice (RA).

The MCP shall work directly with the ODJFS, or other ODJFS-identified entity, to resolve any difficulties in interpreting or reconciling premium information. Premium reconciliation questions must be identified within thirty (30) days of receipt of the RA.

c. Monthly Premiums: The MCP must be able to receive monthly premiums in a method specified by ODJFS. (ODJFS monthly prospective premium issue dates are provided in advance to the MCPs.) Various retroactive premium payments and recovery of premiums paid (e.g., retroactive terminations of membership, deferments, etc.,) may occur via any ODJFS weekly remittance.

d. Hospital Deferment Requests: When the MCP learns of a new member's hospitalization that is eligible for deferment prior to that member's discharge, the MCP shall notify the hospital and treating providers of the potential that the MCP may not be the payer. The MCP shall work with hospitals, providers and ODJFS to assure that discharge planning assures continuity of care and accurate payment. Notwithstanding the MCP's right to request a hospital deferment up to six (6) months following the member's effective date, when the MCP learns of a

Appendix C

deferment-eligible hospitalization, the MCP shall make every effort to notify ODJFS and request the deferment as soon as possible. When the MCP is notified by ODJFS of a potential hospital deferment, the MCP must make every effort to respond to ODJFS within ten (10) business days of the receipt of the deferment information.

e. Just Cause Requests: The MCP shall follow procedures as specified by ODJFS in assisting the ODJFS in resolving member requests for member-initiated requests affecting membership.

f. Eligible Individuals: If an eligible individual contacts the MCP, the MCP must provide any MCP-specific managed care program information requested. The MCP must not attempt to assess the eligible individual's health care needs. However, if the eligible individual inquires about continuing/transitioning health care services, MCPs shall provide an assurance that all MCPs must cover all medically necessary Medicaid-covered health care services and assist members with transitioning their health care services.

g. Pending Member: If a pending member (i.e., an eligible individual subsequent to plan selection but prior to their membership effective date) contacts the selected MCP, the MCP must provide any membership information requested, including but not limited to, assistance in determining whether the current medications require prior authorization. The MCP must also ensure that any care coordination (e.g., PCP selection, transition of services) information provided by the pending member is logged in the MCP's system and forwarded to the appropriate MCP staff for processing as required. MCPs may confirm any information provided on the CCR at this time. Such communication does not constitute confirmation of membership. MCPs are prohibited from initiating contact with a pending member.

h. Transition of Fee-For-Service Members: Providing care coordination, access to preventive and specialized care, case management, member services, and education with minimal disruption to members' established relationships with providers and existing care treatment plans is critical for members transitioning from Medicaid fee-for-service to managed care. MCPs must:

i. Develop a transition plan that outlines how the MCP will effectively address the unique care coordination issues for members in their first three months of MCP membership that includes at a minimum:

Appendix C

ii. An effective outreach process to identify each new member's existing and/or potential health care needs that results in a new member profile that includes, but is not limited to identification of:

a. Health care needs, including those services received through state sub-recipient agencies [e.g., the Ohio Department of Mental Health (ODMH), the Ohio Department of Mental Retardation and Developmental Disabilities (ODMR/DD), and the Ohio Department of Alcohol and Drug Addiction Services (ODADAS);

b. Existing sources of care (i.e., primary physicians, specialists, case manager(s), ancillary and other care givers); and

c. Current care therapies for all aspects of health care services, including scheduled health care appointments, planned and/or approved surgeries (inpatient or outpatient), ancillary or medical therapies, prescribed drugs, approved home health care, scheduled lab/radiology tests, necessary/approved durable medical equipment, supplies and needed/approved transportation arrangements.

iii. Strategies for how each new member will obtain care therapies from appropriate sources of care as an MCP member including reported scheduled health services as described in Section 28.i.(ii-iv) of this Appendix.

iv. Allow their new members that are transitioning from Medicaid fee-for-service to receive services from out-of-panel providers if the members contact the MCP to discuss the scheduled health services in advance of the service date and one of the following applies:

a. The member has appointments within the initial three months of the MCP membership with a primary physician or specialty physicians that were scheduled prior to the effective date of the MCP membership;

b. The member has been approved to receive an organ, bone marrow, or hematapoietic stem cell transplant pursuant to OAC rule 5101:3-2-07.1;

Appendix C

c. The member is in her third trimester of pregnancy and has an established relationship with an obstetrician and/or delivery hospital;

d. The member has been scheduled for an inpatient/outpatient surgery and has been prior-approved and/or precertified pursuant to OAC rule 5101:3-2-40 (surgical procedures would also include follow-up care as appropriate);

e. The member is receiving ongoing chemotherapy or radiation treatment;

f. The member has been released from the hospital within the last thirty (30) days and is following a treatment plan;

   g. The member has been pre-certified to receive durable medical equipment (DME) which has not yet been received.

v. Reimburse out-of-panel providers that agree to provide the transition services identified in section 28.i.section ii at 100% of the current Medicaid fee-for-service provider rate for the service(s).

vi. Document the provision of transition services as follows:

a. As expeditiously as the situation warrants, contact the provider's offices via telephone to confirm that the service(s) meets the above criteria.

b. For services that meet the above criteria, inform the provider that the MCP is sending a form for signature to document that they accept/do not accept the terms for the provision of the services and copy the member on the form.

c. If the provider agrees to the terms, notify the member and provider of the MCP's authorization and ensure that the MCP's claims processing system will not deny the claim payment because the provider is out-of-panel. MCPs must include their non-contracting provider materials as outlined in Appendix G.4.e with the provider notice.

d. If the provider does not agree to the terms, notify the member and assist the member with locating a provider as expeditiously as the member's condition warrants.

Appendix C

e. Use the ODJFS-specified model language for the provider and member notices.

f. Maintain documentation of all member and/or provider contacts relating to such out-of-panel services, including but not limited to telephone calls and letters.

vii. Not require prior-authorization of any prescription drug that does not require prior authorization by Medicaid fee-for-service for the initial three months of a member's MCP membership. Additionally, all atypical anti-psychotic drugs must be exempted from prior authorization requirements for all MCP ABD members through December 2007, after which time ODJFS will re-evaluate the continuation of this pharmacy utilization strategy.

30. Health Information System Requirements
The ability to develop and maintain information management systems capacity is crucial to successful plan performance. ODJFS therefore requires MCPs to demonstrate their ongoing capacity in this area by meeting several related specifications.

a. Health Information System

i. As required by 42 CFR 438.242(a), each MCP must maintain a health information system that collects, analyzes, integrates, and reports data. The system must provide information on areas including, but not limited to, utilization, grievances and appeals, and MCP membership terminations for other than loss of Medicaid eligibility.

ii. As required by 42 CFR 438.242(b)(l), each MCP must collect data on member and provider characteristics and on services furnished to its members.

iii. As required by 42 CFR 438.242(b)(2), each MCP must ensure that data received from providers is accurate and complete by verifying the accuracy and timeliness of reported data; screening the data for completeness, logic, and consistency; and collecting service information in standardized formats to the extent feasible and appropriate.

iv. As required by 42 CFR 438.242(b)(3), each MCP must make all collected data available upon request by ODJFS or the Center for Medicare and Medicaid Services (CMS).

Appendix C Page 15

v. Acceptance testing of any data that is electronically submitted to ODJFS is required:
a. Before an MCP may submit production files
b. Whenever an MCP changes the method or preparer of the electronic media; and/or
c. When the ODJFS determines an MCP's data submissions have an unacceptably high error rate.

MCPs that change or modify information systems that are involved in producing any type of electronically submitted files, either internally or by changing vendors, are required to submit to ODJFS for review and approval a transition plan including the submission of test files in the ODJFS-specified formats. Once an acceptable test file is submitted to ODJFS, as determined solely by ODJFS, the MCP can return to submitting production files. ODJFS will inform MCPs in writing when a test file is acceptable. Once an MCP's new or modified information system is operational, that MCP will have up to ninety (90) days to submit an acceptable test file and an acceptable production file.

Submission of test files can start before the new or modified information system \s in production. ODJFS reserves the right to verify any MCP's capability to report elements in the minimum data set prior to executing the provider agreement for the next contract period. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Provider Agreement.

b.	Electronic Data Interchange and Claims Adjudication Requirements

Claims Adjudication

The MCP must have the capacity to electronically accept and adjudicate all claims to final status (payment or denial). Information on claims submission procedures must be provided to non-contracting providers within thirty (30) days of a request. MCPs must inform providers of its ability to electronically process and adjudicate claims and the process for submission. Such information must be initiated by the MCP and not only in response to provider requests.

The MCP must notify providers who have submitted claims of claims status [paid, denied, pended (suspended)] within one month of receipt. Such notification may be in the form of a claim payment/remittance advice produced on a routine monthly, or more frequent, basis.

Appendix C

Electronic Data Interchange
The MCP shall comply with all applicable provisions of HIPAA including electronic data interchange (EDI) standards for code sets and the following electronic transactions:
Health care claims;
Health care claim status request and response;
Health care payment and remittance status; and Standard code sets.

Each EDI transaction processed by the MCP shall be implemented in conformance with the appropriate version of the transaction implementation guide, as specified by applicable federal rule or regulation.

The MCP must have the capacity to accept the following transactions from the Ohio Department of Job and Family services consistent with EDI processing specifications in the transaction implementation guides and in conformance with the 820 and 834 Transaction Companion Guides issued by ODJFS:

ASC XI 2 820 - Payroll Deducted and Other Group Premium Payment for Insurance Products; and

ASC XI 2 834 - Benefit Enrollment and Maintenance.

The MCP shall comply with the HIPAA mandated EDI transaction standards and code sets no later than the required compliance dates as set forth in the federal regulations.

Documentation of Compliance with Mandated EDI Standards The capacity of the MCP and/or applicable trading partners and business associates to electronically conduct claims processing and related transactions in compliance with standards and effective dates mandated by HIPAA must be demonstrated, to the satisfaction of ODJFS, as outlined below.

Verification of Compliance with HIPAA (Health Insurance Portability and Accountability Act of 1995)

MCPs shall submit written verification to ODJFS for transaction standards and code sets specified in 45 CFR Part 162 - Health Insurance Reform: Standards for

Appendix C

Electronic Transactions (HIPAA regulations), that the MCP has established the capability of sending and receiving applicable transactions in compliance with the HIPAA regulations. The written verification shall specify the date that the MCP has: 1) achieved capability for sending and/or receiving the following transactions, 2) entered into the appropriate trading partner agreements, and 3) implemented standard code sets. If the MCP has obtained third-party certification of HIPAA compliance for any of the items listed below, that certification may be submitted in lieu of the MCP's written verification for the applicable item(s).

i. Trading Partner Agreements
ii. Code Sets
iii. Transactions
a. Health Care Claims or Equivalent Encounter Information (ASC X12N 837 & NCPDP 5.1)
b. Eligibility for a Health Plan (ASC X12N 270/271)
c. Referral Certification and Authorization (ASC X12N 278)
d. Health Care Claim Status (ASC X12N 276/277)
e. Enrollment and Disenrollment in a Health Plan (ASC X12N 834)
f. Health Care Payment and Remittance Advice (ASC XI 2N 835)
g. Health Plan Premium Payments (ASC X12N 820)
h. Coordination of Benefits

Trading Partner Agreement with ODJFS
MCPs must complete and submit an EDI trading partner agreement in a format specified by the ODJFS. Submission of the copy of the trading partner agreement prior to entering into this Agreement may be waived at the discretion of ODJFS;
if submission prior to entering into the Agreement is waived, the trading partner agreement must be submitted at a subsequent date determined by ODJFS.

Noncompliance with the EDI and claims adjudication requirements will result in the imposition of penalties, as outlined in Appendix N, Compliance Assessment System, of the Provider Agreement.

c. Encounter Data Submission Requirements

General Requirements
Each MCP must collect data on services furnished to members through an encounter data system and must report encounter data to the ODJFS. MCPs are required to submit this data electronically to ODJFS on a monthly basis in the following standard formats:

Appendix C

• Institutional Claims - UB92 flat file

• Noninstitutional Claims - National standard format

• Prescription Drug Claims - NCPDP

ODJFS relies heavily on encounter data for monitoring MCP performance. The ODJFS uses encounter data to measure clinical performance, conduct access and utilization reviews, reimburse MCPs for newborn deliveries and aid in setting MCP capitation rates. For these reasons, it is important that encounter data is timely, accurate, and complete. Data quality, performance measures and standards are described in the Agreement.

An encounter represents all of the services, including medical supplies and medications, provided to a member of the MCP by a particular provider, regardless of the payment arrangement between the MCP and the provider. (For example, if a member had an emergency department visit and was examined by a physician, this would constitute two encounters, one related to the hospital provider and one related to the physician provider. However, for the purposes of calculating a utilization measure, this would be counted as a single emergency department visit. If a member visits their PCP and the PCP examines the member and has laboratory procedures done within the office, then this is one encounter between the member and their PCP.)

If the PCP sends the member to a lab to have procedures performed, then this is two encounters; one with the PCP and another with the lab. For pharmacy encounters, each prescription filled is a separate encounter.

Encounters include services paid for retrospectively, through fee-for-service payment arrangements, and prospectively. through capitated arrangements. Only encounters with services (line items) that are paid by the MCP, fully or in part, and for which no further payment is anticipated, are acceptable encounter data submissions.

All other services that are unpaid or paid in part and for which the MCP anticipates further payment (e.g., unpaid services rendered during a delivery of a newborn) may not be submitted to ODJFS until they are paid. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Agreement.

Acceptance Testing
The MCP must have the capability to report all elements in the Minimum Data Set as set forth in the ODJFS Encounter Data Specifications and must submit a test file in the ODJFS-specified medium in the required formats prior to contracting or prior to an information systems replacement or update.

Acceptance testing of encounter data is required as specified in Section 29(a)(v) of this Appendix.

Appendix C

Encounter Data File Submission Procedures
A certification letter must accompany the submission of an encounter data file in the ODJFS-specified medium. The certification letter must be signed by the MCP's Chief Executive Officer (CEO), Chief Financial Officer (CFO), or an individual who has delegated authority to sign for, and who reports directly to, the MCP's CEO or CFO.

No more than two production files in the ODJFS-specified medium per format (e.g., NSF) should be submitted each month. If it is necessary for an MCP to submit more than two production files in the ODJFS-specified medium for a particular format in a month, they must request and receive permission to do so from their designated Contract Administrator.

Timing of Encounter Data Submissions
ODJFS recommends that MCPs submit encounters no more than thirty-five (35) days after the end of the month in which they were paid. (For example, claims paid in January are due March 5.) ODJFS recommends that MCPs submit files in the ODJFS-specified medium by the 5th of each month. This will help to ensure that the encounters are included in the ODJFS master file in the same month in which they were submitted.

d. Information Systems Review

Every two (2) years, and before ODJFS enters into a provider agreement with a new MCP, ODJFS or designee may review the information system capabilities of each MCP. Each MCP must participate in the review, except as specified below. The review will assess the extent to which MCPs are capable of maintaining a health information system including producing valid encounter data, performance measures, and other data necessary to support quality assessment and improvement, as well as managing the care delivered to its members.

The following activities, at a minimum, will be carried out during the review. ODJFS or its designee will:

i. Review the Information Systems Capabilities Assessment (ISCA) forms, as developed by CMS; which the MCP will be required to complete.

ii. Review the completed ISCA and accompanying documents;

Appendix C

iii. Conduct interviews with MCP staff responsible for completing the ISCA, as well as staff responsible for aspects of the MCP's information systems function;

iv. Analyze the information obtained through the ISCA, conduct follow-up interviews with MCP staff, and write a statement of findings about the MCP's information system.

v. Assess the ability of the MCP to link data from multiple sources;

vi. Examine MCP processes for data transfers;

vii. If an MCP has a data warehouse, evaluate its structure and reporting capabilities;

viii. Review MCP processes, documentation, and data files to ensure that they comply with state specifications for encounter data submissions; and

ix. Assess the claims adjudication process and capabilities of the MCP.

As noted above, the information system review may be performed every two years. However, if ODJFS or its designee identifies significant information system problems, then ODJFS or its designee may conduct, and the MCP must participate in, a review the following year, or in such a timeframe as ODJFS, in their sole discretion, deems appropriate to ensure accuracy and efficiency of the MCP health information system.

If an MCP had an assessment performed of its information system through a private sector accreditation body or other independent entity within the two years preceding the time when ODJFS or its designee will be conducting its review, and has not made significant changes to its information system since that time, and the information gathered is the same as or consistent with the ODJFS or its designee's proposed review, as determined by the ODJFS, then the MCP will not required to undergo the IS review. The MCP must provide ODJFS or its designee with a copy of the review that was performed so that ODJFS can determine whether or not the MCP will be required to participate in the IS review. MCPs who are determined to be exempt from the IS review must participate in subsequent information system reviews, as determined by ODJFS.

Appendix C

31. If the MCP will be using the Internet functions that will allow approved users to access member information (e.g., eligibility verification), the MCP must receive prior written approval from ODJFS that verifies that the proper safeguards, firewalls, etc., are in place to protect member data.

32. MCPs must receive prior written approval from ODJFS before adding any information to their website that would require ODJFS prior approval in hard copy form (e.g., provider listings, member handbook information).

33. Pursuant to 42 CFR 438.106(b), the MCP acknowledges that it is prohibited from holding a member liable for services provided to the member in the event that the ODJFS fails to make payment to the MCP.

34. In the event of an insolvency of an MCP, the MCP, as directed by ODJFS, must cover the continued provision of services to members until the end of the month in which insolvency has occurred, as well as the continued provision of inpatient services until the date of discharge for a member who is institutionalized when insolvency occurs.

35. Franchise Fee Assessment Requirements

a. Each MCP is required to pay a franchise permit fee to ODJFS for each calendar quarter as required by ORC Section 5111.176. The current fee to be paid is an amount equal to 4'/2 percent of the managed care premiums, minus Medicare premiums that the MCP received from any payer in the quarter to which the fee applies. Any premiums the MCP returned or refunded to members or premium payers during that quarter are excluded from the fee.

b. The franchise fee is due to ODJFS in the ODJFS-specified format on or before the 30th day following the end of the calendar quarter to which the fee applies.

c. At the time the fee is submitted, the MCP must also submit to ODJFS a completed form and any supporting documentation pursuant to ODJFS specifications.

d. Penalties for noncompliance with this requirement are specified in Appendix N, Compliance Assessment System of the Provider Agreement and in ORC Section 5111.176.

36. Information Required for MCP Websites

a. On-line Provider Directory - MCPs must have an internet-based provider directory available in the same format as their ODJFS-approved provider directory, that allows members to electronically search for the MCP panel

Appendix C

providers based on name, provider type, geographic proximity, and population (as specified in Appendix H). MCP provider directories must include all MCP-contracted providers [except as specified by ODJFS] as well as certain ODJFS non-contracted providers.

b. On-line Member Website - MCPs must have a secure internet-based website which is regularly updated to include the most current ODJFS approved materials. The website at a minimum must include: (1) a list of the counties that are covered in their service area; (2) the ODJFS-approved MCP member handbook, recent newsletters/announcements, MCP contact information including member services hours and closures; (3) the MCP provider directory as referenced in section 36(a) of this appendix; (4) the MCP's current preferred drug list (PDL), including an explanation of the list, which drugs require prior authorization (PA), and the PA process; (5) the MCP's current list of drugs covered only with PA, the PA process, and the MCP's policy for covering generic for brand-name drugs; and (6) the ability for members to submit questions/comments/grievances/appeals/etc. and receive a response (members must be given the option of a return e-mail or phone call). Responses regarding questions or comments are expected within one working day of receipt, whereas responses regarding grievances and appeals must be within the timeframes specified in OAC rule 5101:3-26-08.4. MCPs must ensure that all member materials designated specifically for CFC and/or ABD consumers (i.e. the MCP member handbook) are clearly labeled as such. The MCP's member website cannot be used as the only means to notify members of new and/or revised MCP information (e.g., change in holiday closures, change in additional benefits, revisions to approved member materials etc.). ODJFS may require MCPs to include additional information on the member website, as needed.

c. On-line Provider Website - MCPs must have a secure internet-based website for providers where they will be able to confirm a consumer's MCP enrollment and through this website (or through e-mail process) allow providers to electronically submit and receive responses to prior authorization requests. This website must also include: (1) a list of the counties that are covered in their service area; (2) the MCP's provider manual;(3) MCP contact information; (4) a link to the MCP's on-line provider directory as referenced in section 36(a) of this appendix; (5) the MCP's current PDL list, including an explanation of the list, which drugs require PA, and the PA process; and (6) the MCP's current list of drugs covered only with PA, the PA process, and the MCP's policy for covering generic for brand-name drugs. MCPs must ensure that all provider materials designated specifically for CFC and/or ABD consumers (i.e. The MCP's provider manual) are clearly labeled as such. ODJFS may require MCPs to include additional information on the provider website, as needed.

Appendix C

37. MCPs must provide members with a printed version of their PDL and PA lists, upon request.

38. MCPs must not use, or propose to use , any offshore programming or call center services in fulfilling the program requirements.

39. PCP Feedback - The MCP must have the administrative capacity to offer feedback to individual providers on their: 1) adherence to evidence-based practice guidelines; and 2) positive and negative care variances from standard clinical pathways that may impact outcomes or costs. In addition, the feedback information may be used by the MCP for activities such as physician performance improvement projects that include incentive programs or the development of quality improvement programs.

APPENDIX D

ODJFS RESPONSIBILITIES ABD ELIGIBLE POPULATION

The following are ODJFS responsibilities or clarifications that are not otherwise specifically stated in OAC Chapter 5101: 3-26 or elsewhere in the ODJFS-MCP provider agreement.

General Provisions

1. ODJFS will provide MCPs with an opportunity to review and comment on the rate-setting time line and proposed rates, and proposed changes to the OAC program rules or the provider agreement.

2. ODJFS will notify MCPs of managed care program policy and procedural changes and, whenever possible, offer sufficient time for comment and implementation.

3. ODJFS will provide regular opportunities for MCPs to receive program updates and discuss program issues with ODJFS staff.

4. ODJFS will provide technical assistance sessions where MCP attendance and participation is required. ODJFS will also provide optional technical assistance sessions to MCPs, individually or as a group.

5. ODJFS will provide MCPs with an annual MCP Calendar of Submissions outlining major submissions and due dates.

6. ODJFS will identify contact staff, including the Contract Administrator, selected for each MCP.

7. ODJFS will recalculate the minimum provider panel specifications if ODJFS determines that significant changes have occurred in the availability of specific provider types and the number and composition of the eligible population.

8. ODJFS will recalculate the geographic accessibility standards, using the geographic information systems (GIS) software, if ODJFS determines that significant changes have occurred in the availability of specific provider types and the number and composition ofthe eligible population and/or the ODJFS provider panel specifications.

9. On a monthly basis, ODJFS will provide MCPs with an electronic file containing their MCP's provider panel as reflected in the ODJFS Provider Verification System (PVS) database.

10. On a monthly basis, ODJFS will provide MCPs with an electronic Master Provider File containing all the Ohio Medicaid fee-for-service providers, which includes their Medicaid Provider Number, as well as all providers who have been assigned a provider reporting number for current encounter data purposes.

Appendix D

11. It is the intent of ODJFS to utilize electronic commerce for many processes and procedures that are now limited by HIPAA privacy concerns to FAX, telephone, or hard copy. The use ofTLS will mean that private health information (PHI) and the identification of consumers as Medicaid recipients can be shared between ODJFS and the contracting MCPs via e-mail such as reports, copies of letters, forms, hospital claims, discharge records, general discussions of member-specific information, etc. ODJFS may revise data/information exchange policies and procedures for many functions that are now restricted to FAX, telephone, and hard copy, including, but not limited to, monthly membership and premium payment reconciliation requests, newborn reporting, Just Cause disenrollment requests, information requests etc. (as specified in Appendix C).

12. ODJFS will immediately report to Center for Medicare and Medicaid Services (CMS) any breach in privacy or security that compromises protected health information (PHI), when reported by the MCP or ODJFS staff.

13. Service Area Designation
Membership in a service area is mandatory unless ODJFS approves membership in the service area for consumer initiated selections only. It is ODJFS' current intention to implement a mandatory managed care program in service areas wherever choice and capacity allow and the criteria in 42 CFR 438.50(a) are met.

14. Consumer information

a. ODJFS, or its delegated entity, will provide membership notices, informational materials, and instructional materials relating to members and eligible individuals in a manner and format that may be easily understood. At least annually, ODJFS will provide MCP eligible individuals, including current MCP members, with a Consumer Guide. The Consumer Guide will describe the managed care program and include information on the MCP options in the service area and other information regarding the managed care program as specified in 42 CFR 438.10.

b. ODJFS will notify members or ask MCPs to notify members about significant changes affecting contractual requirements, member services or access to providers.

c. If an MCP elects not to provide, reimburse, or cover a counseling service or referral service due to an objection to the service on moral or religious grounds, ODJFS will provide coverage and reimbursement for these services for the MCP's members. ODJFS will provide information on what services the MCP will not cover and how and where the MCP's members may obtain these services in the applicable Consumer Guides.

Appendix D

15. Membership Selection and Premium Payment

a. The Selection Services Entity (SSE) also known as Selection Services Contractor (SSC): The ODJFS-contracted SSC will provide unbiased education, selection services, and community outreach for the Medicaid managed care program. The SSC shall operate a statewide toll-free telephone center to assist eligible individuals in selecting an MCP or choosing a health care delivery option.

The SSC shall distribute the most current Consumer Guide that includes the managed care program information as specified in 42 CFR 438.10, as well as ODJFS prior-approved MCP materials, such as solicitation brochures and provider directories, to consumers who request additional materials.

b. Auto-Assignment Limitations - In order to promote market and program stability, ODJFS may limit an MCP's auto-assignments if they meet any of the following enrollment thresholds:

• 40% of statewide Aged, Blind, or Disabled (ABD) managed care eligibles; and/or
• 60% of the ABD managed care eligibles in any region with two MCPs; and/or
• 40% of the ABD managed care eligibles in any region with three MCPs.

Once an MCP meets one of these enrollment thresholds, the MCP will only be permitted to receive the additional new membership (in the region or statewide, as applicable) through: (1) consumer-initiated enrollment; and (2) auto-assignments which are based on previous enrollment in that MCP or an historical provider relationship with a provider who is not on the panel of any other MCP in that region. In the event that an MCP in a region meets one or more of these enrollment thresholds, ODJFS, may not impose the auto-assignment limitation and auto-assign members to the MCPs in that region as ODJFS deems appropriate.

c. Consumer Contact Record (CCR): ODJFS or their designated entity shall forward CCRs to MCPs on no less than a weekly basis. The CCRs are a record of each consumer-initiated MCP enrollment, change, or termination, and each SSC-initiated MCP assignment processed through the SSC. The CCR contains information that is not included on the monthly member roster.

d. Monthly member roster (MR): ODJFS verifies managed care plan enrollment on a monthly basis via the monthly membership roster. ODJFS or its designated entity provides a full member roster (F) and a change roster (C) via HIPAA 834 compliant transactions.

Appendix D

e. Monthly Premiums: ODJFS will remit payment to the MCPs via an electronic funds transfer (EFT), or at the discretion of ODJFS, by paper warrant.

f. Remittance Advice: ODJFS will confirm all premium payments paid to the MCP during the month via a monthly remittance advice (RA), which is sent to the MCP the week following state cut-off. ODJFS or its designated entity provides a record of each payment via HIPAA 820 compliant transactions.

g. MCP Reconciliation Assistance: ODJFS will work with an MCP-designated contact(s) to resolve the MCP's member and newborn eligibility inquiries, and premium inquiries/discrepancies and to review/approve hospital deferment requests.

16. ODJFS will make available a website which includes current program information.

17. ODJFS will regularly provide information to MCPs regarding different aspects of MCP performance including, but not limited to, information on MCP-specific and statewide external quality review organization surveys, focused clinical quality of care studies, consumer satisfaction surveys and provider profiles.

18. ODJFS will periodically review a random sample of online and printed directories to assess whether MCP information is both accessible and updated.

19. Communications

a. ODJFS/BMHC: The Bureau of Managed Health Care (BMHC) is responsible for the oversight of the MCPs' provider agreements with ODJFS. Within the BMHC, a specific Contract Administrator (CA) has been assigned to each MCP. Unless expressly directed otherwise, MCPs shall first contact their designated CA for questions/assistance related to Medicaid and/or the MCP's program requirements /responsibilities. If their CA is not available and the MCP needs immediate assistance, MCP staff should request to speak to a supervisor within the Contract Administration Section. MCPs should take all necessary and appropriate steps to ensure all MCP staff are aware of, and follow, this communication process.

b. ODJFS contracting entities: ODJFS-contracting entities should never be contacted by the MCPs unless the MCPs have been specifically instructed by ODJFS to contact the ODJFS contracting entity directly.

c. MCP delegated entities: In that MCPs are ultimately responsible for meeting program requirements, the BMHC will not discuss MCP issues

Appendix D

with the MCPs' delegated entities unless the applicable MCP is also participating in the discussion. MCP delegated entities, with the applicable MCP participating, should only communicate with the specific CA assigned to that MCP.

MERCER
Government Human Services Consulting

November 17, 2006

Mr. Jon Barley
Bureau of Managed Health Care
Ohio Department of Job and Family Services
255 East Main Street, 2nd Floor

Columbus, OH 43215-5222

Subject:
ABD Rate-Setting Methodology & Capitation Rate Certification for the 2007 Contract Period

Dear Jon:

The Ohio Department of Job and Family Services (State) contracted with Mercer Government Human Services Consulting (Mercer) to develop actuarially sound regional capitation rates for the Aged, Blind or Disabled (ABD) managed care population. During calendar year (CY) 2007, the State will roll out statewide ABD mandatory managed care on a regional basis. It is anticipated that managed care will be implemented in all eight regions by May 2007. The specific contract period and effective dates vary by region. A summary of the regional rates for each region is included in Appendix E. This summary will be updated each time the contract period for a new region is determined.

This methodology letter outlines the rate-setting process, provides information on the data adjustments and provides a final rate summary. The key components in the rate-setting process are:

• Base data development,

• Managed care rate development, and

• Centers for Medicare and Medicaid Services (CMS) documentation requirements.

Each of these components is described further throughout the document and is depicted in the flowchart included as Appendix A.

MERCER
Government Human Services Consulting

November 17, 2006
Mr. Jon Barley
Bureau of Managed Health Care

Managed Care Eligible Population

The following ABD individuals are not eligible to enroll in the managed care program.

• Children under twenty-one years of age,

• Individuals who are dually eligible under both the Medicaid and Medicare programs,

• Institutionalized individuals,

• Individuals eligible for Medicaid by spending down their income or resources to a level that meets the Medicaid program's financial eligibility requirements, or

• Individuals receiving Medicaid services through a Medicaid Waiver.

In addition, for managed care eligible individuals who enter a nursing facility, managed care plans (MCPs) are responsible for nursing facility payment and payment for all covered services until the last day of the second calendar month following the nursing facility admission.

Base Data Development

Data Sources
Since ABD managed care has not yet been implemented in Ohio, FFS data was the only available data source for rate-setting. Mercer used FFS claims and eligibility data from State Fiscal Year (SFY) 2003 and from SFY 2004 as the basis for rate development. Once mandatory managed care is implemented and the program becomes stable, Mercer will incorporate plan-reported managed care data, including encounter and cost report data. Other sources of information used, as necessary, included State enrollment projections. State financial reports, projected managed care penetration rates and other ad hoc sources.

Validation Process
Mercer's validation process included reviewing SFY 2003 and SFY 2004 dollars, utilization and member months. Mercer also performed additional reasonability checks to ensure the base data was accurate and complete.

FFS Data
FFS experience from the base time period of SFY 2003 and SFY 2004 was used as a direct data source for rate-setting. Adjustments were applied to the FFS data to reflect the actuarially equivalent claims experience for the population that will be enrolled in the managed care

MERCER
Government Human Services Consulting

November 17, 2006
Mr. Jon Barley
Bureau of Managed Health Care

program. Mercer excluded claims and eligibility data for the ineligible populations outlined on the previous page. The State Medicaid Management Information System (MMIS) includes data for FFS paid claims, which may be net or gross of certain factors (e.g., gross adjustments or third party liability (TPL)). As a result of these conditions, it was necessary to make adjustments to the FFS base data as documented in Appendix C and outlined in Appendix A.

Managed Care Rate Development

This section explains how Mercer developed the final capitation rates for each of the eight managed care regions, as defined in Appendix B. After the FFS base data was developed and the two years were blended, Mercer applied trend, program changes and managed care adjustments to project the program cost into the contract year. Next, the MCP administrative component was applied. Appendix A outlines the managed care rate development process. Appendix D provides more detail behind each of the following adjustments.

Blending Multiple Years of Data
Prior to blending the two years of FFS data, the base time period experience was trended to a common time period ofSFY 2004. Mercer applied greater credibility to the most recent year of data to reflect the expectation that the most recent year may be more reflective of future experience and to reflect that fewer adjustments are needed to bring the data to the effective contract period.

Managed Care Assumptions for the FFS Data Source
In developing managed care savings assumptions. Mercer applied generally accepted actuarial principles that reflect the impact of MCP programs on FFS experience. Mercer reviewed Ohio's historical FFS experience and other state Medicaid managed care experience to develop managed care savings assumptions. These assumptions have been applied to the FFS data to derive managed care cost levels. The assumptions are consistent with an economic and efficiently operated Medicaid managed care plan. The managed care savings assumptions vary by region and Category of Service (COS). Specific adjustments were made in this step to reflect the differences between pharmacy contracting for the State and contracting obtained by the MCPs. Mercer reviewed information related to discount rates, dispensing fees, and rebates to make these adjustments. The rates are reflective of MCP contracting for these services. In addition, Mercer considered the impact of two pharmacy management restrictions on the MCPs when determining pharmacy managed care assumptions. These restrictions include the prohibition to prior

MERCER
Government Human Services Consulting

November 17, 2006
Mr. Jon Barley

Bureau of Managed Health Care

authorize any prescriptions during the first ninety days of managed care implementation and the restriction on prior authorization of any atypical antipsychotics (as defined by the State).

Prospective Policy Changes
CMS also requires that the rate-setting methodology incorporates the impact of any programmatic changes that have taken place, or are anticipated to take place, between the base period (SFY 2004) and the 2007 contract period.

The State staff provided Mercer with a detailed list of program changes that may have a material impact on the cost, utilization, or demographic structure of the program prior to, or within, the contract period and whose impact was not included within the base period data. Final programmatic changes approved for SFY 2006 and SFY 2007 are reflected in the rates, as appropriate. Please refer to Appendix D for more information on these programmatic changes.

Clinical Measures/Incentives
As the ABD managed care program matures, the State will require MCPs to meet minimum performance standards for a defined set of clinical measures. The State expects the first full calendar year of the program will be used as a baseline year to determine performance standards and targets. Since the MCPs will not be at risk for this period, the rates have not been adjusted to account for improvement in performance on the clinical measures.

Caseload
Historically, the State has experienced significant changes in its Medicaid caseload. These shifts in caseload have affected the demographics of the remaining Medicaid population. Mercer evaluated these caseload variations to determine if an adjustment was necessary to account for demographic changes. Based on the data provided by the State, Mercer determined no adjustments were necessary.

Selection Issue
Mercer made an adjustment for voluntary selection, which accounts for the fact that costs associated with individuals who participate in managed care are generally lower than the remaining FFS population. Therefore, the voluntary selection adjustment adjusts for the risk of only those members participating in managed care. This adjustment is a reduction to paid claims and utilization. Appendix D provides more detail around the voluntary selection adjustment.

MERCER
Government Human Services Consulting

November 17, 2006
Mr. Jon Barley
Bureau of Managed Health Care

Non-State Plan Services

According to the CMS Final Medicaid Managed Care Rule that was implemented
August 13, 2003, non-state plan services may not be included in the base data for rate setting.
The FFS data does not include costs for non-state plan services. Therefore, no adjustment was necessary.

Prospective Trend Development
Trend is an estimate of the change in the overall cost of providing a specific benefit service over a finite period of time. A trend factor is necessary to estimate the expenses of providing health care services in some future year, based on expenses incurred in prior years. Trend was applied by COS to the blended costs for SFY 2004 to project the data forward to the 2007 contract period.

Mercer integrated the FFS trend analysis with a broader analysis of other trend resources. These resources included health care economic factors (e.g., Consumer Price Index (CP1) and Data Resource, Inc. (DRI)), trends in neighboring states, the State FFS trend expectations and any Ohio market changes. Moreover, the trend component was comprised of both unit cost and utilization components.

Mercer discussed all trend recommendations with State staff. We reviewed the potential impact of initiatives targeted to slow or otherwise affect the trends in the program. Final trend amounts were determined from the many trend resources and this additional program information. Appendix D provides more information on trend.

Administration/Contingencies
Since ABD managed care has not yet been implemented, other ABD Medicaid program administration/contingencies allowances and the State's expectations were factors that were taken into consideration in determining the final administration/contingencies percentages. Appendix D provides further detail on the allowance.

Risk Adjustment
The FFS data was not categorized by age/sex cohort because the base regional rates will undergo risk adjustment. Risk adjustment takes into account the demographics and diagnoses of the population. The risk adjusted rates (RAR) will be implemented into the ABD managed care program using a generally accepted risk adjustment method to adjust base capitation rates to

MERCER
Government Human Services Consulting

November 17, 2006
Mr. .Ion Barley
Bureau of Managed Health Care

reflect the different health status of the members enrolled in each MCP's program. ODJFS and its actuarial consultant will develop each MCP's risk score to reflect the health status of members enrolled in the contractor's program within a region.

During the initial months of managed care implementation in each region, it is anticipated that ODJFS and its actuaries will calculate regional MCP case mix scores monthly until the enrollment in the region becomes relatively stable. Because enrollment for these months will not be known until after the start of the month, the initial payment will be made assuming the base capitation rates for all MCPs. An adjustment will be made in the subsequent month to reflect the appropriate risk adjustment reimbursement for the prior month. Once regional enrollment has stabilized, it is anticipated that the MCP case mix scores will be updated semi-annually. In the event that the ABD implementation is delayed or a change in methodology is required, the risk assessment schedule may be revised.

Certification of Final Rates

Base capitation rates were developed for the eight managed care regions, and a rate summary is provided in Appendix E. Upon receiving final contract period information for each region, Mercer will update Appendix E accordingly.

Mercer certifies the attached rates were developed in accordance with generally accepted actuarial practices and principles by actuaries meeting the qualification standards of the American Academy of Actuaries for the populations and services covered under the managed care contract. Rates developed by Mercer are actuarial projections of future contingent events. Actual MCP costs will differ from these projections. Mercer has developed these rates on behalf of the State to demonstrate compliance with the CMS requirements under 42 CFR 438.6(c) and to demonstrate that rates are in accordance with applicable law and regulations.

MERCER
Government Human Services Consulting

November 17, 2006
Mr. Jon Barley
Bureau of Managed Health Care

MCPs are advised that the use of these rates may not be appropriate for their particular circumstance and Mercer disclaims any responsibility for the use of these rates by MCPs for any purpose. Mercer recommends any MCP considering contracting with the State should analyze its own projected medical expense, administrative expense, and any other premium needs for comparison to these rates before deciding whether to contract with the State. Use of these rates for purposes beyond that stated may not be appropriate.

Sincerely,

/s/ Wendy Radunz Wendy Radunz, FSA, MAAA	/s/ Angela WasDyke Angela WasDyke, ASA, MAAA

Copy: Chuck Betley, Mitali Ghatak, Tracy Williams - ODJFS Denise Blank, Katie Olecik - Mercer

MERCER
Government Human Services Consulting

Appendix A - 2007 Contract Period ABD Rate-Setting Methodology

[Flow Chart]

MERCER
Government Human Services Consulting

Appendix B - Region Definition

Please refer to the map below, which defines the counties within each of the eight managed care regions.

[Medicaid Managed Care Program Regions for the ABD Population Map]

B-l

MERCER
Government Human Services Consulting

Appendix C - FFS Data Adjustments

This section lists adjustments made to the FFS claims and eligibility information received from the State.

Completion Factors
The claims data was adjusted to account for the value of claims incurred but unpaid on a COS basis. Mercer used claims for SFY 2003 and SPY 2004 that reflect payments through the dates included in the following table.

State Fiscal Year	Paid Through
2003	03/31/04
2004	12/31/04

The value of the claims incurred during each of these years, but unpaid, was estimated using completion factor analysis.

Gross Adjustment File (GAF)
To account for gross debit and credit amounts not reflected in the FFS data, adjustments were applied to the FFS paid claims.

Historical Policy Changes
As part of the rate-setting process, Mercer must account for policy changes that occurred during the base data time period. Changes only reflected in a portion of the data must be applied to the remaining data so that the base data reflects all of the policy changes. All policy changes implemented during SFY 2003 and SFY 2004 were applied to the FFS data.

C-l

MERCER
Government Human Services Consulting

The following table shows the specified policy changes for which Mercer adjusted the SFY 2003 and SFY 2004 data. Mercer calculated the adjustments based on the "History of Policy Changes" document and other information supplied by the State.

Policy Changes	Effective Date	Category of Service Affected
Inpatient Outlier Payment Methodology - Exceptional cost outlier threshold increased from $250,000 to $443,463	8/1/2002	Inpatient
Anesthesia Services -Conversion factor decreased to $8.13	9/1/2002	Specialists
Independently-practicing psychologist services eliminated for adults (s21)	1/1/2004	PCP, Specialists
All chiropractic services eliminated for adults (>21)	1/1/2004	Other
$3.00 Copay on Prior-Authorization Drugs	1/1/2004	Pharmacy

Third Party Liability Recoveries
TPL can be identified with two components: ''cost-avoidance'' and "pay and chase" type actions. "Cost-avoidance" occurs when the State initially denies paying a claim because another payer is the primary payer. The State may then pay a residual portion of the charged amount. Only the residual portion of the claim will be included in the FFS data. The portion of the claim paid by another payer has been avoided and not included in reported claim payments. Participating MCPs are expected to pay in a similar fashion and therefore, no adjustment to the FFS data will be required.

In a "pay and chase" scenario, the State pays the claim as though it were the primary payer. Subsequent to payment, the State makes recovery from a third party. The State has indicated the FFS data does not reflect these recoveries. Since MCPs are also expected to take similar recovery actions, the FFS experience was adjusted for "pay and chase" recoveries. Mercer made adjustments to both the paid claims and utilization for all COSs. Since MCPs do not collect tort recoveries, the data excludes tort collections.

Hospital Cost Settlements
The State provided Mercer with SFY 2003 and SFY 2004 interim cost settlements for Diagnosis Related Group (DRG) and DRG-exempt hospitals. The DRG-exempt hospital information

C-2

MERCER
Government Human Services Consulting

included inpatient and outpatient settlements. However, the DRG hospitals only include capital settlements, which were incorporated into the adjustment. An adjustment has been applied to inpatient, outpatient, and emergency room (ER) claims to remove these additional costs.

Fraud and Abuse
The State does pursue recoveries from fraud and abuse cases. The dollars recovered are accounted for outside of the State's MMIS system and are not included in the FFS data. Therefore, Mercer applied adjustments to the FFS claims and utilization data.

Excluded Time Periods
The capitation rates paid to the MCPs reflect the risk of serving the eligible enrollees from the date of health plan enrollment forward. Therefore, the FFS data has been adjusted to reflect only the time periods for which the MCPs are at risk.

Dual Eligibles
Dual eligible persons are not enrolled in managed care and are therefore not included in the managed care rates. Their experience has been excluded from the base FFS data used to develop the rates.

Catastrophic Claims
Since the State does not provide reinsurance to the MCPs. the MCPs are expected to purchase reinsurance on their own. To reflect these costs, all claims, including claims above the reinsurance threshold, were included in the base FFS data. The final rates Mercer calculated reflect the total risk associated with the covered population and are expected to be sufficient to cover the cost of the required stop-loss provision.

DSH Payments

DSH payments are made by the State to providers and are not the responsibility of the MCPs;
therefore, the information for these payments was excluded from the FFS data used to develop the rates. No rate adjustment was necessary.

Spend Down
Persons Medicaid eligible due to spend down are not enrolled in managed care and therefore not included in the managed care rates. The base FFS data is net of recipient spend down. Therefore, no additional adjustment was needed.

Graduate Medical Education (GME)
The State does not make supplemental GME payments for services delivered to individuals covered under the managed care program. Rather, the MCPs negotiate specific rates with the individual teaching hospitals for the daily cost of care. Therefore, the GME payments are included in the capitation rates paid to the MCPs.

C-3

MERCER

Government Human Services Consulting

Appendix D - 2007 Contract Period ABD Rate Development

Credibility By Year

Mercer placed more credibility on the most recent year of FFS data.

FFS Historical and Prospective Trend
Historical FFS trend assumptions were used to trend SFY 2003 FFS data to the base period (SPY 2004). Credibility was then applied to blend together the trended SFY 2003 and the SFY 2004 FFS data. Next, prospective FFS trends were applied to the base period FFS data to trend it to the 2007 contract period.

Prospective Policy Changes
The following items are considered prospective policy changes. These changes were not reflected in the base data, but were implemented prior to or within the contract period. Therefore, Mercer made the rate-setting adjustments for each item in the following table.

Adjustments Affecting Unit Cost

Policy Change	Effective Date	Category of Service Affected
Implementation of $2 copay for trade-name preferred drugs for adults (^21)	1/1/2006	Pharmacy
Implementation of $3 copay for each dental date of service for adults (>21)	1/1/2006	Dental
Implementation of $2 copay for vision exams and $1 copay for dispensing services for adults (^21)	1/1/2006	Other
IP Recalibration	1/1/2006	Inpatient
IP Rate Freeze	1/1/2006	Inpatient

D-l

MERCER

Government Human Services Consulting

Adjustments Affecting Utilization

Policy Change	Effective Date	Category of Service Affected
Reduction in coverage of dental services for adults (S21)	1/1/2006	Dental
Reduction in coverage of enteral products	1/1/2006	DME/ Supplies

Voluntary Selection
The FFS data reflects the risk of the entire ABD Medicaid program. To solely reflect the risk of the managed care program, Mercer modified the FFS data based on the projected managed care penetration levels for the 2007 contract period. This voluntary selection adjustment modifies the FFS data to reflect the risk to the MCPs (i.e., only those individuals who enroll in a health plan).

Administration/Contingencies
For existing managed care plans in Ohio. the MCP administration/contingencies allowance will be 12% of premium prior to the franchise fee. After the initial two twelve month contract periods for new and existing plans, 1% of the pre-franchise fee capitation rate will be put at risk, contingent upon MCPs meeting performance requirements. The administration schedule will be as follows for managed care plans currently existing in Ohio:

	Admin	At-Risk
Plan Year 1 (months 1-12)	12%	0%
Plan Year 2 (months 13-24)	12%	0%
Plan Year 3 (months 25-36)	12%	1%

D-2

MERCER

Government Human Services Consulting

For managed care plans new to Ohio, the administration schedule will be as follows:

	Admin	At-Risk
Plan Year 1 (months 1-12)	13%	0%
Plan Year 2 (months 13-24)	12%	0%
Plan Year 3 (months 25-36)	12%	1%

For plans entering Ohio through the acquisition of another Ohio health plan's membership, the administration schedule will continue as outlined in the chart on the previous page, based on the plan year of the acquired health plan membership. The administration schedule will not revert back to the Plan Year 1 schedule due to the membership acquisition.

In addition, the total capitation rate was adjusted to incorporate the 4.5% MCP franchise fee requirement.

D-3

MERCER
Government Human Services Consulting

Appendix E - 2007 Contract Period ABD Regional Rate Summary

State of Ohio
Final & Confidential

Appendix E 2007 Contact Period ABD Regional Rate Summary

Region	Contract Begin Date	Contract End Date	Final Base Rate
Northeast	January 1,2007	December 31, 2007	$1,088.93

Note: As the contract periods for the remaining regions are finalized, this exhibit will be updated to include the corresponding rates.

E-1

MERCER
 Government Human Services Consulting

Appendix F

PREMIUM RATES WITHOUT THE AT-RISK PAYMENT AMOUNTS
FOR 01/01/07 THROUGH

06/30/07 MCP's premiums will be at-risk starting the 25th month of the ABD Medicaid Managed Care Program participation.

MCP: WellCare of Ohio, Inc.

Service Enrollment Area	Base Rates	At-Risk Amounts
Northeast Region	$1,101.45	$0.00

List of Eligible Assistance Groups (AGs)
Aged, Blind or Disabled:

MA-A Aged
MA-B Blind
MA-D Disabled

Note: An MCP's regional membership for this program must not exceed their Primary Care Physician capacity for that region as verified by the BMHC provider database.

Appendix G

APPENDIX G
COVERAGE AND SERVICES ABD ELIGIBLE POPULATION

1. Basic Benefit Package

Pursuant to OAC rule 5101:3-26-03(A), with limited exclusions (see section G.2 of this appendix), MCPs must ensure that members have access to medically-necessary services covered by the Ohio Medicaid fee-for-service (FFS) program. For information on Medicaid-covered services, MCPs must refer to the ODJFS website. The following is a general list of the benefits pertinent to the ABD population covered by the MCPs:

• Inpatient hospital services

• Outpatient hospital services

• Rural health clinics (RHCs) and Federally qualified health centers (FQHCs)

• Physician services whether furnished in the physician's office, the covered person's home, a hospital, or elsewhere

• Laboratory and x-ray services

• Family planning services and supplies

• Home health services

• Podiatry

• Physical therapy, occupational therapy, and speech therapy

• Nurse-midwife, certified family nurse practitioner, and certified pediatric nurse practitioner services

• Prescription drugs

• Ambulance and ambulette services

• Dental services

• Durable medical equipment and medical supplies

• Vision care services, including eyeglasses

• Nursing facility stays as specified in OAC rule 5101:3-26-03

Appendix G

• Hospice care

• Behavioral health services (see section G.2.b.iii of this appendix). Note:
Independent psychologist services not covered for adults age twenty-one (21) and older.

2. Exclusions. Limitations and Clarifications

a. Exclusions
MCPs are not required to pay for Ohio Medicaid FFS program (Medicaid) non-covered services. For information regarding Medicaid noncovered services, MCPs must refer to the ODJFS website. The following is a general list of the services not covered by the Ohio Medicaid fee-for-service program:

• Services or supplies that are not medically necessary

• Experimental services and procedures, including drugs and equipment, not covered by Medicaid

• Organ transplants that are not covered by Medicaid

• Abortions, except in the case of a reported rape, incest, or when medically necessary to save the life of the mother

• Infertility services for males or females

• Voluntary sterilization if under 21 years of age or legally incapable of consenting to the procedure

• Reversal of voluntary sterilization procedures

• Plastic or cosmetic surgery that is not medically necessary*

• Immunizations for travel outside of the United States

• Services for the treatment of obesity unless medically necessary*

• Custodial or supportive care

• Sex change surgery and related services

• Sexual or marriage counseling

Appendix G

• Court ordered testing

• Acupuncture and biofeedback services

• Services to find cause of death (autopsy)

• Comfort items in the hospital (e.g., TV or phone)

• Paternity testing

MCPs are also not required to pay for non-emergency services or supplies received without members following the directions in their MCP member handbook, unless otherwise directed by ODJFS.

*These services could be deemed medically necessary if medical complications/conditions in addition to the obesity or physical imperfection are present.

b. Limitations & Clarifications

i. Member Cost-Sharing

As specified in OAC rules 5101:3-26-05(D) and 5101:3-26-12, MCPs are permitted to impose the applicable member co-payment amount(s) for dental services, vision services, non-emergency emergency department services, or prescription drugs, other than generic drugs. MCPs must notify ODJFS if they intend to impose a co-payment. ODJFS must approve the notice to be sent to the MCP's members and the timing of when the co-payments will begin to be imposed. If ODJFS determines that an MCP's decision to impose a particular co-payment on their members would constitute a significant change for those members, ODJFS may require the effective date of the co-payment to coincide with the "Annual Opportunity" month.

Notwithstanding the preceding paragraph, MCPs must provide an ODJFS-approved notice to all their members 90 days in advance of the date that the MCP will impose the co-payment. With the exception of member co-payments the MCP has elected to implement in accordance with OAC rules 5101:3-26-05(D) and 5101:3-26-12, the MCP's payment constitutes payment in full for any covered services and their subcontractors must not charge members or ODJFS any additional co-payment, cost sharing, down-payment, or similar charge, refundable or otherwise.

Appendix G

ii. Abortion and Sterilization

The use of federal funds to pay for abortion and sterilization services is prohibited unless the specific criteria found in 42 CFR 441 and OAC rules 5101:3-17-01 and 5101:3-21-01 are met. MCPs must verify that all of the information on the required forms (JFS 03197, 03198, and 03199) is provided and that the service meets the required criteria before any such claim is paid.
Additionally, payment must not be made for associated services such as anesthesia, laboratory tests, or hospital services if the abortion or sterilization itself does not qualify for payment. MCPs are responsible for educating their providers on the requirements;
implementing internal procedures including systems edits to ensure that claims are only paid once the MCP has determined if the applicable forms are completed and the required criteria are met, as confirmed by the appropriate certification/consent forms; and for maintaining documentation to justify any such claim payments.

iii. Behavioral Health Services

Coordination of Services: MCPs must have a process to coordinate benefits of and referrals to the publicly funded community behavioral health system. MCPs must ensure that members have access to all medically-necessary behavioral health services covered by the Ohio Medicaid FFS program and are responsible for coordinating those services with other medical and support services. MCPs must notify members via the member handbook and provider directory of where and how to access behavioral health services, including the ability to self-refer to mental health services offered through community mental health centers (CMHCs) as well as substance abuse services offered through Ohio Department of Alcohol and Drug Addiction Services (ODADAS)-certified Medicaid providers. Pursuant to ORC Section 5111.16, alcohol, drug addiction and mental health services covered by Medicaid are not to be paid by the managed care program when the nonfederal share of the cost of those services is provided by a board of alcohol, drug addiction, and mental health services or a state agency other than ODJFS. MCPs must provide behavioral health services for members who are unable to timely access services or unwilling to access services through community providers.

Mental Health Services: There are a number of various Medicaid-covered mental health (MH) services available through the CMHCs.

Appendix G

Where an MCP is responsible for providing MH services for their members, the MCP is responsible for ensuring access to counseling and psychotherapy, physician/psychiatrist services, outpatient clinic services, general hospital outpatient psychiatric services, pre-hospitalization screening, diagnostic assessment (clinical evaluation), crisis intervention, psychiatric hospitalization in general hospitals (for all ages), and Medicaid-covered prescription drugs and laboratory services. MCPs are not required to cover partial hospitalization, or inpatient psychiatric care in a free-standing psychiatric hospital.

Substance Abuse Services: There are a number of various Medicaid-covered substance abuse services available through ODADAS-certified Medicaid providers.

Where an MCP is responsible for providing substance abuse services for their members, the MCP is responsible for ensuring access to alcohol and other drug (AOD) urinalysis screening, assessment, counseling, physician/psychiatrist AOD treatment services, outpatient clinic AOD treatment services, general hospital outpatient AOD treatment services, crisis intervention, inpatient detoxification services in a general hospital, and Medicaid-covered prescription drugs and laboratory services. MCPs are not required to cover outpatient detoxification and methadone maintenance.

Financial Responsibility: MCPs are responsible for the payment of Medicaid-covered prescription drugs prescribed by a CMHC or ODADAS-certified provider when obtained through an MCP's panel pharmacy. MCPs are also responsible for the payment of Medicaid-covered services provided by an MCP's panel laboratory when referred by a CMHC or ODADAS-certified provider. Additionally, MCPs are responsible for the payment of all other behavioral health services obtained through providers other than those who are CMHC or ODADAS-certified providers when arranged/authorized by the MCP. MCPs are not responsible for paying for behavioral health services provided through CMHCs and ODADAS-certified Medicaid providers. MCPs are also not required to cover the payment of partial hospitalization (mental health), inpatient psychiatric care in a free-standing inpatient psychiatric hospital, outpatient detoxification, or methadone maintenance.

iv. Pharmacy Benefit: In providing the Medicaid pharmacy benefit to their members, MCPs must cover the same drugs covered by the Ohio Medicaid fee-for-service program.

Appendix G

MCPs may establish a preferred drug list for members and providers which includes a listing of the drugs that they prefer to have prescribed. Preferred drugs requiring prior authorization approval must be clearly indicated as such. Pursuant to ORC §5111.72, ODJFS may approve MCP-specific pharmacy program utilization management strategies (see appendix G.3.a).

v. Organ Transplants: MCPs must ensure coverage for organ transplants and related services in accordance with OAC 5101-3-2-07.1 (B)(4)&(5). Coverage for all organ transplant services, except kidney transplants, is contingent upon review and recommendation by the "Ohio Solid Organ Transplant Consortium" based on criteria established by Ohio organ transplant surgeons and authorization from the ODJFS prior authorization unit. Reimbursement for bone marrow transplant and hematapoietic stem cell transplant services, as defined in OAC 3701:84-01, is contingent upon review and recommendation by the "Ohio Hematapoietic Stem Cell Transplant Consortium" again based on criteria established by Ohio experts in the field of bone marrow transplant. While MCPs may require prior authorization for these transplant services, the approval criteria would be limited to confirming the consumer is being considered and/or has been recommended for a transplant by either consortium and authorized by ODJFS. Additionally, in accordance with OAC 5101:3-2-03 (A)(4) all services related to organ donations are covered for the donor recipient when the consumer is Medicaid eligible.

Care Coordination

a. Utilization Management (Modification) Programs

General Provisions - Pursuant to OAC rule 5101:3-26-03.1(A)(7), MCPs must implement the ODJFS-required emergency department diversion (EDD) utilization management program to maximize the effectiveness of the care provided to members and may develop other utilization management programs, subject to prior approval by ODJFS. For the purposes of this requirement, the specific utilization management programs which require ODJFS prior-approval are those programs designed by the MCP with the purpose of redirecting or restricting access to a particular service or service location. These programs are referred to as utilization modification programs. MCP care coordination and disease management activities which are designed to enhance the services provided to members with specific health care needs would not be considered utilization management programs nor would the designation of specific services requiring prior approval by the MCP or the member's PCP. MCPs must also implement the ODJFS-required emergency department diversion (EDD) program for frequent users. In that ODJFS has developed the parameters for an MCP's EDD program, it therefore does not require ODJFS approval.

Pharmacy Programs - Pursuant to ORC Sec. 5111.172 and OAC rule 5101:3-26-03(A) and (B), MCPs subject to ODJFS prior-approval, may implement strategies, including prior authorization and limitations on the type of provider and locations where certain medications may be administered, for the management of pharmacy utilization.
MCPs must receive prior approval from ODJFS on the types of medication that they wish to cover through prior authorizations. MCPs must establish their prior authorization system so that it does not unnecessarily impede member access to medically-necessary Medicaid-covered services. As outlined in paragraph 29(i) of Appendix C, MCPs must adhere to specific prior-authorization limitations to assist with the transition of new ABD members from FFS Medicaid.

MCPs must comply with the provisions of 1927(d)(5) of the Social Security Act, 42 USC 1396r-8(k)(3), and OAC rule 5101:3-26-03.1 regarding the timeframes for prior authorization of covered outpatient drugs.
MCPs may also, with ODJFS prior approval, implement pharmacy utilization modification programs designed to address members demonstrating high or inappropriate utilization of specific prescription drugs.

Emergency Department Diversion (EDD) - MCPs must provide access to services in a way that assures access to primary, specialist and urgent care in the most appropriate settings and that minimizes frequent, preventable utilization of emergency department (ED) services. OAC rule 5101:3-26-03.1(A)(7)(d) requires MCPs to implement the ODJFS-required emergency department diversion (EDD) program for frequent utilizers.

Each MCP must establish an ED diversion (EDD) program with the goal of minimizing frequent ED utilization. The MCP's EDD program must include the monitoring of ED utilization, identification of frequent ED utilizers, and targeted approaches designed to reduce avoidable ED utilization. MCP EDD programs must, at a minimum, address those ED visits which could have been prevented through improved education, access, quality or care management approaches.

Although there is often an assumption that frequent ED visits are solely the result of a preference on the part of the member and education is therefore the standard remedy, it is also important to ensure that a member's frequent ED utilization is not due to problems such as their

Appendix G

PCP's lack of accessibility or failure to make appropriate specialist referrals. The MCP's EDD program must therefore also include the identification of providers who serve as PCPs for a substantial number of frequent ED utilizers and the implementation of corrective action with these providers as so indicated.

This requirement does not replace the MCP's responsibility to inform and educate all members regarding the appropriate use of the ED.

4. Case Management

In accordance with 5101:3-26-03.1(A)(8), MCPs must offer and provide case management services which coordinate and monitor the care of members with specific diagnoses, or who require high-cost and/or extensive services.

a. Each MCP must inform all members and contracting providers of the MCP's case management services.
b. The MCP's case management system must include, at a minimum, the following components:

i. Identification -
The MCP must have mechanisms in place to identify members potentially eligible for case management services. These mechanisms must include an administrative data review (e.g. diagnosis, cost threshold, and/or service utilization) and may also include telephone interviews; provider/self-referrals; or home visits.

ii. Assessment-
The MCP must arrange for or conduct a comprehensive assessment of the member's physical and/or behavioral health condition(s) to confirm the results of a positive identification, and to determine the need for case management services. The goals of the assessment are to identify the member's existing and/or potential health care needs and assess the member's need for case management services.
The assessment must be completed by a physician, physician assistant, RN, LPN, licensed social worker, or a graduate of a two or four year allied health program. If the assessment is completed by another medical professional, there should be oversight and monitoring by either a registered nurse or a physician.
The MCP must have a process to inform members and their PCPs that they have been identified as meeting the criteria for case management, including their enrollment into case management services.

iii. Case Management-
Risk Stratification/Levels of Care
The MCP must develop a strategy to assign members to risk stratification levels,

based on the member's comprehensive needs assessment. Once the member's

Appendix G

risk level has been determined, the MCP must, at a minimum:
-develop a care treatment plan (as described below);
-implement member-level interventions;
-continuously monitor the progress of the member;
-identify gaps between care recommended and actual care provided, and propose and implement interventions to address the gaps; and
-implement a system to monitor the delivery of specific services, including a review of service utilization, to re-evaluate the member's risk level and adjust the level of case management services accordingly.

Care Treatment Plan
The MCP must assure and coordinate the placement of the member into case-management- including identification of the member's need for services, completion of the comprehensive health needs assessment, and development of a care treatment plan - within ninety (90) days of membership. The care treatment plan is defined by ODJFS as the one developed by the MCP for the member.

The development of the care treatment plan must be based on the comprehensive health assessment and reflect the member's primary medical diagnosis and health conditions, any comorbidities. and the member's psychological, behavioral health and community support needs. The care treatment plan must also include specific provisions for periodic reviews of the member's condition and appropriate updates to the plan. The member and the member's PCP must be actively involved in the development of and revisions to the care treatment plan. The designated PCP is the physician, or specialist, who will manage and coordinate the overall care for the member. Ongoing communication regarding the status of the care treatment plan may be accomplished between the MCP and the PCP's designee (i.e., qualified health professional). Revisions to the clinical portion of the care treatment plan should be completed in consultation with the PCP.

Coordination of Care and Communication
The MCP must arrange or provide for professional case management services that are performed collaboratively by a team of professionals appropriate for the member's condition and health care needs. At a minimum, the MCP's case manager must attempt to coordinate with the member's case manager from other health systems, including behavioral health. The MCP must have a process to facilitate, maintain, and coordinate both care and communication with the member, PCP, and other service providers and case managers. The MCP must also have a process to coordinate care for a member that is receiving services from state sub-recipient agencies as appropriate [e.g., the Ohio Department of Mental Health (ODMH); the Ohio Department of Mental Retardation and Developmental Disabilities (ODMR/DD); and the Ohio Department of Alcohol and Drug Addiction Services (ODADAS)]. There should be an accountable point of contact at the MCP for each member in case management who can help obtain medically necessary care, assist with health-related services and coordinate care needs, including behavioral health. The MCP must have a provision to disseminate information to the member/caregiver concerning the health condition, types of services that may be available, and how to access services.

Appendix G

iv. ODJFS Targeted Case Management Conditions

The MCP must, at a minimum, case manage members with the following physical and behavioral health conditions:

• Congestive Heart Failure

• Coronary Artery Disease

• Non-Mild Hypertension

• Diabetes

• Chronic Obstructive Pulmonary Disease

• Asthma

• Severe mental illness

• High risk or high cost substance abuse disorders

• Severe cognitive and/or developmental limitation

The MCP should also focus on all members whose health conditions warrant case management services and should not limit these services only to members with these conditions (e.g., cystic fibrosis, cerebral palsy and sickle cell anemia).

Refer to Appendix M for the performance measures and standards related to case management.

v. Case Management Program Staffing
The MCP must identify the staff that will be involved in the operations of the case management program, including but not limited to: case manager supervisors, case managers, and administrative support staff. The MCP must identify the role and functions of each case management staff member as well as the educational requirements, clinical licensure standards, certification and relevant experience with case management standards and/or activities. The MCP must provide case manager staff/member ratios based on the member risk stratification and different levels of care being provided to members.

vi. Case Management Strategies
The MCP must follow best-practice and/or evidence based clinical guidelines when devising a member's care treatment plan and coordinating the case management needs. If an MCP uses a disease management methodology to identify and/or stratify members in need of case management services, the methods must be validated by scientific research and/or nationally accepted in the health care industry.
The MCP must develop and implement mechanisms to educate and equip physicians and case managers with evidence-based clinical guidelines or best practice approaches to assist in providing a high level of quality of care to members.

vii. Information Technology System for Case Management
The MCP's information technology system for its case management program

Appendix G

must maximize the opportunity for communication between the plan, PCP, the member, and other service providers and case managers. The MCP must have an integrated database that allows MCP staff that may be contacted by a member in case management to have immediate access to, and review of, the most recent information with the MCP's information systems relevant to the case. The integrated database may include the following: administrative data, call center communications, service authorizations, care treatment plans, patient assessments, case management notes, and PCP notes. The information technology system must also have the capability to share relevant information with the member, the PCP, and other service providers and case managers.

viii. Data Submission
The MCP must submit a monthly electronic report to the Case Management System (CAMS) for all members that are case managed. In order for a member to be submitted as case managed in CAMS, the MCP must document the member's written or verbal confirmation of his/her case management status in the case management record. ODJFS, or its designated entity, the external quality review vendor, will validate the status of cases (e.g., closed, open, and/or active) in CAMS on an annual basis with the information contained in the member's case management record. The CAMS files are due the 10th business day of each month.

c.    All MCPs must have an ODJFS-approved case management system which includes the items in Section 4(a) and (b) of Appendix G. Each MCP must implement an evaluation process to review, revise and/or update the case management program. The MCP must annually submit its case management program for review and approval by ODJFS. Any subsequent changes to an approved case management system description must be submitted to ODJFS in writing for review and approval prior to implementation. Refer to Appendix K for the requirements regarding the annual review of the case management program.

d.   Care Coordination with ODJFS-Designated Providers

Per OAC rule 5101:3-26-03.1(A)(4), MCPs are required to share specific information with certain ODJFS-designated non-contracting providers in order to ensure that these providers have been supplied with specific information needed to coordinate care for the MCP's members. Within the first month of operation, after an MCP has obtained a provider agreement, the MCP must provide to the ODJFS-designated providers (i.e., ODMH Community Health Centers, ODADAS-certified Medicaid providers, FQHCs/RHCs, QFPPs, CNMs, CNPs [if applicable], and hospitals) a quick reference information packet which includes the following:

i. A brief cover letter explaining the purpose of the mailing; and

Appendix G Page 12

ii. A brief summary document that includes the following information:

• Claims submission information including the MCP's Medicaid provider number for each region;
• The MCP's prior authorization and referral procedures or the MCP's website;
• A picture of the MCP's member identification card (front and back);
• Contact numbers and/or website location for obtaining information for eligibility verification, claims processing, referrals/prior authorization, and information regarding the MCP's behavioral health administrator;
• A listing of the MCP's major pharmacy chains and the contact number for the MCP's pharmacy benefit administrator (PBM);
• A listing of the MCP's laboratories and radiology providers; and
• A listing of the MCP's contracting behavioral health providers and how to access services through them (this information is only to be provided to non-contracting community mental health and substance abuse providers).

The MCP must notify ODJFS when this requirement has been fulfilled.

e. Care coordination with Non-Contracting Providers
Per OAC rule 5101:3-26-05(A)(9), MCPs authorizing the delivery of services from a provider who does not have an executed subcontract must ensure that they have a mutually agreed upon compensation amount for the authorized service and notify the provider of the applicable provisions of paragraph D of OAC rule 5101:3-26-05. This notice is provided when an MCP authorizes a non-contracting provider to furnish services on a one-time or infrequent basis to an MCP member and must include required ODJFS-model language and information. This notice must also be included with the transition of services form sent to providers as outlined in paragraph 28.i.e. of Appendix C.

APPENDIX H
PROVIDER PANEL SPECIFICATIONS ABD ELIGIBLE POPULATION

1. GENERAL PROVISIONS

MCPs must provide or arrange for the delivery of all medically necessary, Medicaid-covered health services, as well as assure that they meet all applicable provider panel requirements for their entire designated service area. The ODJFS provider panel requirements are specified in the charts included with this appendix and must be met prior to the MCP receiving a provider agreement with ODJFS. The MCP must remain in compliance with these requirements for the duration of the provider agreement.

If an MCP is unable to provide the medically necessary, Medicaid-covered services through their contracted provider panel, the MCP must ensure access to these services on an as needed basis. For example, if an MCP meets the gastroenterologist requirement but a member is unable to obtain a timely appointment from a gastroenterologist on the MCP's provider panel, the MCP will be required to secure an appointment from a panel gastroenterologist or arrange for an out-of-panel referral to a gastroenterologist.

MCPs are required to make transportation available to any member that must travel 30 miles or more from their home to receive a medically-necessary Medicaid-covered service. If the MCP offers transportation to their members as an additional benefit and this transportation benefit only covers a limited number of trips, the required transportation listed above may not be counted toward this trip limit (as specified in Appendix C).

In developing the provider panel requirements, ODJFS considered, on a county-by-county basis, the population size and utilization patterns of the Aged, Blind or Disabled (ABD) consumers, as well as the potential availability of the designated provider types. ODJFS has integrated existing utilization patterns into the provider network requirements to avoid disruption of care. Most provider panel requirements are county-specific but in certain circumstances, ODJFS requires providers to be located anywhere in the region. Although all provider types listed in this appendix are required provider types, only those listed on the attached charts must be submitted for ODJFS prior approval.

2. PROVIDER SUBCONTRACTING
Unless otherwise specified in this appendix or OAC rule 5101:3-26-05, all MCPs are required to enter into fully-executed subcontracts with their providers. These subcontracts must include a baseline contractual agreement, as well as the appropriate ODJFS-approved Model Medicaid Addendum. The Model Medicaid Addendum incorporates all applicable Ohio Administrative Code rule requirements specific to provider subcontracting and therefore cannot be modified except to add personalizing information such as the MCP's name.

ODJFS must prior approve all MCP providers in the ODJFS- required provider type categories before they can begin to provide services to that MCP's members. MCPs may not employ or

Appendix H

contract with providers excluded from participation in Federal health care programs under either section 1128 or section 1128A of the Social Security Act. As part of the prior approval process, MCPs must submit documentation verifying that all necessary contract documents have been appropriately completed. ODJFS will verify the approvability of the submission and process this information using the ODJFS Provider Verification System (PVS). The PVS is a centralized database system that maintains information on the status of all MCP-submitted providers.

Only those providers who meet the applicable criteria specified in this document, and as determined by ODJFS, will be approved by ODJFS. MCPs must credential/recredential providers in accordance with the standards specified by the National Committee for Quality Assurance (or receive approval from ODJFS to use an alternate industry standard) and must have completed the credentialing review before submitting any provider to ODJFS for approval. Regardless of whether ODJFS has approved a provider, the MCP must ensure that the provider has met all applicable credentialing criteria before the provider can render services to the MCP's members.

MCPs must notify ODJFS of the addition and deletion of their contracting providers as specified in OAC rule 5101:3-26-05, and must notify ODJFS within one working day in instances where the MCP has identified that they are not in compliance with the provider panel requirements specified in this appendix.

3. PROVIDER PANEL REQUIREMENTS

The provider network criteria that must be met by each MCP are as follows:

a. Primary Care Physicians fPCPs)
Primary Care Physicians (PCPs) may be individuals or group practices/clinics [Primary Care Clinics (PCCs)]. Acceptable specialty types for PCPs are family/general practice, and internal medicine. Acceptable PCCs include FQHCs, RHCs and the acceptable group practices/clinics specified by ODJFS. As part of their subcontract with an MCP, PCPs must stipulate the total Medicaid member capacity that they can ensure for that individual MCP. Each PCP must have the capacity and agree to serve at least 50 Medicaid members at each practice site in order to be approved by ODJFS as a PCP, and to be included in the MCP's total PCP capacity calculation. The capacity-by-site requirement must be met for all ODJFS-approved PCPs.

ODJFS reviews the capacity totals for each PCP to determine if they appear excessive. ODJFS reserves the right to request clarification from an MCP for any PCP whose total stated capacity for all MCP networks added together exceeds 2000 Medicaid members (i.e., 1 FTE). ODJFS may also compare a PCP's capacity against the number of members assigned to that PCP, and/or the number of patient encounters attributed to that PCP to determine if the reported capacity number reasonably reflects a PCP's expected caseload for a specific MCP. Where indicated, ODJFS may set a cap on the maximum amount of capacity that we will recognize for a specific PCP. ODJFS may allow up to an additional 750 member capacity for each nurse practitioner or physician's assistant that is used to provide clinical support for a PCP.

Appendix H

For PCPs contracting with more than one MCP, the MCP must ensure that the capacity figure stated by the PCP in their subcontract reflects only the capacity the PCP intends to provide for that one MCP. ODJFS utilizes each approved PCP's capacity figure to determine if an MCP meets the provider panel requirements and this stated capacity figure does not prohibit a PCP from actually having a caseload that exceeds the capacity figure indicated in their subcontract.

ODJFS expects that MCPs will need to utilize specialty physicians to serve as PCPs for some special needs members. In these situations it will not be necessary for the MCP to submit these specialists to the PVS database as PCPs, however, they must be submitted to PVS as the appropriate required provider type. Also, in some situations (e.g., continuity of care) a PCP may only want to serve a very small number of members for an MCP. In these situations it will not be necessary for the MCP to submit these PCPs to ODJFS for prior approval. These PCPs will not be included in the ODJFS PVS database and therefore may not appear as PCPs in the MCP's provider directory. Also, no PCP capacity will be counted for these providers. These PCPs will, however, need to execute a subcontract with the MCP which includes the appropriate Model Medicaid Addendum.

The PCP requirement is based on an MCP having sufficient PCP capacity to serve 55% of the eligibles in the region. Each MCP must meet the PCP minimum FTE requirement for that region. MCPs must also satisfy a PCP geographic accessibility standard. ODJFS will match the PCP practice sites and the stated PCP capacity with the geographic location of the eligible population in that region (on a county-specific basis) and perform analysis using Geographic Information Systems (GIS) software. The analysis will be used to determine if at least 40% of the eligible population is located within 10 miles of a PCP with available capacity in urban counties and 40% of the eligible population within 30 miles of a PCP with available capacity in rural counties. [Rural areas are defined pursuant to 42 CFR 412.62(f)(l)(iii).]

b. Non-PCP Provider Network

In addition to the PCP capacity requirements, each MCP is also required to maintain adequate capacity in the remainder of its provider network within the following categories: hospitals, cardiovascular, dentists, gastroenterology, nephrology, neurology, oncology, physical medicine, podiatry, psychiatry, urology, vision care providers, obstetricians/gynecologists (OB/GYNs), allergists, general surgeons, otolaryngologists, orthopedists, federally qualified health centers (FQHCs)/rural health centers (RHCs) and qualified family planning providers (QFPPs). CNMs, CNPs, FQHCs/RHCs and QFPPs are federally-required provider types.

All Medicaid-contracting MCPs must provide all medically-necessary Medicaid-covered services to their members and therefore their complete provider network will include many other additional specialists and provider types. MCPs must ensure that all non-PCP network providers follow community standards in the scheduling of routine appointments (i.e., the amount of time members must wait from the time of their request to the first available time when the visit can occur).

Appendix H

Although there are currently no capacity requirements for the non-PCP required provider types, MCPs are required to ensure that adequate access is available to members for all required provider types. Additionally, for certain non-PCP required provider types, MCPs must ensure that these providers maintain a full-time practice at a site(s) located in the specified county/region (i.e., the ODJFS-specified county within the region or anywhere within the region if no particular county is specified). A full-time practice is defined as one where the provider is available to patients at their practice site(s) in the specified county/region for at least 25 hours a week. ODJFS will monitor access to services through a variety of data sources, including:
consumer satisfaction surveys; member appeals/grievances/complaints and state hearing notifications/requests; clinical quality studies; encounter data volume; provider complaints, and clinical performance measures.

Hospitals - MCPs must contract with the number and type of hospitals specified by ODJFS for each county/region. In developing these hospital requirements, ODJFS considered, on a county-by-county basis, the population size and utilization patterns of the Aged, Blind or Disabled (ABD) consumers and integrated the existing utilization patterns into the hospital network requirements to avoid disruption of care. For this reason, ODJFS may require that MCPs contract with out-of-state hospitals (i.e. Kentucky, West Virginia, etc.).

For each Ohio hospital, ODJFS utilizes the hospital's most current Annual Hospital Registration and Planning Report, as filed with the Ohio Department of Health, in verifying types of services that hospital provides. Although ODJFS has the authority, under certain situations, to obligate a non-contracting hospital to provide non-emergency hospital services to an MCP's members, MCPs must still contract with the specified number and type of hospitals unless ODJFS approves a provider panel exception (see Section 4 of this appendix - Provider Panel Exceptions).

If an MCP-contracted hospital elects not to provide specific Medicaid-covered hospital services because of an objection on moral or religious grounds, the MCP must ensure that these hospital services are available to its members through another MCP-contracted hospital in the specified county/region.

OB/GYNs - MCPs must contract with the specified number of OB/GYNs for each county/region, all of whom must maintain a full-time obstetrical practice at a site(s) located in the specified county/region. All MCP-contracting OB/GYNs must have current hospital delivery privileges at a hospital under contract with the MCP in the region.

Certified Nurse Midwives (CNMs) and Certified Nurse Practitioners (CNPs) - MCPs must ensure access to CNM and CNP services in the region if such provider types are present within the region. The MCP may contract directly with the CNM or CNP providers, or with a physician or other provider entity who is able to obligate the participation of a CNM or CNP. If an MCP does not contract for CNM or CNP services and such providers are present within the region, the MCP will be required to allow members to receive CNM or CNP services outside of the MCP's provider network.

Contracting CNMs must have hospital delivery privileges at a hospital under contract to the

Appendix H

MCP in the region. The MCP must ensure a member's access to CNM and CNP services if such providers are practicing within the region.

Vision Care Providers - MCPs must contract with the specified number of ophthalmologists/optometrists for each specified county/region, all of whom must maintain a full-time practice at a site(s) located in the specified county/region. All ODJFS-approved vision providers must regularly perform routine eye exams. (MCPs will be expected to contract with an adequate number of ophthalmologists as part of their overall provider panel, but only ophthalmologists who regularly perform routine eye exams can be used to meet the vision care provider panel requirement.) If optical dispensing is not sufficiently available in a region through the MCP's contracting ophthalmologists/optometrists, the MCP must separately contract with an adequate number of optical dispensers located in the region.

Dental Care Providers - MCPs must contract with the specified number of dentists.

Federally Qualified Health Centers/Rural Health Clinics (FQHCs/RHCs) - MCPs are required to ensure member access to any federally qualified health center or rural health clinic (FQHCs/RHCs), regardless of contracting status. Contracting FQHC/RHC providers must be submitted for ODJFS approval via the PVS process. Even if no FQHC/RHC is available within the region, MCPs must have mechanisms in place to ensure coverage for FQHC/RHC services in the event that a member accesses these services outside of the region.

In order to ensure that any FQHC/RHC has the ability to submit a claim to ODJFS for the state's supplemental payment, MCPs must offer FQHCs/RHCs reimbursement pursuant to the following:
• MCPs must provide expedited reimbursement on a service-specific basis in an amount no less than the payment made to other providers for the same or similar service.
• If the MCP has no comparable service-specific rate structure, the MCP must use the regular Medicaid fee-for-service payment schedule for non-FQHC/RHC providers.
• MCPs must make all efforts to pay FQHCs/RHCs as quickly as possible and not just attempt to pay these claims within the prompt pay time frames.
MCPs are required to educate their staff and providers on the need to assure member access to FQHC/RHC services.

Qualified Family Planning Providers (QFPPs) - All MCP members must be permitted to self-refer to family planning services provided by a QFPP. A QFPP is defined as any public or not-for-profit health care provider that complies with Title X guidelines/standards, and receives either Title X funding or family planning funding from the Ohio Department of Health. MCPs

Appendix H

must reimburse all medically-necessary Medicaid-covered family planning services provided to eligible members by a QFPP provider (including on-site pharmacy and diagnostic services) on a patient self-referral basis, regardless of the provider's status as a panel or non-panel provider. MCPs will be required to work with QFPPs in the region to develop mutually-agreeable HIPAA compliant policies and procedures to preserve patient/provider confidentiality, and convey pertinent information to the member's PCP and/or MCP.

Behavioral Health Providers - MCPs must assure member access to all Medicaid-covered behavioral health services for members as specified in Appendix G.b.ii. herein. Although ODJFS is aware that certain outpatient substance abuse services may only be available through Medicaid providers certified by the Ohio Department of Drug and Alcohol Addiction Services (ODADAS) in some areas, MCPs must maintain an adequate number of contracted mental health providers in the region to assure access for members who are unable to timely access services or unwilling to access services through community mental health centers. MCPs are advised not to contract with community mental health centers as all services they provide to MCP members are to be billed to ODJFS.

Other Specialty Types {general surgeons, otolaryngologists, orthopedists, cardiologists, gastroenterologists, nephrologists, neurologists, oncologists, podiatrists, physialrists, psychiatrists, and urologists ) - MCPs must contract with the specified number of all other ODJFS designated specialty provider types. In order to be counted toward meeting the provider panel requirements, these specialty providers must maintain a full-time practice at a site(s) located within the specified county/region. Contracting general surgeons, orthopedists, otolaryngologists, cardiologists, gastroenterologisis, nephrologists, neurologists, oncologists, podiatrists, physiatrists, psychiatrists, and urologists must have admitting privileges at a hospital under contract with the MCP in the region.

4. PROVIDER PANEL EXCEPTIONS
ODJFS may specify provider panel criteria for a service area that deviates from that specified in this appendix if:
- the MCP presents sufficient documentation to ODJFS to verify that they have been unable to meet or maintain certain provider panel requirements in a particular service area despite all reasonable efforts on their part to secure such a contract(s), and
- if notified by ODJFS, the provider(s) in question fails to provide a reasonable argument why they would not contract with the MCP, and
- the MCP presents sufficient assurances to ODJFS that their members will have adequate access to the services in question.

Appendix H

If an MCP is unable to contract with or maintain a sufficient number of providers to meet the
ODJFS-specified provider panel criteria, the MCP may request an exception to these criteria by submitting a provider panel exception request as specified by ODJFS. ODJFS will review the exception request and determine whether the MCP has sufficiently demonstrated that all reasonable efforts were made to obtain contracts with providers of the type in question and that they will be able to provide access to the services in question.

ODJFS will aggressively monitor access to all services related to the approval of a provider panel exception request through a variety of data sources, including: consumer satisfaction surveys; member appeals/grievances/complaints and state hearing notifications/requests; member just-cause for termination requests; clinical quality studies;
encounter data volume; provider complaints, and clinical performance measures. ODJFS approval of a provider panel exception request does not exempt the MCP from assuring access to the services in question. If ODJFS determines that an MCP has not provided sufficient access to these services, the MCP may be subject to sanctions.

5. PROVIDER DIRECTORIES
MCP provider directories must include all MCP-contracted providers [except as specified by ODJFS] as well as certain non-contracted providers. At the time of ODJFS' review, the information listed in the MCP's provider directory for all ODJFS-required provider types specified on the attached charts must exactly match the data currently on file in the ODJFS PVS.

MCP provider directories must utilize a format specified by ODJFS. Directories may be region-specific or include multiple regions, however, the providers within the directory must be divided by region, county, and provider type, in that order.

The directory must also specify:

• provider address(es) and phone number(s);
• an explanation of how to access providers (e.g. referral required vs. self-referral);
• an indication of which providers are available to members on a self-referral basis
• foreign-language speaking PCPs and specialists and the specific foreign language(s) spoken;
• how members may obtain directory information in alternate formats that takes into consideration the special needs of eligible individuals including but not limited to, visually-limited, LEP, and LRP eligible individuals; and
• any PCP or specialist practice limitations.

Printed Provider Directory
Prior to receiving a provider agreement, all MCPs must develop a printed provider directory that shall be prior-approved by ODJFS for each population. For example, an MCP who serves CFC and ABD in the Central Region would have two provider directories, one for CFC and one for ABD. Once approved, this directory may be regularly updated with provider additions or

Appendix H

deletions by the MCP without ODJFS prior-approval, however, copies of the revised directory

(or inserts) must be submitted to ODJFS prior to distribution to members.

On a quarterly basis, MCPs must create an insert to each printed directory that lists those providers deleted from the MCP's provider panel during the previous three months. Although this insert does not need to be prior approved by ODJFS, copies of the insert must be submitted to ODJFS two weeks prior to distribution to members.

Internet Provider Directory
MCPs are required to have an internet-based provider directory available in the same format as their ODJFS-approved printed directory. This internet directory must allow members to electronically search for MCP panel providers based on name, provider type, and geographic proximity, and population (e.g. CFC and/or ABD). If an MCP has one internet-based directory for multiple populations, each provider must include a description of which population they serve.

The internet directory may be updated at any time to include providers who are not one of the ODJFS-required provider types listed on the charts included with this appendix. ODJFS-required providers must be added to the internet directory within one week of the MCP's notification ofODJFS-approval of the provider via the Provider Verification process. Providers being deleted from the MCP's panel must be deleted from the internet directory within one week of notification from the provider to the MCP. These deleted providers must be included in the inserts to the MCP's provider directory referenced above.

6. FEDERAL ACCESS STANDARDS
MCPs must demonstrate that they are in compliance with the following federally defined provider panel access standards as required by 42 CFR 438.206:

In establishing and maintaining their provider panel, MCPs must consider the following:

• The anticipated Medicaid membership.
• The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented in the MCP.
• The number and types (in terms of training, experience, and specialization) of panel providers required to deliver the contracted Medicaid services.
• The geographic location of panel providers and Medicaid members, considering distance, travel time, the means of transportation ordinarily used by Medicaid members, and whether the location provides physical access for Medicaid members with disabilities.
• MCPs must adequately and timely cover services to an out-of-network provider if the MCP's contracted provider panel is unable to provide the services covered under the MCP's provider agreement. The MCP must cover the out-of-network services for as long as the MCP network is unable to provide the services. MCPs must coordinate with the out-of-network provider with respect to payment and ensure that the provider agrees with the applicable requirements.

Appendix H

Contracting providers must offer hours of operation that are no less than the hours of operation offered to commercial members or comparable to Medicaid fee-for-service, if the provider serves only Medicaid members. MCPs must ensure that services are available 24 hours a day, 7 days a week, when medically necessary. MCPs must establish mechanisms to ensure that panel providers comply with timely access requirements, and must take corrective action if there is failure to comply.
In order to demonstrate adequate provider panel capacity and services, 42 CFR 438.206 and 438.207 stipulates that the MCP must submit documentation to ODJFS, in a format specified by ODJFS, that demonstrates it offers an appropriate range of preventive, primary care and specialty services adequate for the anticipated number of members in the service area, while maintaining a provider panel that is sufficient in number, mix, and geographic distribution to meet the needs of the number of members in the service area.
This documentation of assurance of adequate capacity and services must be submitted to ODJFS no less frequently than at the time the MCP enters into a contract with ODJFS; at any time there is a significant change (as defined by ODJFS) in the MCP's operations that would affect adequate capacity and services (including changes in services, benefits, geographic service or payments); and at any time there is enrollment of a new population in the MCP.

MCPs are to follow the procedures specified in the current MCP PVS Instructional Manual, posted on the ODJFS website. in order to comply with these federal access requirements.

North East Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Ashtabula	Cuyahoga	Erie	Geauga	Huron	Lake	Lorain	Medina	Additional Required Hospital In-Region
General Hospital		1			1	1	1	1	1
Hospital System [1]			1							1

1. Hospital system includes; physician networks and therefore these physicians could be considered when fulfilling contracts for PCP and non-PCP provider panel requirements

East Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Columbiana	Mahoning	Trumbull	Additional Required Hospital In-Region
General Hospital	3	1	1	1
Hospital System

East Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Ashland	Carroll	Holmes	Portage	Richland	Stark	Summit	Tuscarawas	Wayne	Additional Required Hospital In-Region
General Hospital	7				1	1	1		1	1	2
Hospital System [1]	1							1

1 Hospital system includes; physician networks and therefore these physicians could be considered when fulfilling contracts for PCP and non-PCP provider panel requirements.

South East Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Athens	Belmont	Coshocton	Gallia	Guernsey	Harrison	Jackson	Jefferson	Lawrence	Meigs	Monroe	Morgon	Muskingum	Noble	Vintron	Washington	Additional Required Hospital: In-Region
General Hospital	8	1	1	1	1	1			1					1			1
Hospital System

Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Crawford	Delaware	Fairfield	Fayette	Franklin	Hocking	Knox	Licking	Logan	Madison	Marion	Morrow	Perry	Pickaway	Pike	Ross	Scioto	Union	Additional Required Hospital: In-Region
General Hospital	10			1	1				1			1			1		1	1		3
Hospital System	2					2

1 Hospital system includes; physician networks and therefore these physicians could be considered when fulfilling contracts for PCP and non-PCP provider panel requirements.

South West Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Adams	Brown	Butler	Clemont	Clinton	Hamilton	Highland	Warren	Additional Required Hospital In-Region
General Hospital	7		1	1		1	1	1		1
Hospital System [1]	1						2

1 Hospital system includes; physician networks and therefore these physicians could be considered when fulfilling contracts for PCP and non-PCP provider panel requirements.

West Central Region - Hospitals

Minimum Provider Panel Requirements
	Total Required Hospitals	Champaign	Clark	Darke	Greene	Miami	Montgomery	Preble	Shelby	Additional Required Hospital In-Region
General Hospital			1		1					2
Hospital System [2]							1

1 Hospital system includes; physician networks and therefore these physicians could be considered when fulfilling contracts for PCP and non-PCP provider panel requirements.

North West Region - Hospitals

Minimum Provider Panel Requirements
	Total required Hospitals	Allen	Auglaize	Defiance	Fulton	Hancock	Hardin	Henry	Lucas	Mercer	Ottawa	Paulding	Putnam	Sandusky	Seneca	Van Wert	Williams	Wood	Wyandot	Additional Required Hospital: In-Region
General Hospital		1		1		1								1						3
Hospital System[1]									1

1 Hospital system includes; physician networks and therefore these physicians could be considered when fulfilling contracts for PCP and non-PCP provider panel requirements.

North East Region - PCP Capacity

Minimum PCP Capacity Requirements - ABD
PCPs	Total Required	Ashtabula	Cuyahoga	Erie	Geauga	Huron	Lake	Lorain	Medina	Additional Required: In-Region *
Capacity	14,196	799	10,587	283	117	228	541	1,372	269
PCPs[1]	31	4	16	2	1	1	2	4	1
Number of Eligibles	25,810	1453	19249	514	212	415	983	2495	489

1 Acceptable PCP specialty types include Family/General Practice or Internal Medicine

North East Central Region - PCP Capacity

Minimum PCP Capacity Requirements - ABD
PCPs	Total Required	Columbiana	Mahoning	Trumbull	Additional Required: In-Region *
Capacity	4,230	798	2,028	1,405
PCPs[1]	11	3	4	4
Number of Eligibles	7,691.00	1,450	3,687	2,554

1 Acceptable PCP specialty types include Family/General Practice or Internal Medicine

East Central Region - PCP Capacity

Minimum PCP Capacit y Requirements - ABD
PCPs	Total Required	Ashland	Carroll	Holmes	Portage	Richland	Stark	Summit	Tuscarawas	Wayne	Additional Required: In-Region *
Capacity	7,415	152	134	83	479	710	1,870	3,051	458	480
PCPs[1]	21	1	1	1	2	3	4	5	2	2
Number of Eligbles	13,482	276	243	150	871	1,290	3,400	5,547	833	872

1 Acceptable PCP specialty types include Family/General Practice or Internal Medicine

South East Region - PCP Capacity

County	Capacity	PCPs [1]	Number of Eligibles
Total Required	7,434	30	13,516
Athens	724	2	1,317
Belmont	654	2	1,189
Coshocton	234	1	426
Gallia	457	2	830
Guernsey	395	2	718
Harrison	172	1	313
Jackson	483	2	879
Jefferson	795	3	1,445
Lawrence	1,154	4	2,098
Meigs	393	2	714
Monroe	134	1	244
Morgon	175	1	319
Muskingum	889	3	1,617
Noble	86	1	157
Vinton	197	1	359
Washington	490	2	891
Additional Required: In-Region *
[1] Acceptable PCP specialty types include Family/General Practice or Internal Medicine

Central Region - PCP Capacity

Minimum PCP Capacity Requirements -ABD
County	Capacity	PCPs[1]	Number of Eligibles
Total Required	13,660	59	24,837
Crawford	258	2	469
Delaware	226	2	410
Fairfield	528	3	960
Fayette	207	2	377
Franklin	6,592	17	11,985
Hocking	237	2	431
Knox	282	2	512
Licking	682	4	1,240
Logan	168	2	305
Madison	149	1	270
Marion	496	3	902
Morrow	133	1	241
Perry	334	3	608
Pickaway	306	2	557
Pike	524	3	952
Ross	741	4	1,348
Scioto	1,687	5	3,068
Union	111	1	202
Additional Required: In-Region
[1] Acceptable PCP specialty types include Family/General Practice or Internal Medicine

South West Region - PCP Capacity

Minimum PCP Capacity Requirements - ABD
PCPs	Total Required	Adams	Brown	Butler	Clermont	Clinton	Hamilton	Highland	Warren	Additional Required: In Region *
Capacity	8,615	502	248	1,581	717	212	4,696	315	344
PCPs[1]	22	3	1	4	3	1	6	2	2
Number of Eligibles	15,663	912	451	2,875	1,303	386	8,539	572	625

1 Acceptable PCP specialty types include Family/General Practice or Internal Medicine

West Central Region - PCP Capacity

Minimum PCP Capacity Requirements - ABD
PCPs	Total Required	Champaign	Clark	Darke	Greene	Miami	Montgomery	Preble	Shelby	Additional Required: In Region *
Capacity	5,965	138	986	171	498	316	3,537	147	174
PCPs[1]	17	1	4	1	2	2	6	1	1
Number of Eligibles	10,846	250	1,793	311	905	574	6,430	267	316

1 Acceptable PCP specialty types include Family/General Practice or Internal Medicine

North West Region - PCP Capacity

Minimum PCP Capacity Requirements - ABD
County	Capacity	PCPs[1]	Number of Eligibles
Total Required	6,748	33	12,269
Alien	591	3	1,075
Auglaize	105	1	190
Defiance	150	1	272
Fulton	93	1	169
Hancock	212	2	385
Hardin	182	2	330
Henry	54	1	99
Lucas	3,963	9	7,206
Mercer	102	1	185
Ottawa	103	1	188
Paulding	90	1	163
Putnam	72	1	130
Sandusky	240	2	436
Seneca	243	2	442
Van Wert	111	1	202
Williams	128	1	233
Wood	253	2	460
Wyandot	57	1	104
Additional Required: In-Region *
[1] Acceptable PCP specialty types include family/General Practice or Internal Medicine

This chart was finalized 10/14/05 and supercedes the one distributed 9/20/05. The provider panel charts are a summary of the provider panel requirements. For the complete requirements, see RFA - Regional Provider Panel Specifications.

North East Region - Practitioners

ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Ashtabula	Cuyahoga	Erie	Geauga	Huron	Lake	Lorain	Medina	Additional Required Providers [2]
Cardiovascular	6		3					1		2
Dentists	28	1	20				2	3	1	1
Gastroenterology	3		2							1
General Surgeons	11		6	1		1	1	1	1
Nephrology	2		1							1
Neurology	3		2							1
OB/GYNs	12		8	1				1		2
Oncology	1									1
Orthopedists	7		4					1		2
Otolaryngologist	3		1					1		1
Physical Med Rehab	3		2							1
Podiatry	8		4					2		2
Psychiatry	11		5					3		3
Urology	4		2							2
Vision	14	1	7	1			1	1		3

1 All required providers must be located within the region.
2 Additional required providers may be located anywhere within the region.

North East Central- Practitioners

ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Columbiana	Mahoning	Trumbull	Additional Required Providers [2]
Cardiovascular	2		1		1
Dentists	7	1	3	3
Gastroenterology	1				1
General Surgeons	3	1	1	1
Nephrology	1				1
Neurology	1				1
OB/GYNs	4	1	1	1	1
Oncology	1				1
Orthopedists	2		1		1
Otolaryngologist	1		1
Physical Med Rehab	1				1
Podiatry	1				1
Psychiatry	6		3	2	1
Urology	1				1
Vision	5		2	2	1

1 All required providers must be located within the region.

2 Additional required providers may be located anywhere within the region.

East Central - Practitioners

ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Ashland	Carroll	Holmes	Portage	Richland	Stark	Summit	Tuscarawas	Wayne	Additional Required Providers [2]
Cardiovascular	3						1	1			1
Dentists	14	1				2	4	6	1
Gastroenterology	2										2
General Surgeons	7					1	1	2		1	2
Nephrology	1										1
Neurology	2										2
OB/GYNs	6						2	4
Oncology	1										1
Orthopedists	4						1	1			2
Otolaryngologist	2						1	1
Physical Med Rehab	2										2
Podiatry	4						1	2			1
Psychiatry	6						2	3			1
Urology	2										2
Vision	8					1	2	3			2

1 All required providers must be located within the region.
2 Additional required providers may be located anywhere within the region.

South East - Practitioners
ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Athens	Belmont	Coshocton	Gallia	Guernsey	Harrison	Jackson	Jefferson	Lawrence	Meigs	Monroe	Morgon	Muskington	Noble	Vinton	Washington	Additional Required Providers[2]
Cardiovascular	3				1									1				1
Dentists	8	1	1			1				1				1			1	2
Gastroenterology	2																	2
General Surgeons	5		1		1	1			1					1
Nephrology	1																	1
Neurology	2																	2
OB/GYNs	6	1				1			1					1			1	1
Oncology	1																	1
Orthopedists	4				1									1			1	1
Otolaryngologist	2				1									1
Physical Med Rehab	2																	2
Podiatry	4		1											1				2
Psychiatry	6	2	1											1				2
Urology	2																	2
Vision	8	1	1		1	1		1		1				1			1

1 All required providers must be located within the region.
2 Additional required providers may be located anywhere within the region.

Central - Practitioners
ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Crawford	Delaware	Fairfield	Fayette	Franklin	Hocking	Knox	Licking	Logan	Madison	Marion	Morrow	Perry	Pickaway	Pike	Ross	Scioto	Union	Additional Required Providers[2]
Cardiovascular	5					2														3
Dentists	21		1	1		15		1	1			1					1
Gastroenterology	3					1														2
General Surgeons	10		1	1		5											1	1		1
Nephrology	2					1														1
Neurology	3					1														2
OB/GYNs	10		1	1		6														2
Oncology	1																			1
Orthopedists	7			1		3			1			1					1
Otolaryngologist	3		1			2
Physical Med Rehab	3					1														2
Podiatry	7		1			3														3
Psychiatry	11		1	1		5														4
Urology	4
Vision	14	1	1	1		5		1	1	1		1					1	1

1 All required providers must be located within the region.
2 Additional required providers may be located anywhere within the region.

Last Revised May 25, 2006
South West - Practitioners
ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Adams	Brown	Butler	Clemont	Clinton	Hamilton	Highland	Warren	Additional Required Providers [2]
Cardiovascular	4						1		1	2
Dentists	15			3	1		8	1	1	1
Gastroenterology	2									2
General Surgeons	9			1	1	1	3	2	1
Nephrology	1									1
Neurology	2									2
OB/GYNs	7		1	1			4		1
Oncology	1									1
Orthopedists	5			1			2			2
Otolaryngologist	2						1			1
Physical Med Rehab	2									2
Podiatry	5			1			2			2
Psychiatry	7						3			4
Urology	3									3
Vision	8			1		1	3	1	1	1

1 All required providers must be located within the region.
2 Additional required providers may be located anywhere within the region.

West Central - Practitioners
ABD Provider Panel Requirements
Provider Types	Total Required Providers[1]	Champaign	Clarke	Darke	Greene	Miami	Montgomery	Preble	Shelby	Additional Required Providers [2]
Cardiovascular	3						1			2
Dentists	5		1				3			1
Gastroenterology	1									1
General Surgeons	5		1		1		1			2
Nephrology	1									1
Neurology	2									2
OB/GYNs	5		1		1		3
Oncology	1									1
Orthopedists	3				1		1			1
Otolaryngologist	2						1			1
Physical Med Rehab	2									2
Podiatry	4						2			2
Psychiatry	5				1		2			2
Urology	2									2
Vision	7		1		1		3			2

1 All required providers must be located within the region.
2 Additional required roviders may be located anywhere within the region.

Last Revised May 25, 2006
North West - Practitioners
ABD Provider Panel Requirements
Provider Types	Total Required Providers 1	Allen	Auglaize	Defiance	Fulton	Hancock	Hardin	Henry	Lucas	Mercer	Ottawa	Paulding	Putnam	Sandusky	Seneca	Van Wert	Williams	Wood	Wyandot	Additional Required Providers 2
Cardiovascular	3								1											2
Dentists	11	1			1				6				1	1			1
Gastroenterology	2								1											1
General Surgeons	5	1							2									1		1
Nephrology	1																			1
Neurology	2								1											1
OB/GYNs	6	1							2					1	1			1
Oncology	1																			1
Orthopedists	4	1				1			1									1
Otolaryngologist	2								1											1
Physical Med Rehab	2								1											1
Podiatry	4								2									1		1
Psychiatry	6	1							3									1		1
Urology	2								1											1
Vision	7	1		1					2	1				1		1

1 All required providers must be located within the region.
 2 Additional required

APPENDIX I
PROGRAM INTEGRITY ABD ELIGIBLE POPULATION

MCPs must comply with all applicable program integrity requirements, including those specified in 42 CFR 455 and Subpart H.

1. Fraud and Abuse Program:
In addition to the specific requirements ofOAC rule 5101:3-26-06, MCPs must have a program that includes administrative and management arrangements or procedures, including a mandatory compliance plan, to guard against fraud and abuse. The MCP's compliance plan must designate staff responsibility for administering the plan and include clear goals, milestones or objectives, measurements, key dates for achieving identified outcomes, and explain how the MCP will determine the compliance plan's effectiveness.

a. Monitoring for fraud and abuse: In addition to the requirements in OAC rule 5101:3-26-06, the MCP's program which safeguards against fraud and abuse must specifically address the MCP's prevention, detection, investigation, and reporting strategies in at least the following areas:

i. Embezzlement and theft - MCPs must monitor activities on an ongoing basis to prevent and detect activities involving embezzlement and theft (e.g., by staff, providers, contractors, etc.) and respond promptly to such violations.

ii. Underutilization of services - MCPs must monitor for the potential underutilization of services by their members in order to assure that all Medicaid-covered services are being provided, as required. If any underutilized services are identified, the MCP must immediately investigate and, if indicated, correct the problem(s) which resulted in such underutilization of services.

The MCP's monitoring efforts must, at a minimum, include the following activities: a) an annual review of their prior authorization procedures to determine that they do not unreasonably limit a member's access to Medicaid-covered services; b) an annual review of the procedures providers are to follow in appealing the MCP's denial of a prior authorization request to determine that the process does not unreasonably limit a member's access to Medicaid-covered services; and c) ongoing monitoring of MCP service denials and utilization in order to identify services which may be underutilized.

Appendix I

iii. Claims submission and billing - On an ongoing basis, MCPs must identify and correct claims submission and billing activities which are potentially fraudulent including, at a minimum, double-billing and improper coding, such as upcoding and bundling, to the satisfaction ofODJFS.
b. Reporting MCP fraud and abuse activities: Pursuant to OAC rule 5101:3-26-06, MCPs are required to submit annually to ODJFS a report which summarizes the MCP's fraud and abuse activities for the previous year in each of the areas specified above. The MCP's report must also identify any proposed changes to the MCP's compliance plan for the coming year.

c. Reporting fraud and abuse: MCPs are required to promptly report all instances of provider fraud and abuse to ODJFS and member fraud to the CDJFS. The MCP, at a minimum, must report the following information on cases where the MCP's investigation has revealed that an incident of fraud and/or abuse has occurred:

i. provider's name and Medicaid provider number or provider reporting number (PRN);

ii. source of complaint;

iii. type of provider;

iv. nature of complaint;

v. approximate range of dollars involved, if applicable;

vi. results of MCP's investigation and actions taken;

vii. name(s) of other agencies/entities (e.g., medical board, law enforcement) notified by MCP; and viii. legal and administrative disposition of case, including actions taken by law enforcement officials to whom the case has been referred.

2. Data Certification:
Pursuant to 42 CFR 438.604 and 42 CFR 438.606, MCPs are required to provide certification as to the accuracy, completeness, and truthfulness of data and documents submitted to ODJFS which may affect MCP payment.
a. MCP Submissions: MCPs must submit the appropriate ODJFS-developed certification concurrently with the submission of the following data or documents:

i. Encounter Data [as specified in the Data Quality Appendix (Appendix L)]

Appendix I

ii. Prompt Pay Reports [as specified in the Fiscal Performance Appendix (Appendix J)]

iii. Cost Reports [as specified in the Fiscal Performance Appendix (Appendix J)]

b. Source of Certification: The above MCP data submissions must be certified by one of the following:
i. The MCP's Chief Executive Officer;
ii. The MCP's Chief Financial Officer, or
iii. An individual who has delegated authority to sign for, or who reports directly to, the MCP's Chief Executive Officer or Chief Financial Officer.

ODJFS may also require MCPs to certify as to the accuracy, completeness, and truthfulness of additional submissions.

3. Prohibited Affiliations:
Pursuant to 42 CFR 438.610, MCPs must not knowingly have a relationship with individuals debarred by Federal Agencies, as specified in Article XII of the Agreement.

APPENDIX J
FINANCIAL PERFORMANCE ABD ELIGIBLE POPULATION

1. SUBMISSION OF FINANCIAL STATEMENTS AND REPORTS

MCPs must submit the following financial reports to ODJFS:
a. The National Association of Insurance Commissioners (NAIC) quarterly and annual Health Statements (hereafter referred to as the "Financial Statements"), as outlined in Ohio Administrative Code (OAC) rule 5101:3-26-09(8). The Financial Statements must include all required Health Statement filings, schedules and exhibits as stated in the NAIC Annual Health Statement Instructions including, but not limited to, the following sections: Assets, Liabilities, Capital and Surplus Account, Cash Flow, Analysis of Operations by Lines of Business, Five-Year Historical Data, and the Exhibit of Premiums, Enrollment and Utilization. The Financial Statements must be submitted to BMHC even if the Ohio Department of Insurance (ODI) does not require the MCP to submit these statements to ODI. A signed hard copy and an electronic copy of the reports in the NAIC-approved format must both be provided to ODJFS;

b. Hard copies of annual financial statements for those entities who have an ownership interest totaling five percent or more in the MCP or an indirect interest of five percent or more, or a combination of direct and indirect interest equal to five percent or more in the MCP;

c. Annual audited Financial Statements prepared by a licensed independent external auditor as submitted to the ODI, as outlined in OAC rule 5101:3-26-09(B);

d. Medicaid Managed Care Plan Annual Ohio Department of Job and Family Services (ODJFS) Cost Report and the auditor's certification of the cost report, as outlined in OAC rule 5101:3-26-09(B);

e. Annual physician incentive plan disclosure statements and disclosure of and changes to the MCP's physician incentive plans, as outlined in OAC rule 5101:3-26-09(B);

f. Reinsurance agreements, as outlined in OAC rule 5101:3-26-09(C);

g. Prompt Pay Reports, in accordance with OAC rule 5101:3-26-09(B). A hard copy and an electronic copy of the reports in the ODJFS-specified format must be provided to ODJFS;

Appendix J

h. Notification of requests for information and copies of information released pursuant to a tort action (i.e., third party recovery), as outlined in OAC rule 5101:3-26-09.1;

i. Financial, utilization, and statistical reports, when ODJFS requests such reports, based on a concern regarding the MCP's quality of care, delivery of services, fiscal operations or solvency, in accordance with OAC rule 5101:3-26-06(D);

j. In accordance with ORC Section 5111.76 and Appendix C, MCP Responsibilities, MCPs must submit ODJFS-specified franchise fee reports in hard copy and electronic formats pursuant to ODJFS specifications.

2. FINANCIAL PERFORMANCE MEASURES AND STANDARDS

This Appendix establishes specific expectations concerning the financial performance of MCPs. In the interest of administrative simplicity and nonduplication of areas of the ODI authority, ODJFS' emphasis is on the assurance of access to and quality of care. ODJFS will focus only on a limited number of indicators and related standards to monitor plan performance. The three indicators and standards for this contract period are identified below, along with the calculation methodologies. The source for each indicator will be the NAIC Quarterly and Annual Financial Statements.

Report Period: Compliance will be determined based on the annual Financial Statement.

a. Indicator: Net Worth as measured by Net Worth Per Member
Definition: Net Worth = Total Admitted Assets minus Total Liabilities divided by Total Members across all lines of business

Standard: For the financial report that covers calendar year 2006, a minimum net worth per member of $156.00, as determined from the annual Financial Statement submitted to ODI and the ODJFS.
The Net Worth Per Member (NWPM) standard is the Medicaid Managed Care Capitation amount paid to the MCP during the preceding calendar year, excluding the at-risk amount, expressed as a per-member per-month figure, multiplied by the applicable proportion below:

0.75 if the MCP had a total membership of 100,000 or more during that calendar year

0.90 if the MCP had a total membership of less than 100,000 for that calendar year

Appendix J

If the MCP did not receive Medicaid Managed Care Capitation payments during the preceding calendar year, then the NWPM standard for the MCP is the average Medicaid Managed Care capitation amount paid to Medicaid-contracting MCPs during the preceding calendar year, excluding the at-risk amount, multiplied by the applicable proportion above.

b. Indicator: Administrative Expense Ratio

Definition: Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees

Standard: Administrative Expense Ratio not to exceed 15%, as determined from the annual Financial Statement submitted to ODI and ODJFS.

c. Indicator: Overall Expense Ratio

Definition: Overall Expense Ratio = The sum of the Administrative Expense Ratio and the Medical Expense Ratio

Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees

Medical Expense Ratio = Medical Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees

Standard: Overall Expense Ratio not to exceed 100% as determined from the annual Financial Statement submitted to ODI and ODJFS.

Penalty for noncompliance: Failure to meet any standard on 2.a., 2.b., or 2.c. above will result in ODJFS requiring the MCP to complete a corrective action plan (CAP) and specifying the date by which compliance must be demonstrated. Failure to meet the standard or otherwise comply with the CAP by the specified date will result in a new membership freeze unless ODJFS determines that the deficiency does not potentially jeopardize access to or quality of care or affect the MCP's ability to meet administrative requirements (e.g., prompt pay requirements). Justifiable reasons for noncompliance may include one-time events (e.g., MCP investment in information system products).

If the financial statement is not submitted to ODI by the due date, the MCP continues to be obligated to submit the report to ODJFS by ODI's originally specified due date unless the MCP requests and is granted an extension by ODJFS.

Appendix J

Failure to submit complete quarterly and annual Financial Statements on a timely basis will be deemed a failure to meet the standards and will be subject to the noncompliance penalties listed for indicators 2.a., 2.b., and 2.c., including the imposition of a new membership freeze. The new membership freeze will take effect at the first of the month following the month in which the determination was made that the MCP was non-compliant for failing to submit financial reports timely.

In addition, ODJFS will review two liquidity indicators if a plan demonstrates potential problems in meeting related administrative requirements or the standards listed above. The two standards, 2.d and 2.e, reflect ODJFS' expected level of performance. At this time, ODJFS has not established penalties for noncompliance with these standards;
however, ODJFS will consider the MCP's performance regarding the liquidity measures, in addition to indicators 2.a., 2.b., and 2.c., in determining whether to impose a new membership freeze, as outlined above, or to not issue or renew a contract with an MCP. The source for each indicator will be the NAIC Quarterly and annual Financial Statements.
Long-term investments that can be liquidated without significant penalty within 24 hours, which a plan would like to include in Cash and Short-Term Investments in the next two measurements, must be disclosed in footnotes on the NAIC Reports. Descriptions and amounts should be disclosed. Please note that ''significant penalty" for this purpose is any penalty greater than 20%. Also, enter the amortized cost of the investment, the market value of the investment, and the amount of the penalty.

d. Indicator: Days Cash on Hand
Definition: Days Cash on Hand = Cash and Short-Term Investments divided by (Total Hospital and Medical Expenses plus Total Administrative Expenses) divided by 365.

Standard: Greater than 25 days as determined from the annual Financial Statement submitted to ODI and ODJFS.

e. Indicator: Ratio of Cash to Claims Payable

Definition: Ratio of Cash to Claims Payable = Cash and Short-Term Investments divided by claims Payable (reported and unreported).

Standard: Greater than 0.83 as determined from the annual Financial Statement submitted to ODI and ODJFS.

3. REINSURANCE REQUIREMENTS
Pursuant to the provisions of OAC rule 5101:3-26-09 (C), each MCP must carry reinsurance coverage from a licensed commercial carrier to protect against inpatient-related medical expenses incurred by Medicaid members.

Appendix J

The annual deductible or retention amount for such insurance must be specified in the reinsurance agreement and must not exceed $75,000.00, except as provided below. Except for transplant services, and as provided below, this reinsurance must cover, at a minimum, 80% of inpatient costs incurred by one member in one year, in excess of $75,000.00.
For transplant services, the reinsurance must cover, at a minimum, 50% of transplant related costs incurred by one member in one year, in excess of $75,000.00.
An MCP may request a higher deductible amount and/or that the reinsurance cover less than 80% of inpatient costs in excess of the deductible amount. If the MCP does not have more than 75,000 members in Ohio, but does have more than 75,000 members between Ohio and other states, ODJFS may consider alternate reinsurance arrangements. However, depending on the corporate structures of the Medicaid MCP, other forms of security may be required in addition to reinsurance. These other security tools may include parental guarantees, letters of credit, or performance bonds. In determining whether or not the request will be approved, the ODJFS may consider any or all of the following:

a. whether the MCP has sufficient reserves available to pay unexpected claims;

b. the MCP's history in complying with financial indicators 2.a., 2.b., and 2.c., as specified in this Appendix;

c. the number of members covered by the MCP;

d. how long the MCP has been covering Medicaid or other members on a full risk basis;

e. risk based capital ratio of 2.5 or higher calculated from the last annual ODI financial statement;

f. graph/chart showing the claims history for reinsurance above the previously approved deductible from the last calendar year.

The MCP has been approved to have a reinsurance policy with a deductible amount of $75,000 that covers 80% of inpatient costs in excess of the deductible amount for non-transplant services.

Penalty/or noncompliance: If it is determined that an MCP failed to have reinsurance coverage, that an MCP's deductible exceeds $75,000.00 without approval from ODJFS, or that the MCP's reinsurance for non-transplant services covers less than 80% of inpatient costs in excess of the deductible incurred by one member for one year without approval from ODJFS, then the MCP will be required to pay a monetary penalty to ODJFS. The amount of the penalty will be the difference between the estimated amount,

Appendix J

as determined by ODJFS, of what the MCP would have paid in premiums for the reinsurance policy if it had been in compliance and what the MCP did actually pay while it was out of compliance plus 5%. For example, if the MCP paid $3,000,000.00 in premiums during the period of non-compliance and would have paid $5,000,000.00 if the requirements had been met, then the penalty would be $2,100,000.00.
If it is determined that an MCP's reinsurance for transplant services covers less than 50% of inpatient costs incurred by one member for one year, the MCP will be required to develop a corrective action plan (CAP).

4. PROMPT PAY REQUIREMENTS

In accordance with 42 CFR 447.46, MCPs must pay 90% of all submitted clean claims within 30 days of the date of receipt and 99% of such claims within 90 days of the date of receipt, unless the MCP and its contracted provider(s) have established an alternative payment schedule that is mutually agreed upon and described in their contract. The prompt pay requirement applies to the processing of both electronic and paper claims for contracting and non-contracting providers by the MCP and delegated claims processing entities.

The date of receipt is the date the MCP receives the claim, as indicated by its date stamp on the claim. The date of payment is the date of the check or date of electronic payment transmission. A claim means a bill from a provider for health care services that is assigned a unique identifier. A claim does not include an encounter form.

A "claim" can include any of the following: (1) a bill for services; (2) a line item of services; or (3) all services for one recipient within a bill. A "clean claim" is a claim that can be processed without obtaining additional information from the provider of a service or from a third party.

Clean claims do not include payments made to a provider of service or a third party where the timing of payment is not directly related to submission of a completed claim by the provider of service or third party (e.g., capitation). A clean claim also does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity.

Penalty for noncompliance: Noncompliance with prompt pay requirements will result in progressive penalties to be assessed on a quarterly basis, as outlined in Appendix N of the Provider Agreement.

5. PHYSICIAN INCENTIVE PLAN DISCLOSURE REQUIREMENTS

MCPs must comply with the physician incentive plan requirements stipulated in 42 CFR 438.6(h). If the MCP operates a physician incentive plan, no specific payment can be made directly or indirectly under this physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

If the physician incentive plan places a physician or physician group at substantial financial risk [as determined under paragraph (d) of 42 CFR 422.208] for services that the physician or physician group does not furnish itself, the MCP must assure that all physicians and physician groups at substantial financial risk have either aggregate or per-patient stop-loss protection in accordance with paragraph (f) of 42 CFR 422.208, and conduct periodic surveys in accordance with paragraph (h) of 42 CFR 422.208.

In accordance with 42 CFR 417.479 and 42 CFR 422.210, MCPs must maintain copies of the following required documentation and submit to ODJFS annually, no later than 30 days after the close of the state fiscal year and upon any modification of the MCP's physician incentive plan:

a. A description of the types of physician incentive arrangements the MCP has in place which indicates whether they involve a withhold, bonus, capitation, or other arrangement. If a physician incentive arrangement involves a withhold or bonus, the percent of the withhold or bonus must be specified.

b. A description of information/data feedback to a physician/group on their: 1) adherence to evidence-based practice guidelines; and 2) positive and/or negative care variances from standard clinical pathways that may impact outcomes or costs. The feedback information may be used by the MCP for activities such as physician performance improvement projects that include incentive programs or the development of quality improvement initiatives.

c. A description of the panel size for each physician incentive plan. If patients are pooled, then the pooling method used to determine if substantial financial risk exists must also be specified.

d. If more than 25% of the total potential payment of a physician/group is at risk for referral services, the MCP must maintain a copy of the results of the required patient satisfaction survey and documentation verifying that the physician or physician group has adequate stop-loss protection, including the type of coverage (e.g., per member per year, aggregate), the threshold amounts, and any coinsurance required for amounts over the threshold.

Upon request by a member or a potential member and no later than 14 calendar days after the request, the MCP must provide the following information to the member: (1) whether the MCP uses a physician incentive plan that affects the use of referral services; (2) the type of incentive arrangement; (3) whether stop-loss protection is provided; and

Appendix J Page 8

(4) a summary of the survey results if the MCP was required to conduct a survey. The information provided by the MCP must adequately address the member's request.

6. NOTIFICATION OF REGULATORY ACTION
Any MCP notified by the ODI of proposed or implemented regulatory action must report such notification and the nature of the action to ODJFS no later than one working day after receipt from ODI. The ODJFS may request, and the MCP must provide, any additional information as necessary to assure continued satisfaction of program requirements. MCPs may request that information related to such actions be considered proprietary in accordance with established ODJFS procedures. Failure to comply with this provision will result in an immediate membership freeze.

APPENDIX K

QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM AND
EXTERNAL QUALITY REVIEW ABD ELIGIBLE POPULATION

1. As required by federal regulation, 42 CFR 438.240, each managed care plan (MCP) must have an ongoing Quality Assessment and Performance Improvement Program (QAPI) that is annually prior-approved by the Ohio Department of Job and Family Services (ODJFS). The program must include the following elements:

a. PERFORMANCE IMPROVEMENT PROJECTS

Each MCP must conduct performance improvement projects (PIPs), including those specified by ODJFS. PIPs must achieve, through periodic measurements and intervention, significant and sustained improvement in clinical and non-clinical areas which are expected to have a favorable effect on health outcomes and satisfaction. MCPs must adhere to ODJFS PIP content and format specifications.

All ODJFS-specified PIPs must be prior-approved by ODJFS. As part of the external quality review organization (EQRO) process, the EQRO will assist MCPs with conducting PIPs by providing technical assistance and will annually validate the PIPs. In addition, the MCP must annually submit to ODJFS the status and results of each PIP.

ODJFS will identify the clinical and/or non-clinical study topics for the SPY 2008 Provider Agreement. Initiation of the PIPs will begin in the second year of participation in the ABD Medicaid managed care program.

In addition, as noted in Appendix M, if an MCP fails to meet the Minimum Performance Standard for selected Clinical Performance Measures, the MCP will be required to complete a PIP.

b. UNDER- AND OVER-UTILIZATION

Each MCP must have mechanisms in place to detect under- and over-utilization of health care services. The MCP must specify the mechanisms used to monitor utilization in its annual submission of the QAPI program to ODJFS.

It should also be noted that pursuant to the program integrity provisions outlined in Appendix I, MCPs must monitor for the potential under-utilization of services by their members in order to assure that all Medicaid-covered services are being provided, as required. If any under-utilized services are identified, the MCP must immediately investigate and correct the problem(s) which resulted in such under-utilization of services.

Appendix K

In addition, beginning in SFY 2005, the MCP must conduct an ongoing review of service denials and must monitor utilization on an ongoing basis in order to identify services which may be under-utilized.

c. SPECIAL HEALTH CARE NEEDS

Each MCP must have mechanisms in place to assess the quality and appropriateness of care furnished to members with special health care needs. The MCP must specify the mechanisms used in its annual submission of the QAP1 program to ODJFS.

d. SUBMISSION OF PERFORMANCE MEASUREMENT DATA

Each MCP must submit clinical performance measurement data as required by ODJFS that enables ODJFS to calculate standard measures. Refer to Appendix M "Performance Evaluation" for a more comprehensive description of the clinical performance measures.

Each MCP must also submit clinical performance measurement data as required by ODJFS that uses standard measures as specified by ODJFS. MCPs will be required to submit Health Employer Data Information Set (HEDIS) audited data for measures that . will be identified by ODJFS for the SFY 2008 Provider Agreement.

The measures must have received a "report" designation from the HEDIS certified auditor and must be specific to the Medicaid population. Data must be submitted annually and in an electronic format. Data will be used for MCP clinical performance monitoring and will be incorporated into comparative reports developed by the EQRO.

Initiation of submission of performance data will begin in the second year of participation in the Medicaid managed care program.

2. EXTERNAL QUALITY REVIEW

In addition to the following requirements, MCPs must participate in external quality review activities as outlined in OAC 5101:3-26-07.

a. EORO ADMINISTRATIVE REVIEW AND NON-DUPLICATION OF MANDATORY ACTIVITIES

The EQRO will conduct administrative compliance assessments for each MCP every three (3) years. The review will include, but not be limited to, the following domains as specified by ODJFS: member rights and services, QAPI program, access standards, provider network, grievance system, case management, coordination and continuity of care, and utilization management. In accordance with 42 CFR 438.360 and 438.362, MCPs with accreditation from a national accrediting organization approved by the Centers for Medicare and Medicaid Services (CMS) may request a non-duplication exemption from certain specified components of the administrative review. Non-duplication exemptions may not be requested for SFY 07.

b. ANNUAL REVIEW OF OAPI AND CASE MANAGEMENT PROGRAM

Each MCP must implement an evaluation process to review, revise, and/or update the QAPI program. The MCP must annually submit its QAPI program for review and approval by ODJFS.

The annual QAPI and case management (refer to Appendix G) program submissions are subject to an administrative review by the EQRO. If the EQRO identifies deficiencies during its review, the MCP must develop and implement Corrective Action Plan(s) that are prior approved by ODJFS. Serious deficiencies may result in immediate termination or non-renewal of the provider agreement.

c. EXTERNAL QUALITY REVIEW PERFORMANCE

In accordance with OAC rule 5101:3-26-07, each MCP must participate in clinical or non-clinical focused quality of care studies as part of the annual external quality review survey. If the EQRO cites a deficiency in clinical or non-clinical performance, the MCP will be required to complete a Corrective Action Plan (e.g., ODJFS technical assistance session). Quality Improvement Directives or Performance Improvement Projects depending on the severity of the deficiency. (An example of a deficiency is if an MCP fails to meet certain clinical or administrative standards as supported by national evidence-based guidelines or best practices.) Serious deficiencies may result in immediate termination or non-renewal of the provider agreement. These quality improvement measures recognize the importance of ongoing MCP performance improvement related to clinical care and service delivery.

APPENDIX L

DATA QUALITY ABD ELIGIBLE POPULATION

A high level of performance on the data quality measures established in this appendix is crucial in order for the Ohio Department of Job and Family Services (ODJFS) to determine the value of the Aged, Blinded or Disabled (ABD) Medicaid Managed Health Care program and to evaluate Medicaid consumers' access to and quality of services. Data collected from MCPs are used in key performance assessments such as the external quality review, clinical performance measures, utilization review, care coordination and case management, and in determining incentives. The data will also be used in conjunction with the cost reports in setting the premium payment rates. The following measures, as specified in this appendix, will be calculated per MCP and include all Ohio Medicaid members receiving services from the MCP (i.e.. Covered Families and Children (CFC) and ABD membership, if applicable): Encounter Data Omissions, Incomplete Outpatient Hospital Data,, Rejected Encounters, Acceptance Rate, Encounter Data Accuracy, and Generic Provider Number Usage.

Data sets collected from MCPs with data quality standards include: encounter data; case management data; data used in the external quality review; members' PCP data; and appeal and grievance data.

1. ENCOUNTER DATA

For detailed descriptions of the encounter data quality measures below, see ODJFS Methods for the ABD and CFC Medicaid Managed Care Programs Data Quality Measures.

l.a. Encounter Data Completeness

Each MCP's encounter data submissions will be assessed for completeness. The MCP is responsible for collecting information from providers and reporting the data to ODJFS in accordance with program requirements established in Appendix C, MCP Responsibilities. Failure to do so jeopardizes the MCP's ability to demonstrate compliance with other performance standards.

l.a.i. Encounter Data Volume

Measure: The volume measure for each service category, as listed in Table 2 below, is the rate of utilization (e.g., discharges, visits) per 1.000 member months (MM) for the ABD program. The measure will be calculated per MCP (i.e., to include all counties with ABD memberships served by the MCP).

Report Period: The report periods for the SFY 2007 and SPY 2008 contract periods are listed in the table below.

Appendix L

Table 1. Report Periods for the SFY 2007 and 2008 Contract Periods

Report Period	Data Source: Estimated Encounter Data File Update	Quarterly Report Estimated Issue Date	Contract Period
Qtr 1 2007	July 2007	August 2007	SFY 2007
Qtr l, Qtr 2 2007	October 2007	November 2007	SFY 2007
Qtr 1 thru Qtr 3 2007	January 2008	February 2008	SFY 2008
Qtr 1 thru Qtr 4 2007	April 2007	May 2007	SFY 2008
Qtr 1 thru Qtr 4 2007, Qtr 1 2008	July 2008	August 2008	SFY 2008
Qtr 1 thru Qtr 4 2007, Qtr 1, Qtr 2 2008	October 2008	November 2008	SFY 2008

Qtrl = January to March Qtr2 = April to June Qtr3 = July to September Qtr 4 = October to December

Data Quality Standard: The utilization rate for all service categories listed in Table 2 must be equal to or greater than the interim standards established in Table 2 (see below. Table 2 -Encounter Data Volume Standards).

Statewide Approach: Prior to establishment of statewide minimum performance standards, ODJFS will evaluate MCP performance using the interim standards for Encounter data volume. ODJFS will use the first four quarters of data (i.e., full calendar year quarters) from all MCPs serving ABD program membership to determine statewide minimum encounter volume data quality standards.

Appendix L

Table 2. Interim Standards
Encounter Data Volume

Category	Measure per 1,000/MM	Standard for Dates of Service on or after 1/1/2007	Description
Inpatient Hospital	Discharges	2.7	General/acute care, excluding newborns and mental health and chemical dependency services
Emergency Department	Visits	25.3	Includes physician and hospital emergency department encounters
Dental	Visits	25.5	Non-institutional and hospital dental visits
Vision	Visits	5.3	Non-institutional and hospital outpatient optometry and ophthalmology visits
Primary and Specialist Care	Visits	116.6	Physician/practitioner and hospital outpatient visits
Ancillary Services	Visits	66.8	Ancillary visits
Behavioral Health	Service	5.2	Inpatient and outpatient behavioral encounters
Pharmacy	Prescriptions	246.1	Prescribed drugs

Determination of Compliance: Performance is monitored once every quarter for the entire report period. If the standard is not met for every service category in all quarters of the report period, then the MCP will be determined to be noncompliant for the report period.

Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of two percent of the current month's premium payment. Monetary sanctions will not be levied for consecutive quarters that an MCP is determined to be noncompliant. If an MCP is noncompliant for three consecutive quarters, membership will be frozen. Once the MCP is determined to be compliant with the standard and the violations/deficiencies are resolved to the satisfaction of ODJFS, the penalties will be lifted, if applicable, and monetary sanctions will be returned.

Appendix L

l.a.ii. Encounter Data Omissions

Omission studies will evaluate the completeness of the encounter data.

Measure: This study will compare the medical records of members during the time of membership to the encounters submitted. Omission rates will be calculated per MCP (i.e., to include all counties serviced by the MCP).

The encounters documented in the medical record that do not appear in the encounter data will be counted as omissions.

Report Period: In order to provide timely feedback on the omission rate of encounters, the report period will be the most recent from when the measure is initiated. This measure is conducted annually.

Medical records retrieval from the provider and submittal to ODJFS or its designee is an integral component of the omission measure. ODJFS has optimized the sampling to minimize the number of records required. This methodology requires a high record submittal rate. To aid MCPs in achieving a high submittal rate, ODJFS will give at least an 8 week period to retrieve and submit medical records as a part of the validation process. A record submittal rate will be calculated as a percentage of all records requested for the study.

Data Quality Standard: The data quality standard is a maximum omission rate of 15% for studies with time periods ending in CY 2008.

Penalty for Noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

l.a.iii. Incomplete Outpatient Hospital Data

ODJFS will be monitoring, on a quarterly basis, the percentage of hospital encounters which contain a revenue code and CPT/HCPCS code. A CPT/HCPCS code must accompany certain revenue center codes. These codes are listed in Appendix B of Ohio Administrative Code rule 5101:3-2-21 (fee-for-service outpatient hospital policies) and in the methods for calculating the completeness measures.

Measure: The percentage of outpatient hospital line items with certain revenue center codes, as explained above, which had an accompanying valid procedure (CPT/HCPCS) code. The measure will be calculated per MCP (i.e., to include all counties serviced by the MCP).

Appendix L

Report Period: For the SFY 2007 contract period, performance will be evaluated using the following report periods: January - March 2007; April - June 2007. For the SFY 2008 contract period, performance will be evaluated using the following report periods: January - March 2007; April - June 2007; July-September 2007; October - December 2007; January - March 2008; April -June 2008.

Data Quality Standard: The data quality standard is a minimum rate of 95%.

Determination of Compliance: Performance is monitored once every quarter. If the standard is not met in all report periods, then the MCP will be determined to be noncompliant.

Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent quarterly measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

l.a.iv. Rejected Encounters

Encounters submitted to ODJFS that are incomplete or inaccurate are rejected and reported back to the MCPs on the Exception Report. If an MCP does not resubmit rejected encounters, ODJFS' encounter data set will be incomplete.

Measure 1 only applies to MCPs that have had Medicaid membership for more than one year.

Measure 1: The percentage of encounters submitted to ODJFS that are rejected. The measure will be calculated per MCP (i.e., to include all counties serviced by the MCP).

Report Period: For the SFY 2007 contract period, performance will be evaluated using the following report periods: January - March 2007; April - June 2007. For the SFY 2008 contract period, performance will be evaluated using the following report periods July - September 2007;

October - December 2007; January - March 2008; April - June 2008.

Data Quality Standard 1: Data Quality Standard 1 is a maximum encounter data rejection rate of 10% for each file in the ODJFS-specified medium per format. The measure will be calculated per MCP (i.e., to include all counties serviced by the MCP).

Determination of Compliance: Performance is monitored once every quarter. Compliance determination with the standard applies only to the quarter under consideration and does not include performance in previous quarters.

Appendix L

Penalty for noncompliance with Data Quality Standard 1: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of one percent of the current month's premium payment. The monetary sanction will be applied for each file in the ODJFS-specified medium per format that is determined to be out of compliance.

Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

Measure 2 only applies to MCPs that have had Medicaid membership for one year or less.

Measure 2: The percentage of encounters submitted to ODJFS that are rejected. The measure will be calculated per MCP (i.e., to include all counties serviced by the MCP).

Report Period: The report period for Measure 2 is monthly. Results are calculated and performance is monitored monthly. The first reporting month begins with the third month of enrollment.

Data Quality Standard 2: The data quality standard is a maximum encounter data rejection rate for each file in the ODJFS-specified medium per format as follows:
Third through sixth months with membership: 50%
Seventh through twelfth month with membership: 25%

Files in the ODJFS-specified medium per format that are totally rejected will not be considered in the determination of noncompliance.

Determination of Compliance: Performance is monitored once every month. Compliance determination with the standard applies only to the month under consideration and does not include performance in previous quarters.

Penalty for Noncompliance with Data Quality Standard 2: If the MCP is determined to be noncompliant for either standard, ODJFS will impose a monetary sanction of one percent of the MCP's current month's premium payment. The monetary sanction will be applied only once per measure per compliance determination period and will not exceed a total of two percent of the MCP's current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded. Special consideration will be made for MCPs with less than 1,000 members.

Appendix L

l.a.v. Acceptance Rate

This measure only applies to MCPs that have had Medicaid membership for one year or less.

Measure: The rate of encounters that are submitted to ODJFS and accepted (i.e. accepted encounters per 1,000 member months). The measure will be calculated per MCP (i.e., to include all counties serviced by the MCP).

Report Period: The report period for this measure is monthly. Results are calculated and performance is monitored monthly. The first reporting month begins with the third month of enrollment.

Data Quality Standard: The data quality standard is a monthly minimum accepted rate of encounters for each file in the ODJFS-specified medium per format as follows:

Third through sixth month with membership:
50 encounters per 1,000 MM for NCPDP
65 encounters per 1,000 MM forNSF
20 encounters per 1,000 MM for UB-92

Seventh through twelfth month of membership:
250 encounters per 1,000 MM for NCPDP
350 encounters per 1,000 MM for NSF
100 encounters per 1,000 MM for UB-92

Determination of Compliance: Performance is monitored once every month. Compliance determination with the standard applies only to the month under consideration and does not include performance in previous months.

Penalty for Noncompliance: If the MCP is determined to be noncompliant with the standard, ODJFS will impose a monetary sanction of one percent of the MCP's current month's premium payment. The monetary sanction will be applied only once per measure per compliance determination period and will not exceed a total of two percent of the MCP's current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

Appendix L

l.a.vi. Informational Encounter Data Completeness Measures

The encounter data quality measures listed below (section 1 .a.vi. (1) -(2)) are informational only for the ABD population. Although there are no minimum performance standards for these measures, results will be reported and used as one component in monitoring the quality of data submitted to ODJFS by the MCPs.

(1) Incomplete Data For Last Menstrual Period

(2) Incomplete Birth Weight Data

l.b. Encounter Data Accuracy

As with data completeness, MCPs are responsible for assuring the collection and submission of accurate data to ODJFS. Failure to do so jeopardizes MCPs' performance, credibility and, if not corrected, will be assumed to indicate a failure in actual performance.

l.b.i. Encounter Data Accuracy Study

Measure: This accuracy study will compare the accuracy and completeness of payment data stored in MCPs' claims systems during the study period to payment data submitted to and accepted by ODJFS. The measure will be calculated per MCP (i.e., to include all counties serviced by the MCP).

Payment information found in MCPs' claims systems for paid claims that does not match payment information found on a corresponding encounter will be counted as omissions.

Report Period: In order to provide timely feedback on the omission rate of encounters, the report period will be the most recent from when the measure is initiated. This measure is conducted annually.

Data Quality Standard/or Measure:TBD for SFY 2008.

Penalty for Noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction.

Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6) of one percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

l.b.ii. Generic Provider Number Usage

Measure: This measure is the percentage of non-pharmacy encounters with the generic provider number. Providers submitting claims which do not have an MMIS provider number must be

Appendix L

submitted to ODJFS with the generic provider number 9111115. The measure will be calculated per

MCP (i.e., to include all counties serviced by the MCP).

All other encounters are required to have the MMIS provider number of the servicing provider. The report period for this measure is quarterly.

Report Period: For the SPY 2007 contract period, performance will be evaluated using the following report periods: January - March 2007; April - June 2007. For the SFY 2008 contract period, performance will be evaluated using the following report periods: January - March 2007;
April - June 2007; July-September 2007; October - December 2007; January - March 2008; April -June 2008.

Data Quality Standard: A maximum generic provider usage rate of 10%.

Determination of Compliance: Performance is monitored once every quarter. If the standard is not met in all report periods, then the MCP will be determined to be noncompliant

Penalty for noncompliance: The first time an MCP is noncompliant with a standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in ODJFS imposing a monetary sanction. Upon all subsequent measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction (see Section 6.) of three percent of the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded.

1.c. Timely Submission of Encounter Data

l.c.i. Timeliness

ODJFS recommends submitting encounters no later than thirty-five days after the end of the month in which they were paid. ODJFS does not monitor standards specifically for timeliness, but the minimum claims volume (Section l.a.i.) and the rejected encounter (Section l.a.v.) standards are based on encounters being submitted within this time frame.

l.c.ii. Submission ofEncounter Data Files in the ODJFS-specified medium per format

MCP submissions of encounter data files in the ODJFS-specified medium per format to ODJFS are limited to two per format per month. Should an MCP wish to send additional files in the ODJFS-specified medium per format, permission to do so must be obtained by contacting BMHC. Information concerning the proper submission of encounter data may be obtained from the ODJFS Encounter Data File and Submission Specifications document. The MCP must submit a letter of certification, using the form required by ODJFS, with each encounter data file in the ODJFS-specified medium per format.

Appendix L

The letter of certification must be signed by the MCP's Chief Executive Officer (CEO), Chief Financial Officer (CFO), or an individual who has delegated authority to sign for, and who reports directly to, the MCP" s CEO or CFO.

2. CASE MANAGEMENT DATA

ODJFS designed a case management system (CAMS) in order to monitor MCP compliance with program requirements specified in Appendix G, Coverage and Services. Each MCP's case management data submissions will be assessed for completeness and accuracy. The MCP is responsible for submitting a case management file every month. Failure to do so jeopardizes the MCP's ability to demonstrate compliance with case management requirements. For detailed descriptions of the case management measures below, see ODJFS Methods for theABD andCFC Medicaid Managed Care Programs Data Quality Measures.

2.a. Case Management System Data Accuracy

2.a.i. Open Case Management Spans for Disenrolled Members

Measure: The percentage of the MCP's case management records in CAMS for the ABD program that have open case management date spans for members who have disenrolled from the MCP.

Report Period: January - March 2007, and April - June 2007 report periods. For the SFY 2008 contract period, July — September 2007, October — December 2007, January - March 2008, and April - June 2008 report periods.

Data Quality Standard: A rate of open case management spans for disenrolled members of no more than 1.0%.

Statewide Approach: MCPs will be evaluated using a statewide result specific for the ABD program, including all regions in which an MCP has ABD membership. An MCP will not be evaluated until the MCP has at least 3,000 ABD members statewide who have had at least three months of continuous enrollment during each month of the entire report period. As the ABD Medicaid managed care program expands statewide and regions become active in different months, statewide results will include every region in which an MCP has membership [Example: MCP AAA has: 6,000 members in the South West region beginning in January 2007; 7,000 members in the West Central region beginning in February 2007; and 8,000 members in the South East region beginning in March 2007. MCP AAA's statewide results for the April-June 2007 report period will include data for the South West, West Central, and South East regions.]

Penalty for noncompliance: If an MCP is noncompliant with the standard, then the ODJFS will issue a Sanction Advisory informing the MCP that a monetary sanction will be imposed if the MCP is noncompliant for any future report periods. Upon all subsequent semi-annual measurements of performance, if an MCP is again determined to be noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent of the current month's premium payment.

Appendix L

Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction ofODJFS, the money will be refunded.

2.b. Timely Submission of Case Management Files

Data Quality Submission Requirement: The MCP must submit Case Management files on a monthly basis according to the specifications established in ODJFS' Case Management File and Submission Specifications.

Penalty/or noncompliance: See Appendix N, Compliance Assessment System, for the penalty for noncompliance with this requirement.

3. EXTERNAL QUALITY REVIEW DATA

In accordance with federal law and regulations, ODJFS is required to conduct an independent quality review of contracting managed care plans. The OAC rule 5101:3-26-07(C) requires MCPs to submit data and information as requested by ODJFS or its designee for the annual external quality review.

Two information sources are integral to these studies: encounter data and medical records. Because encounter data is used to draw samples for the clinical studies, quality must be sufficient to ensure valid sampling.

An adequate number of medical records must then be retrieved from providers and submitted to ODJFS or its designee in order to generalize results to all applicable members. To aid MCPs in achieving the required medical record submittal rate, ODJFS will give at least an eight week period to retrieve and submit medical records.

If an MCP does not complete a study because either their encounter data is of insufficient quality or too few medical records are submitted, accurate evaluation of clinical quality in the study area cannot be determined for the individual MCP and the assurance of adequate clinical quality for the program as a whole is jeopardized.

3.a. Independent External Quality Review

Measure: The independent external quality review covers both administrative and clinical focus areas of study.

Report Period: The report period is one year. Results are calculated and performance is monitored annually. Performance is measured with each review.

Data Quality Standard 1: Sufficient encounter data quality in each study area to draw a sample as determined by the external quality review organization

Appendix L

Penalty for noncompliance with Data Quality Standard 1: For each study that is completed during this contract period, if an MCP is noncompliant with the standard, ODJFS will impose a non-refundable $10,000 monetary sanction.

Data Quality Standard 2: A minimum record submittal rate of 85% for each clinical measure.

Penalty for noncompliance for Data Quality Standard 2: For each study that is completed during this contract period, if an MCP is noncompliant with the standard, ODJFS will impose a non-refundable $10,000 monetary sanction.

4. MEMBERS' PCP DATA

The designated PCP is the physician who will manage and coordinate the overall care for ABD members including those who have case management needs. The MCP must submit a Members' Designated PCP file every month. Specialists may and should be identified as the PCP as appropriate for the member's condition; however, no ABD member may have more than one PCP identified.

4.a. Timely submission of Member's PCP Data

Data Quality Submission Requirement: The MCP must submit a Members' Designated PCP Data files on a monthly basis according to the specifications established in ODJFS Member's PCP Data File and Submission Specifications.

Penalty for noncompliance: See Appendix N, Compliance Assessment System, for the penalty for noncompliance with this requirement.

4.b. Designated PCP for newly enrolled members

Measure: The percentage ofMCP's newly enrolled members who were designated a PCP by their effective date of enrollment.

Report Periods: For the SFY 2007 contract period, performance will be evaluated quarterly using the January - March 2007 and April - June 2007 report periods. For the SFY 2008 contract period, performance will be evaluated quarterly using the July-September 2007, October - December 2007, January - March 2008 and April - June 2008 report periods.

Data Quality Standard: A minimum rate of 65% of new members with PCP designation by their effective date of enrollment for quarter 3 and quarter 4 of SFY 2007. A minimum rate of 75% of new members with PCP designation by their effective date of enrollment for quarter 1 and quarter 2 of SFY 2008. A minimum rate of 85% of new members with PCP designation by their effective date of enrollment for quarter 3 and quarter 4 of SFY 2008.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has ABD membership. An MCP will not be evaluated until the MCP has at least

Appendix L

3,000 ABD members statewide who have had at least three months of continuous enrollment during each month of the entire report period.

Penalty for noncompliance: If an MCP is noncompliant with the standard, ODJFS will impose a monetary sanction of one-half of one percent the current month's premium payment. Once the MCP is performing at standard levels and violations/deficiencies are resolved to the satisfaction of ODJFS, the money will be refunded. As stipulated in OAC rule 5101:3-26-08.2, each new member must have a designated primary care physician (PCP) prior to their effective date of coverage. Therefore, MCPs are subject to additional corrective action measures under Appendix N, Compliance Assessment System, for failure to meet this requirement.

5. APPEALS AND GRIEVANCES DATA

Pursuant to OAC rule 5101:3-26-08.4, MCPs are required to submit information at least monthly to ODJFS regarding appeal and grievance activity. ODJFS requires these submissions to be in an electronic data file format pursuant to the Appeal File and Submission Specifications and Grievance File and Submission Specifications.

The appeal data file and the grievance data file must include all appeal and grievance activity, respectively, for the previous month, and must be submitted by the ODJFS-specified due date, These data files must be submitted in the ODJFS-specified format and with the ODJFS-specified filename in order to be successfully processed.

Penalty/or noncompliance: MCPs who fail to submit their monthly electronic data files to the ODJFS by the specified due date or who fail to resubmit, by no later than the end of that month, a file which meets the data quality requirements will be subject to penalty as stipulated under the Compliance Assessment System (Appendix N).

6. NOTES

6.a. Penalties, Including Monetary Sanctions, for Noncompliance

Penalties for noncompliance with standards outlined in this appendix, including monetary sanctions, will be imposed as the results are finalized. With the exception of Sections 1 .a.i., 1 .a.v., and 1 .a.v.i., no monetary sanctions described in this appendix will be imposed if the MCP is in its first contract year ofMedicaid program participation. Notwithstanding the penalties specified in this Appendix, ODJFS reserves the right to apply the most appropriate penalty to the area of deficiency identified when an MCP is determined to be noncompliant with a standard. Monetary penalties for noncompliance with any individual measure, as determined in this appendix, shall not exceed $300,000 during each evaluation.

Refundable monetary sanctions will be based on the premium payment in the month of the cited deficiency and due within 30 days of notification by ODJFS to the MCP of the amount.

Appendix L

Any monies collected through the imposition of such a sanction will be returned to the MCP (minus any applicable collection fees owed to the Attorney General's Office, if the MCP has been delinquent in submitting payment) after the MCP has demonstrated full compliance with the particular program requirement and the violations/deficiencies are resolved to the satisfaction of ODJFS. If an MCP does not comply within two years of the date of notification ofnoncompliance, then the monies will not be refunded.

6.b. Combined Remedies

If ODJFS determines that one systemic problem is responsible for multiple deficiencies, ODJFS may impose a combined remedy which will address all areas of deficient performance. The total fines assessed in any one month will not exceed 15% of the MCP's monthly premium payment for the Ohio Medicaid program.

6.c. Membership Freezes

MCPs found to have a pattern of repeated or ongoing noncompliance may be subject to a membership freeze.

6.d. Reconsideration

Requests for reconsideration of monetary sanctions and enrollment freezes may be submitted as provided in Appendix N, Compliance Assessment System.

6.e. Contract Termination, Nonrenewals, or Denials

Upon termination either by the MCP or ODJFS, nonrenewal, or denial of an MCP provider agreement, all previously collected refundable monetary sanctions will be retained by ODJFS.

APPENDIX M

PERFORMANCE EVALUATION ABD ELIGIBLE POPULATION

This appendix establishes minimum performance standards for managed care plans (MCPs) in key program areas, under the Agreement. Standards are subject to change based on the revision or update of applicable national standards, methods, benchmarks, or other factors as deemed relevant. Performance will be evaluated in the categories of Quality of Care, Access, Consumer Satisfaction, and Administrative Capacity. Each performance measure has an accompanying minimum performance standard. MCPs with performance levels below the minimum performance standards will be required to take corrective action. All performance measures, as specified in this appendix, will be calculated per MCP and include only members in the ABD Medicaid managed care program

Selected measures in this appendix will be used to determine incentives as specified in Appendix 0, Pay for Performance (P4P).

1. QUALITY OF CARE
l.a. Independent External Quality Review

In accordance with federal law and regulations, state Medicaid agencies must annually provide for an external quality review of the quality outcomes and timeliness of, and access to, services provided by Medicaid-contracting MCPs [(42 CFR 438.204(d)]. The external review assists the state in assuring MCP compliance with program requirements and facilitates the collection of accurate and reliable information concerning MCP performance.

Measure: The independent external quality review covers both an administrative review and focused quality of care studies as outlined in Appendix K.

Report Period: Performance will be evaluated using the reviews conducted during SFY 2008.

Action Required for Deficiencies: For all reviews conducted during the contract period, if the EQRO cites a deficiency in the administrative review or quality of care studies, the MCP will be required to complete a Corrective Action Plan, Quality Improvement Directive, or Performance Improvement Project as outlined in Appendix K of the Agreement. Serious deficiencies may result in immediate termination or non-renewal of the Agreement.

l.b. Members with Special Health Care Needs (MSHCN)

Given the substantial proportion of members with chronic conditions and co-morbidities in the ABD population, one of the quality of care initiatives of the ABD Medicaid managed care program focuses on case management. In order to ensure state compliance with the provisions of 42 CFR 438.208, the Bureau of Managed Health Care established Members with Special Health Care Needs (MSHCN) basic program requirements as set forth in Appendix G, Coverage and Services of the Agreement, and corresponding minimum performance standards as described below. The purpose of

Appendix M

these measures is to provide appropriate and targeted case management services to MSHCN who have specific diagnoses and/or who require high-cost or extensive services. Given the expedited schedule for implementing the ABD Medicaid managed care program, coupled with the challenges facing a new Medicaid program in the State of Ohio, the minimum performance standards for the case management requirements for MSHCN are phased in throughout SFY 2007 and SFY 2008. The minimum standards for these performance measures will be fully phased in by no later than SPY 2009. For detailed methodologies of each measure, see ODJFS Methods/or the ABD Medicaid Managed Care Program's Case Management Performance Measures.

l.b.ii. Case Management of Members

Measure: The average monthly case management rate for members who have at least three months of consecutive enrollment in one MCP.

Report Period: For the SFY 2007 contract period, April - June 2007 report period. For the SFY 2008 contract period, July - September 2007, October - December 2007, January - March 2008, and April - June 2008 report periods.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. An MCP will not be evaluated until the MCP has at least 3,000 members statewide who have had at least three months of continuous enrollment during each month of the entire report period. As the ABD Medicaid managed care program expands statewide and regions become active in different months, statewide results will include every region in which an MCP has membership [Example: MCP AAA has: 6,000 members in the South West region beginning in January 2007; 7,000 members in the West Central region beginning in February 2007;
and 8,000 members in the South East region beginning in March 2007. MCP AAA's statewide results for the April-June 2007 report period will include case management rates for all members who meet minimum continuous enrollment criteria for this measure in: the South West region for April 2007's monthly rate calculation; the South West and West Central regions for May 2007's monthly rate calculation; and the South West, West Central, and South East regions for June 2007's monthly rate calculation.]

Minimum Performance Standard: For the fourth quarters of SFY 2007, a case management rate of 30%. For the first and second quarters of SFY 2008, a case management rate of 35%. For the third and fourth quarters of SFY 2008, a case management rate of 40%. ODJFS expects the minimum standard for this measure to increase to 50% by the fourth quarter of SFY 2009.

Penalty for Noncompliance: The first time an MCP is noncompliant with the standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement. Once the MCP is performing at standard levels and the violations/deficiencies are resolved to the satisfaction of ODJFS, the new member selection freeze/reduction of assignments will be lifted.

l.b.ii. Case Management of Members with an ODJFS-Mandated Condition

Appendix M

Measure 1: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of asthma who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 2: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of chronic obstructive pulmonary disease who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 3: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of congestive heart failure who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 4: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of severe mental illness who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 5: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of high risk or high cost substance abuse disorders who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 6: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of severe cognitive and/or developmental limitation who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 7: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of diabetes who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 8: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of non-mild hypertension who have had at least three consecutive months of enrollment in one MCP that are case managed.

Measure 9: The percent of members with a positive identification through an ODJFS administrative review of data for the ODJFS-mandated case management condition of coronary arterial disease who have had at least three consecutive months of enrollment in one MCP that are case managed.

Report Periods/or Measures 1- 9: For the SFY 2007 contract period April - June 2007 report periods. For the SFY 2008 contract period, July - September 2007, October - December 2007, January - March 2008, and April - June 2008 report periods.

Appendix M

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. An MCP will not be evaluated until the MCP has at least 3,000 members statewide who have had at least three months of continuous enrollment during each month of the entire report period. As the ABD Medicaid managed care programs expands statewide and regions become active in different months, statewide results will include every region in which an MCP has membership [Example: MCP AAA has: 6,000 members in the South West region beginning in January 2007; 7,000 members in the West Central region beginning in February 2007;
and 8,000 members in the South East region beginning in March 2007. MCP AAA's statewide results for the April-June 2007 report period will include case management rates for all members in the South West, West Central, and South East regions who are identified through the administrative data review as having a mandated condition and are continuously enrolled for at least three consecutive months in one MCP.]

Minimum Performance Standard/or Measures 1-9: For the fourth quarter of SFY 2007, a case management rate of 60%. For the first and second quarters of SFY 2008, a case management rate of 65%. For the third and fourth quarters of SFY 2008, a case management rate of 70%. ODJFS expects the minimum standard for this measure to increase to 80% by the fourth quarter of SFY 2009.

Penalty for Noncompliance for Measures 1-9: The first time an MCP is noncompliant with the standard for this measure, ODJFS will issue a Sanction Advisory informing the MCP that any future noncompliance instances with the standard for this measure will result in new member selection freezes or a reduction of assignments will occur as outlined in Appendix N of the Provider Agreement. Once the MCP is performing at standard levels and the violations/deficiencies are resolved to the satisfaction of ODJFS the new member selection freeze/reduction of assignments will be lifted.

1.c. Clinical Performance Measures

MCP performance will be assessed based on the analysis of submitted encounter data for each year. For certain measures, standards are established; the identification of these standards is not intended to limit the assessment of other indicators for performance improvement activities. Performance on multiple measures will be assessed and reported to the MCPs and others, including Medicaid consumers.

The clinical performance measures described below closely follow the National Committee for Quality Assurance's (NCQA) Health Plan Employer Data and Information Set (HEDIS). NCQA may annually change its method for calculating a measure. These changes can make it difficult to evaluate whether improvement occurred from a prior year. For this reason, ODJFS will use the same methods to calculate the baseline results and the results for the period in which the MCP is being held accountable. For example, the same methods are used to calculate calendar year 2008 results (the baseline period) and calendar year 2009 results. The methods will be updated and a new baseline will be created during 2009 for calendar year 2010 results. These results will then serve as the baseline to evaluate whether improvement occurred from calendar year 2009 to calendar year 2010. Clinical performance measure results will be calculated after a sufficient amount of time has passed after the end of the report period in order to allow for claims runout. For a

Appendix M

comprehensive description of the clinical performance measures below, see ODJFS Methods for Clinical Performance Measures, ABD Medicaid Managed Care Program. Performance standards are subject to change, based on the revision or update ofNCQA methods or other national standards, methods or benchmarks.

MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. ODJFS will use the first calendar year of an MCP's ABD managed care program membership as the baseline year (i.e., CY2007). The baseline year will be used to determine performance standards and targets; baseline data will come from a combination ofFFS claims data and MCP encounter data. For those performance measures that require two calendar years of baseline data, the additional calendar year (i.e., the calendar year prior to the first calendar year of ABD managed care program membership, i.e., CY2006) data will come from FFS claims data.

An MCP's second calendar year of ABD managed care program membership (i.e., CY2008) will be the initial report period of evaluation for performance measures that require one calendar year of baseline data (i.e., CY2007), and for performance measures that require two calendar years of baseline data (i.e., CY2006 and CY2007).

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January -December 2007 report period and may be adjusted based on the number of months of ABD managed care membership. For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period.

l.c.i. Congestive Heart Failure (CHF) - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the principal diagnosis was CHF, per thousand member months, for members who had a diagnosis of CHF in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results. (For example, if last year's results were TBD%, then the difference between the target and last year's results is TBD%. In this example, the standard is an improvement in performance of TBD% of this difference or TBD%. In this example, results of TBD% or better would be compliant with the standard.)

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.ii. Congestive Heart Failure (CHF) - Emergency Department (ED) Utilization Rate

Appendix M

Measure: The number of emergency department visits in the reporting year where the primary diagnosis was CHF, per thousand member months, for members who had a diagnosis ofCHF in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.iii. Congestive Heart Failure (CHF) - ACE Inhibitor/Angiotensin Receptor Blocker

Measure: The percentage of members who had a diagnosis of CHF in the year prior to the reporting year, who were enrolled for six or more months in the reporting year, who received one or more prescriptions for an ACE Inhibitor or Angiotensin Receptor Blocker during the reporting year.

Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.iv. Congestive Heart Failure (CHF) - Cardiac Related Hospital Readmission

Measure: The rate of cardiac related readmissions during the reporting period for members who had a diagnosis of CHF in the year prior to the reporting period. A readmission is defined as a cardiac related admission that occurs within 30 days of a prior cardiac related admission. Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in

Appendix M

Appendix K., Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which w'ill notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.v. Coronary Artery Disease (CAD) - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the primary diagnosis was CAD, per thousand member months, for members who had diagnosis of CAD in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.vi. Coronary Artery Disease (CAD) - Emergency Department (ED) Utilization Rate

Measure: The number of emergency department visits in the reporting year where the principal diagnosis was CAD, per thousand member months, for members who had a diagnosis of CAD in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.vii. Coronary Artery Disease (CAD) - Cardiac Related Hospital Readmission

Measure: The rate of cardiac related readmissions in the reporting year for members who had a diagnosis of CAD in the year prior to the reporting year. A readmission is defined as a cardiac related admission that occurs within 30 days of a prior cardiac related admission.

Appendix M

Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.viii. Beta Blocker Treatment after Heart Attack

Measure: The percentage of members 35 years and older as of December 31st of the reporting year who were hospitalized from January 1 - December 241 of the reporting year with a diagnosis of acute myocardial infarction (AMI) and who received an ambulatory prescription for beta blockers within seven days of discharge. Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.ix. Coronary Artery Disease (CAD) - Cholesterol Management for Patients with Cardiovascular Conditions/LDL-C Screening Performed

Measure: The percentage of members who had a diagnosis of CAD in the year prior to the reporting year, who were enrolled for at least 11 months in the reporting year, and who received a lipid profile during the reporting year.

Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of

Appendix M

noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.x. Hypertension - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the primary diagnosis was non-mild hypertension, per thousand member months, for members who had a diagnosis of non-mild hypertension in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required/or Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xi. Hypertension - Emergency Department (ED) Utilization Rate

Measure: The number of emergency department visits in the reporting year where the principal diagnosis was non-mild hypertension, per thousand member months, for members who had a diagnosis of non-mild hypertension in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xii. Diabetes - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the principal diagnosis was diabetes, per thousand member months, for members identified as diabetic in the year prior to the reporting year.

Target: TBD

Appendix M

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required/or Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xiii. Diabetes - Emergency Department (ED) Utilization Rate

Measure: The number of emergency department visits in the reporting year where the primary diagnosis was diabetes, per thousand member months, for members identified as diabetic in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality/Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xiv. Diabetes - Eye Exam

Measure: The percentage of diabetic members who were enrolled for at least 11 months during the reporting year, who received one or more retinal or dilated eye exams from an ophthalmologist or optometrist during the reporting year.

Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% increase in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Appendix M

l.c.xv. Chronic Obstructive Pulmonary Disease (COPD) - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the primary diagnosis was COPD, per thousand member months, for members who had a diagnosis of COPD in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required/or Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xvi. Chronic Obstructive Pulmonary Disease (COPD) - Emergency Department (ED) Utilization Rate

Measure: The number of emergency department visits in the reporting year where the principal diagnosis was COPD, per thousand member months, for members who had a diagnosis of COPD in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xvii. Asthma - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the primary diagnosis was asthma, per thousand member months, for members with persistent asthma.

Target: TBD

Appendix M

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required/or Noncompliance: If the standard is not met and the results are below TBD%,

then the MCP is required to complete a Performance Improvement Project, as described in
Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance.

If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality
Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xviii. Asthma - Emergency Department (ED) Utilization Rate

Measure: The number of emergency department visits in the reporting year where the principal diagnosis was asthma, per thousand member months, for members with persistent asthma.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K-, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xix. Asthma - Use of Appropriate Medications for People with Asthma

Measure: The percentage of members with persistent asthma who received prescribed medications acceptable as primary therapy for long-term control of asthma.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xx. Mental Health, Severely Mentally Disabled (SMD) - Inpatient Hospital Discharge Rate

Appendix M

Measure: The number of acute inpatient hospital discharges in the reporting year where the primary diagnosis was SMD, per thousand member months, for members who had a primary diagnosis of SMD in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required/or Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxi. Mental Health, Severely Mentally Disabled (SMD) - Emergency Department Utilization Rate

Measure: The number of emergency department visits in the reporting year where the primary diagnosis was SMD, per thousand member months, for members who had a primary diagnosis of SMD in the year prior to the reporting year.

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxii. Follow-up After Hospitalization for Mental Illness

Measure: The percentage of discharges for members enrolled from the date of discharge through 30 days after discharge, who were hospitalized for treatment of selected mental health disorders and who had a follow-up visit (i.e., were seen on an outpatient basis or were in intermediate treatment with a mental health provider) within:

1) 30 Days of discharge, and
2) 7 Days of discharge.

Target: TBD.

Appendix M

Minimum Performance Standard For Each Measure: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required/or Noncompliance (Follow-up visits within 30 days of discharge): If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

Action Required for Noncompliance (Follow-up visits within 7 days of discharge): If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K-, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxiii. Mental Health, Severely Mentally Disabled (SMD) - SMD Related Hospital Readmission

Measure: The number of SMD related readmissions for members for members who had a diagnosis of SMD in the year prior to the reporting year. A readmission is defined as a SMD related admission that occurs within 30 days of a prior SMD related admission.

Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxiv. Substance Abuse - Inpatient Hospital Discharge Rate

Measure: The number of acute inpatient hospital discharges in the reporting year where the primary diagnosis was alcohol and other drug abuse or dependence (AOD), per thousand member months, for members who had, in the year prior to the reporting year, a diagnosis of AOD and one of the following: AOD-related acute inpatient admission or two AOD related Emergency Department visits.

Appendix M

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K., Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxv. Substance Abuse - Emergency Department Utilization Rate

Measure: The number of emergency department visits in the reporting year where the principal diagnosis was AOD, per thousand member months, for members who had, in the year prior to the reporting year, a diagnosis of AOD and one of the following: AOD-related acute inpatient admission or two AOD related Emergency Department visits .

Target: TBD

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous report period's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxvi. Substance Abuse - Inpatient Hospital Readmission Rate

Measure: The number of AOD related readmissions in the reporting year for members who had, in the year prior to the reporting year, a diagnosis of AOD and one of the following: AOD-related acute inpatient admission or two AOD related Emergency Department visits. A readmission is defined as an AOD-related admission that occurs within 30 days of a prior AOD-related admission.

Target: TBD.

Minimum Performance Standard: The level of improvement must result in at least a TBD% decrease in the difference between the target and the previous year's results.

Action Required for Noncompliance: If the standard is not met and the results are below TBD%, then the MCP is required to complete a Performance Improvement Project, as described in

Appendix M

Appendix K, Quality Assessment and Performance Improvement Program, to address the area of noncompliance. If the standard is not met and the results are at or above TBD%, then ODJFS will issue a Quality Improvement Directive which will notify the MCP of noncompliance and may outline the steps that the MCP must take to improve the results.

l.c.xxvii. Informational Clinical Performance Measures

The clinical performance measures listed in Table 1 are informational only. Although there are no performance targets or minimum performance standards for these measures, results will be reported and used as one component in assessing the quality of care provided by MCPs to the ABD managed care population.

Table 1. Informational Clinical Performance Measures

Condition	Informational Performance Measure
CHF	Discharge rate with age group breakouts
CAD	Discharge rate with age group breakouts
Hypertension	Discharge rate with age group breakouts
Diabetes	Discharge rate with age group breakouts
Comprehensive Diabetes Care (CDC)/HbAlc testing
CDC/kidney disease monitored
CDC/LDL-C screening performed
COPD	Discharge rate with age group breakouts
Use of Spirometry Testing in the Assessment and Diagnosis of COPD
Asthma	Discharge rate with age group breakouts
Mental Health (SMD)	Discharge rate with age group breakouts
Antidepressant Medication Management
Substance Abuse	Discharge rate with age group breakouts
Initiation and Engagement of Alcohol and Other Drug Dependence Treatment

2. ACCESS

Performance in the Access category will be determined by the following measures: Primary Care Physician (PCP) Turnover, Adults' Access to Preventive/Ambulatory Health Services, and Adults' Access to Designated PCP. For a comprehensive description of the access performance measures below, see ODJFS Methods/or the ABD Medicaid Managed Care Program Access Performance Measures.

2.a. PCP Turnover

A high PCP turnover rate may affect continuity of care and may signal poor management of providers. However, some turnover may be expected when MCPs end contracts with physicians who are not adhering to the MCP's standard of care. Therefore, this measure is used in conjunction with the adult access and designated PCP measures to assess performance in the access category.

Appendix M

Measure: The percentage of primary care physicians affiliated with the MCP as of the beginning of the measurement year who were not affiliated with the MCP as of the end of the year.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. ODJFS will use the first calendar year ofABD managed care program membership as the baseline year (i.e., CY2007). The baseline year will be used to determine a minimum statewide performance standard. An MCP's second calendar year ofABD managed care program membership (i.e., CY2008) will be the initial report period of evaluation, and penalties will be applied for noncompliance.

Report Period: For the SFY 2008 contract period, a baseline level of performance will be established using the CY2007 report period (and may be adjusted based on the number of months ofABD managed care membership). For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period. The first reporting period in which MCPs will be held accountable to the performance standards will be the CY2008 reporting period.

Minimum Performance Standard: A maximum PCP Turnover rate of 18%.

Action Required for Noncompliance: MCPs are required to perform a causal analysis of the high PCP turnover rate and assess the impact on timely access to health services, including continuity of care. If access has been reduced or coordination of care affected, then the MCP must develop and implement an action plan to address the findings.

2.b. Adults' Access to Designated PCP

The MCP must encourage and assist ABD members without a designated primary care physician (PCP) to establish such a relationship, so that a designated PCP can coordinate and manage member's health care needs. This measure is used to assess MCPs' performance in the access category.

Measure: The percentage of members who had a visit through member's designated PCPs.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. ODJFS will use the first calendar year ofABD managed care program membership as the baseline year (i.e., CY2007). The baseline year will be used to determine a minimum statewide performance standard. An MCP's second calendar year ofABD managed care program membership (i.e., CY2008) will be the initial report period of evaluation, and penalties will be applied for noncompliance.

Report Period: For the SFY 2008 contract period, performance will be evaluated using the January - December 2007 report period (and may be adjusted based on the number of months of ABD managed care membership). For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period. The first reporting period in which MCPs will be held accountable to the performance standards will be the SFY 2009 contract period.

Appendix M

Minimum Performance Standards: TBD

Penalty for Noncompliance: If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

2.c. Adults' Access to Preventive/Ambulatory Health Services

This measure indicates whether adult members are accessing health services.

Measure: The percentage of members age 21 and older who had an ambulatory or preventive-care visit.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. ODJFS will use the first calendar year ofABD managed care program membership as the baseline year (i.e., CY2007). The baseline year will be used to determine a minimum statewide performance standard. An MCP's second calendar year ofABD managed care program membership (i.e., CY2008) will be the initial report period of evaluation, and penalties will be applied for noncompliance.

Report Period: For the SPY 2008 contract period, performance will be evaluated using the January - December 2007 report period (and may be adjusted based on the number of months of ABD managed care membership). For the SFY 2009 contract period, performance will be evaluated using the January - December 2008 report period. The first reporting period in which MCPs will be held accountable to the performance standards will be the CY2008 reporting period.

Minimum Performance Standards: TBD

Penalty for Noncompliance: If an MCP is noncompliant with the Minimum Performance Standard, then the MCP must develop and implement a corrective action plan.

3. CONSUMER SATISFACTION

MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership.

In accordance with federal requirements and in the interest of assessing enrollee satisfaction with MCP performance, ODJFS periodically conducts independent consumer satisfaction surveys. Results are used to assist in identifying and correcting MCP performance overall and in the areas of access, quality of care, and member services. Performance in this category will be determined by the overall satisfaction score. For a comprehensive description of the Consumer Satisfaction performance measure below, see ODJFS Methods for ABD Medicaid Managed Care Program Consumer Satisfaction Performance Measures, which are incorporated in this Appendix.

Appendix M

Measure: Overall Satisfaction with MCP: The average rating of the respondents to the Consumer Satisfaction Survey who were asked to rate their overall satisfaction with their MCP. The results of this measure are reported annually.

Report Period: For the SFY 2008 contract period, the measure is under review and the report period has not been determined.

Minimum Performance Standard: An average score of no less than 7.0.

Penalty/or noncompliance: If an MCP is determined noncompliant with the Minimum Performance Standard, then the MCP must develop a corrective action plan and provider agreement renewals may be affected.

4. ADMINISTRATIVE CAPACITY

The ability of an MCP to meet administrative requirements has been found to be both an indicator of current plan performance and a predictor of future performance. Deficiencies in administrative capacity make the accurate assessment of performance in other categories difficult, with findings uncertain. Performance in this category will be determined by the Compliance Assessment System, and the emergency department diversion program. For a comprehensive description of the Administrative Capacity performance measures below, see ODJFS Methods for ABD Medicaid Managed Care Program Administrative Capacity Performance Measures, which are incorporated in this Appendix.

4.b. Emergency Department Diversion

Managed care plans must provide access to services in a way that assures access to primary and urgent care in the most effective settings and minimizes inappropriate utilization of emergency department (ED) services. MCPs are required to identify high utilizers of ED services and implement action plans designed to minimize inappropriate ED utilization.

Measure: The percentage of members who had TBD ED visits during a twelve month reporting period.

Statewide Approach: MCPs will be evaluated using a statewide result, including all regions in which an MCP has membership. ODJFS will use the first calendar year of ABD managed care membership as the baseline year (i.e., CY2007). The baseline year will be used to determine a minimum statewide performance standard and a target. The number of members with an ED visit used to calculate the measure for the baseline year will be adjusted based on the number of months of ABD managed care membership in the baseline year. An MCP's second calendar year of ABD managed care program membership (i.e., CY2008) will be the initial report period of evaluation, and penalties will be applied for noncompliance.

Report Period: For the SFY 2008 contract period, a baseline level of performance will be established using the CY2007 report period (and may be adjusted based on the number of months of ABD managed care membership). For the SFY 2009 contract period, results will be calculated for

Appendix M

the reporting period ofCY2008 and compared to the CY2007 baseline results to determine if the minimum performance standard is met.

Target: TBD

Minimum Performance Standard: TBD

Penalty for Noncompliance: If the standard is not met and the results are above TBD%, then the MCP must develop a corrective action plan, for which ODJFS may direct the MCP to develop the components of their EDD program as specified by ODJFS. If the standard is not met and the results are at or below TBD%, then the MCP must develop a Quality Improvement Directive.

5. Notes

Given that unforeseen circumstances (e.g., revision or update of applicable national standards, methods or benchmarks, or issues related to program implementation) may impact performance assessment as specified in Sections 1 through 4, ODJFS reserves the right to apply the most appropriate penalty to the area of deficiency identified with any individual measure, notwithstanding the penalties specified in this Appendix.

APPENDIX N

COMPLIANCE ASSESSMENT SYSTEM (CAS) ABD ELIGIBLE POPULATION

The Compliance Assessment System (CAS) is designed to improve the quality of each MCP's performance through actions taken by ODJFS to address identified failures to meet certain program requirements. The CAS assesses progressive remedies with specified values (occurrences or points) assigned for certain documented failures to satisfy the deliverables required by the Agreement. Remedies are progressive based upon the severity of the violation, or a repeated pattern of violations. The CAS does not include categories which require subjective assessments or which are not within the MCPs' control. CAS allows the accumulated point total to reflect both patterns of less serious violations as well as less frequent, more serious violations.

The CAS focuses on clearly identifiable deliverables, and occurrences/points are only assessed in documented and verified instances ofnoncompliance. The CAS does not replace ODJFS' ability to require corrective action plans (CAPs) and program improvements, or to impose any of the sanctions specified in Ohio Administrative Code (OAC) rule 5101:3-26-10, including the proposed termination, amendment, or nonrenewal of the MCP's provider agreement.

As stipulated in OAC rule 5101:3-26-10(F). regardless of whether ODJFS imposes a sanction, MCPs are required to initiate corrective action for any MCP program violations or deficiencies as soon as they are identified by the MCP or ODJFS.

Corrective Action Plans (CAPs) - MCPs may be required to develop CAPs for any instance of noncompliance, and CAPs are not limited to actions taken under the CAS. All CAPs requiring ongoing activity on the part of an MCP to ensure their compliance with a program requirement remain in effect for the next provider agreement period. In situations where ODJFS has already determined the specific action which must be implemented by the MCP or if the MCP has failed to submit an ODJFS-approvable CAP, ODJFS may require the MCP to comply with an ODJFS-developed or "directed'' CAP.

Appendix N

Occurrences and Points - Occurrences and points are defined and applied as follows:

Occurrences — Failures to meet program requirements, including but not limited to, noncompliance with administrative requirements.

Examples include:
- Use of unapproved marketing materials.
- Failure to attend a required meeting.
- Second failure to meet a call center standard.

5 Points — Failures to meet program requirements, including but not limited to, actions which could impair the member's ability to access information regarding services in a timely manner or which could impair a member's rights.

Examples include:

- 24-hour call-in system is not staffed by medical personnel.

- Failure to notify a member of their right to a state hearing when the MCP proposes to deny, reduce, suspend or terminate a Medicaid-covered service.

- Failure to appropriately notify ODJFS of provider panel terminations.

10 Points — Failures to meet program requirements, including but not limited to, actions which could affect the ability of the MCP to deliver or the member to access covered services.

Examples include:

- Failure to comply with the minimum provider panel requirements specified in Appendix H of the Agreement.

- Failure to provide medically-necessary Medicaid covered services to members.

- Failure to meet the electronic claims adjudication requirements.

- Failure to submit or comply with CAPs will result in the assessment of occurrences or points based on the nature of the violation under correction.

Appendix N

Notwithstanding the assessment of occurrences and/or points as a result of individual events, the following cumulative actions will be imposed for repeated violations.

• After accumulating a total of three occurrences within a contract term, all subsequent occurrences during the period will be assessed as 5-point violations, regardless of the number of 5-point violations which have been accrued by the MCP.

• After accumulating a total of three 5-point violations within a contract term, all subsequent 5-point violations during the period will be assessed as 8-point violations, except as specified above.

• After accumulating a total of two 10-point violations within a contract term, all subsequent 10-point violations during the period will be assessed as 15-point violations.

Occurrences and points will accumulate over the contract term of the Agreement. Upon the beginning of a new Agreement, the MCP will begin a new contract term with a score of zero unless the MCP has accrued a total of 55 points or more during the prior provider agreement period. Those MCPs who have accrued a total of 55 points or more during the contract term of a prior provider agreement will carry these points over for the first three (3) months of their next provider agreement. If the MCP does not accrue any additional points during this three (3) month period the MCP will then have their point total reduced to zero and continue on in the new contract term. If the MCP does accrue additional points during this three-month period, the MCP will continue to carry the points accrued from the prior provider agreement plus any additional points accrued during the new provider agreement contract term.

For purposes of the CAS, the date that ODJFS first becomes aware of an MCP's program violation is considered the date on which the violation occurred. Therefore, program violations that technically reflect noncompliance from the previous provider agreement period will be subject to remedial action under CAS at the time that ODJFS first becomes aware of this noncompliance.

In cases where an MCP subcontracting provider is found to have violated a program requirement (e.g., failing to provide adequate contract termination notice, marketing to potential members, unapprovable billing of members, etc.), ODJFS will not assess occurrences or points if: (1) the MCP can document that they provided sufficient notification/education to providers of applicable program requirements and prohibited activities; and (2) the MCP takes immediate and appropriate action to correct the problem and to ensure that it does not happen again to the satisfaction of ODJFS. Repeated incidents will be reviewed to determine if the MCP has a systemic problem in this area, and if so, occurrences or points may be assessed, as determined by ODJFS.

Appendix N

All required submissions are to be received by their specified deadline. Unless otherwise specified, late submissions will initially be addressed through CAPs, with repeated instances of untimely submissions resulting in escalating penalties, as may be determined by ODJFS.

If an MCP determines that they will be unable to meet a program deadline, the MCP must verbally inform the designated ODJFS contact person (or their supervisor) of such and submit a written request (by facsimile transmission) for an extension of the deadline as soon as possible, but no later than 3 PM Eastern Time (ET) on the date of the deadline in question. Extension requests should only be submitted in situations where unforeseeable circumstances have arisen which make it impossible for the MCP to meet an ODJFS-stipulated deadline and all such requests will be evaluated upon that basis and with that in mind. Only written approval as may be granted by ODJFS of a deadline extension will preclude the assessment of a CAP, occurrence or points for untimely submissions.

No points or occurrences will be assigned for any violation where an MCP is able to document that the precipitating circumstances were completely beyond their control and could not have been foreseen (e.g., a construction crew severs a phone line, a lightning strike blows a computer system, etc.).

REMEDIES

Progressive remedies will be based on the number of points accumulated at the time of the most recent incident. Unless specifically otherwise indicated in this appendix, all fines issued under the CAS are nonrefundable.

1 -9 Points Corrective Action Plan (CAP)

10-19 Points CAP + $5,000 fine

20-29 Points CAP + $ 10,000 fine

30-39 Points CAP + $20,000 fine

40-69 Points CAP + $30,000 fine

70+ Points Proposed Contract Termination

Appendix N Page 5

New Member Selection Freezes:

Notwithstanding any other penalty- occurrence or point assessment that ODJFS may impose on an MCP under this Appendix, ODJFS may prohibit an MCP from receiving new membership through consumer initiated selection or the assignment process (selection freeze) in one or more counties if: (1) the MCP has accumulated a total of 20 or more points during a contract term;
(2) or the MCP fails to fully implement a CAP within the designated time frame; or (3) circumstances exist which potentially jeopardize the MCP's members' access to care. [Examples of circumstances that ODJFS may consider as jeopardizing member access to care include:

- the MCP has been found by ODJFS to be noncompliant with the prompt payment or the non-contracting provider payment requirements;

- the MCP has been found by ODJFS to be noncompliant with the provider panel requirements specified in Appendix H of the Agreement;

- the MCP's refusal to comply with a program requirement after ODJFS has directed the MCP to comply with the specific program requirement; or

- the MCP has received notice of proposed or implemented adverse action by the Ohio Department of Insurance.]

Payments provided for under the Agreement will be denied for new enrollees, when and for so long as, payments for those enrollees is denied by CMS in accordance with the requirements in 42 CFR 438.730.

Reduction of Assignments

ODJFS may reduce the number of assignments an MCP receives if ODJFS, in its sole discretion, determines that the MCP lacks sufficient administrative capacity to meet the needs of the increased volume in membership. Examples of circumstances which ODJFS may determine demonstrate a lack of sufficient administrative capacity include, but are not limited to, an MCP's failure to: repeatedly provide new member materials by the member's effective date; meet the minimum call center requirements; meet the minimum performance standards for identifying and assessing children with special health care needs and members needing case management services; and/or provide complete and accurate appeal/grievance, member's PCP and CAMS data files.

Noncompliance with Claims Adjudication Requirements:

If ODJFS finds that an MCP is unable to (1) electronically accept and adjudicate claims to final status and/or (2) notify providers of the status of their submitted claims, as stipulated in

Appendix N

Appendix C of the Agreement, ODJFS will assess the MCP with a 10-point penalty and a monetary sanction of $20,000 per day for the period of noncompliance. ODJFS may assess additional penalty points based on the length of noncompliance, as it may determine in its sole discretion.

If ODJFS has identified specific instances where an MCP has failed to take the necessary steps to comply with the requirements specified in Appendix C of the Agreement, for (1) failing to notify non-contracting providers of procedures for claims submissions when requested and/or (2) failing to notify contracting and non-contracting providers of the status of their submitted claims, the MCP will be assessed 5 points per incident of noncompliance.

Noncompliance with Prompt Payment:

Noncompliance with the prompt pay requirements as specified in Appendix J of the Agreement, will result in progressive penalties. The first violation during the contract term will result in the assessment of 5 points, quarterly prompt pay reporting, and submission of monthly status reports to ODJFS until the next quarterly report is due. The second and any subsequent violation during the contract term will result in the submission of monthly status reports, assessment of 10 points and a refundable fine equal to 5% of the MCP's monthly premium payment or $300,000, whichever is less. The refundable fine will be applied in lieu of a nonrefundable fine and the money will be refunded by ODJFS only after the MCP complies with the required standards for two (2) consecutive quarters.

If an MCP is found to have not been in compliance with the prompt pay requirements for any time period for which a report and signed attestation have been submitted representing the MCP as being in compliance, the MCP will be subject to a selection freeze of not less than three (3) months duration.

Noncompliance with Franchise Fee Assessment Requirements

In accordance with ORC Section 5111.176, and in addition to the imposition of any other penalty, occurrence or points under this Appendix, an MCP that does not pay the franchise permit fee in full by the due date is subject to any or all of the following. :

• A monetary penalty in the amount of $500 for each day any part of the fee remains unpaid, except the penalty will not exceed an amount equal to 5 % of the total fee that was due for the calendar quarter for which the penalty was imposed;
• Withholdings from future ODJFS capitation payments. If an MCP fails to pay the full amount of its franchise fee when due, or the full amount of the imposed penalty, ODJFS may withhold an amount equal to the remaining amount due from any future ODJFS capitation payments. ODJFS will return all withheld capitation payments when the franchise fee amount has been paid in full.

• A 10 point penalty assessment for the period of noncompliance.

Appendix N Page 7

• Proposed termination or non-renewal of the MCP's Medicaid provider agreement may occur if the MCP:
a. Fails to pay its franchise permit fee or fails to pay the fee promptly;
b. Fails to pay a penalty imposed under this Appendix or fails to pay the penalty promptly;
c. Fails to cooperate with an audit conducted in accordance with ORC Section 5111.176.

Noncompliance with Clinical Laboratory Improvement Amendments:

Noncompliance with CLIA requirements as specified by ODJFS will result in the assessment of a nonrefundable $1,000 fine for each violation.

'Noncompliance with Encounter Data Submissions:

Submission of unpaid encounters (except for immunization services as specified in Appendix L) will result in the assessment of a nonrefundable $1,000 fine for each violation.

Noncompliance with Abortion and Sterilization Payment

Noncompliance with abortion and sterilization requirements as specified by ODJFS will result in the assessment of a nonrefundable $1,000 fine for each documented violation. Additionally, MCPs must take all appropriate action to correct each such ODJFS-documented violation.

'Negligent Breach of Protected Health Information (PHI) Standards

Non-compliance with the HIPAA Privacy Regulations and negligent breach of protected health information (PHI) standards will be assessed in accordance with Appendix C. Therefore, the progressive remedies specified under Appendix N, Compliance Assessment System will not be utilized for assessing non-compliance with the HIPAA Privacy Regulations and negligent breach of PHI.

Refusal to Comply with Program Requirements

If ODJFS has instructed an MCP that they must comply with a specific program requirement and the MCP refuses, such refusal constitutes documentation that the MCP is no longer operating in the best interests of the MCP's members or the state of Ohio and ODJFS will move to terminate or nonrenew the MCP's provider agreement.

General Provisions:

All notifications of the imposition by ODJFS of a fine or freeze will be made via certified or overnight mail to the identified MCP Medicaid Coordinator.

Appendix N

Pursuant to procedures as may be established by ODJFS, refundable and nonrefundable monetary sanctions/assurances must be remitted to ODJFS within thirty (30) days of receipt of the invoice by the MCP. In addition, per Ohio Revised Code Section 131.02, payments not received within forty-five (45) days will be certified to the Attorney General's (AG's) office. MCP payments certified to the AG's office will be assessed the appropriate collection fee by the AG's office.

Refundable monetary sanctions/assurances applied by ODJFS will be based on the premium payment for the month in which the MCP was cited for the deficiency. Any monies collected through the imposition of such a fine will be returned to the MCP (minus any applicable collection fees owed to the Attorney General's Office if the MCP has been delinquent in submitting payment) after they have demonstrated full compliance, as determined by ODJFS, with the particular program requirement.

If an MCP does not comply within one (1) year of the date of notification of noncompliance involving issues of case management and two (2) years of the date of notification of noncompliance in issues involving encounter data, then the monies will not be refunded. MCPs are required to submit a written request for refund to ODJFS at the time they believe is appropriate before a refund of monies will be considered.

Notwithstanding any other action ODJFS may take under this Appendix, ODJFS may impose a combined remedy which will address multiple areas of noncompliance if ODJFS determines, in its sole discretion, that (1) one systemic problem is responsible for multiple areas of noncompliance and/or (2) that there are a number of repeated instances of noncompliance with the same program requirement.

In addition, ODJFS can at any time move to terminate, amend or deny renewal of a provider agreement.

Upon such termination, nonrenewal or denial of an MCP provider agreement, all previously collected monetary sanctions will be retained by ODJFS.

In addition to the remedies imposed under the CAS, remedies related to areas of data quality and financial performance may also be imposed pursuant to Appendices J, L, and M respectively, of the Agreement.

If ODJFS determines that an MCP has violated any of the requirements of sections 1903(m) or 1932 of the Social Security Act which are not specifically identified within the CAS, the ODJFS may, pursuant to the provisions of OAC rule 5101:3-26-10(A): (1) notify the MCP's members that they may terminate from the MCP without cause; and/or (2) suspend any further new member selections.

Appendix N Page 9

REQUESTS FOR RECONSIDERATIONS

Requests for reconsiderations of remedial action taken under the CAS shall be submitted to ODJFS as follows:

• MCPs notified of ODJFS' imposition of remedial action taken under the CAS (i.e., occurrences, points, fines, assignment reductions and selection freezes), will have five (5) working days from the date of receipt to request reconsideration, although ODJFS will impose selection freezes based on an access to care concern concurrent with initiating notification to the MCP. (All notifications of the imposition of a fine or a freeze will be made via certified or overnight mail to the identified MCP Contact.) Any information that the MCP would like reviewed as part of the reconsideration request must be submitted at the time of submission of the reconsideration request, unless ODJFS extends the timeframe in writing.

• All requests for reconsideration must be submitted by either facsimile transmission or overnight mail to the Chief, Bureau of Managed Health Care, and received by ODJFS by the fifth business day after receipt of notification of the imposition of the remedial action by ODJFS.

The MCP will be responsible for verifying timely receipt of all reconsideration requests. All requests for reconsideration must explain in detail why the specified remedial action should not be imposed. The MCP's justification for reconsideration will be limited to a review of the written material submitted by the MCP. The Bureau Chief will review all correspondence and materials related to the violation in question in making the final reconsideration decision.

• Final decisions or requests for additional information will be made by ODJFS within five (5) business days of receipt of the request for reconsideration.

If additional information is requested by ODJFS, a final reconsideration decision will be made within three (3) business days of the due date for the submission. Should ODJFS require additional time in rendering the final reconsideration decision, the MCP will be notified of such in writing.

If a reconsideration request is decided, in whole or in part, in favor of the MCP, both the penalty and the points associated with the incident, will be rescinded or reduced, in the sole discretion of ODJFS. The MCP may still be required to submit a CAP if ODJFS, in its sole discretion, believes that a CAP is still warranted under the circumstances.

Appendix N

POINT COMPLIANCE SYSTEM - POINT VALUES

OCCURRENCES: Failures to meet program requirements, including but not limited to, noncompliance with administrative requirements, as determined by ODJFS. Examples include, but are not limited to, the following:

• Unapproved use of marketing/member materials.
• Failure to attend ODJFS-required meetings or training sessions.
• Failure to maintain ODJFS-required documentation.
• Use ofunapproved subcontracting providers where prior approval is required by ODJFS.
• Use of unapprovable subcontractors (e.g., not in good standing with Medicaid and/or Medicare programs, provider listed in directory but no current contract, etc.) where prior-approval is not required by ODJFS.
• Failure to provide timely notification to members, as required by ODJFS (e.g., notice of PCP or hospital termination from provider panel).
• Participation in a prohibited or unapproved marketing activity.
• Second failure to meet the monthly call-center requirements for either the member services or 24-hour call-in system lines.
• Failure to submit and/or comply with a Corrective Action Plan (CAP) requested by ODJFS as the result of an occurrence, or when no occurrence was designated for the precipitating violation of OAC rules or provider agreement
• Failure to comply with the physician incentive plan requirements, except for noncompliance where member rights are violated (i.e., failure to complete required patient satisfaction surveys or to provide members with requested physician incentive information) or where false, misleading or inaccurate information is provided to ODJFS.

Appendix N

5 POINTS: Failures to meet program requirements, including but not limited to, actions which could impair the member's ability to access information regarding services in a timely manner or which could impair a consumer's or member's rights, as determined by ODJFS. Examples include, but are not limited to, the following:

• Violations which result in selection or termination counter to the recipient's preference (e.g., a recipient makes a selection decision based on inaccurate provider panel information from the MCP).

• Any violation of a member's rights.
• Failure to provide member materials to new members in a timely manner.
• Failure to comply with appeal, grievance, or state hearing requirements, including timely submission to ODJFS.
• Failure to staff 24-hour call-in system with appropriate trained medical personnel.
• Third failure to meet the monthly call-center requirements for either the member services or the 24-hour call-in system lines.
• Failure to submit and/or comply with a CAP as a result of a 5-point violation.
• Failure to meet the prompt payment requirements (first violation).
• Provision of false, inaccurate or materially misleading information to health care providers, the MCP's members, or any eligible individuals.
• Failure to submit a required monthly CAMS file (as specified in Appendix L of the Agreement) by the end of the month the submission was required.
• Failure to submit a required monthly Members' Designated PCP file (as specified in Appendix L of the Agreement) by the end of the month the submission was required.

Appendix N Page 12

10 POINTS: Failures to meet program requirements, including but not limited to, actions which could affect the ability of the MCP to deliver or the consumer to access covered services as determined by ODJFS. Examples include, but are not limited to:

• Failure to meet any of the provider panel requirements as specified in Appendix H of the Agreement.
• Discrimination among members on the basis of their health status or need for health care services (this includes any practice that would reasonably be expected to encourage termination or discourage selection by individuals whose medical condition indicates probable need for substantial future medical services).
• Failure to assist a member in accessing needed services in a timely manner after request from the member.
• Failure to process prior authorization requests within prescribed time frame.
• Failure to remit any ODJFS-required payments within the specified time frame.
• Failure to meet the electronic claims adjudication requirements.
• Failure to submit and/or comply with a CAP as a result of a 10-point violation.
• Failure to meet the prompt payment requirements (second and subsequent violations).
• Fourth and any subsequent failure to meet the monthly call-center requirements for either the member services or the 24-hour call-in system lines.
• Failure to provide ODJFS with a required submission after ODJFS has notified the MCP that the prescribed deadline for that submission has passed.
• Failure to submit a required monthly appeal or grievance file (as specified in Appendix L of the Agreement) by the end of the month the submission was required.
• Misrepresentation or falsification of information that the MCP furnishes to the ODJFS or to the Centers for Medicare and Medicaid Services.

APPENDIX 0

PAY-FOR-PERFORMANCE (P4P) ABD ELIGIBLE POPULATION

This Appendix establishes a Pay-for-performance (P4P) incentive system for managed care plans (MCPs) to improve performance in specific areas important to the Medicaid MCP members. P4P includes the at-risk amount included with the monthly premium payments (see Appendix F, Rate Chart), and possible additional monetary rewards up to $250,000.

To qualify for consideration of any P4P, MCPs must meet minimum performance standards established in Appendix M, Performance Evaluation on selected measures, and achieve P4P standards established for selected Clinical Performance Measures, as set forth herein below. For qualifying MCPs, higher performance standards for three measures must be reached to be awarded a portion of the at-risk amount and any additional P4P (see Sections 1). An excellent and superior standard is set in this Appendix for each of the three measures. Qualifying MCPs will be awarded a portion of the at-risk amount for each excellent standard met. If an MCP meets all three excellent and superior standards, they may be awarded additional P4P (see Section 2).

ODJFS will use the first calendar year of an MCP's ABD managed care program membership as the baseline year (i.e., CY2007). The baseline year will be used to determine performance standards and targets; baseline data may come from a combination ofFFS claims data and MCP encounter data. As many of the performance measures used in the determination of P4P require two calendar years of baseline data, the additional calendar year (i.e., the calendar year prior to the first calendar year of ABD managed care program membership, i.e., CY2006) data will come from FFS claims.

An MCP's second calendar year of ABD managed care program membership (i.e., CY2008) will be the initial report period of evaluation for performance measures that require one calendar year of baseline data (i.e., CY2007), and for performance measures that require two calendar years of baseline data (i.e., CY2006 and CY2007). CY2008 will be the initial report period upon which compliance with the performance standards will be determined. SFY2009 will become the first year, an MCP's performance level for P4P can be determined.

1. SFY 2009 P4P
l.a. Qualifying Performance Levels

To qualify for consideration of the SFY 2009 P4P, an MCP's performance level must:

1) Meet the minimum performance standards set in Appendix M, Performance Evaluation, for the measures listed below; and

2) Meet the P4P standards established for the Clinical Performance Measures below.

Appendix 0 Page 2

• A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

Measures for which the minimum performance standard for SFY 2009 established in Appendix M, Performance Evaluation, must be met to qualify for consideration of incentives are as follows:

1. PCP Turnover (Appendix M, Section 2.a.)
Report Period: CY 2008
2. Adults' Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)
Report Period: CY 2008
3. Satisfaction with MCP Customer Service (Appendix M, Section 3.)
Report Period: The most recent consumer satisfaction survey completed prior to the end of the SFY 2009 contract period.

For each clinical performance measure listed below, the MCP must meet the P4P standard to be considered for SFY 2009 P4P. The MCP meets the P4P standard if one of two criteria is met. The P4P standard is a performance level of either:

1) The minimum performance standard established in Appendix M, Performance Evaluation, for five of eight clinical performance measures listed below; or

2) The Medicaid benchmarks for five of eight clinical performance measures listed below. The Medicaid benchmarks are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

Clinical Performance Measure Medicaid Benchmark

1. CHF: ACE Inhibitor/Angiotensin Receptor B locker TBD
2. CAD: Beta-Blocker Treatment after Heart Attack (AMI -related TBD admission)
3. CAD: Cholesterol Management for Patients with Cardiovascular TBD Conditions/LDL-C screening performed
4. Hypertension: Inpatient Hospital Discharge Rate TBD
5. Diabetes: Comprehensive Diabetes Care (CDC)/Eye exam TBD
6. COPD: Inpatient Hospital Discharge Rate TBD
7. Asthma: Use of Appropriate Medications for People with Asthma TBD
8. Mental Health: Follow-up After Hospitalization for Mental Illness TBD

Appendix 0

l.b. Excellent and Superior Performance Levels

For qualifying MCPs as determined by Section 1 .a.. herein, performance will be evaluated on the measures below to determine the status of the at-risk amount or any additional P4P that may be awarded. Excellent and Superior standards are set for the three measures described below. The standards are subject to change based on the revision or update of applicable national standards, methods or benchmarks.

A brief description of these measures is provided in Appendix M, Performance Evaluation. A detailed description of the methodologies for each measure can be found on the BMHC page of the ODJFS website.

1. Case Management of Members (Appendix M, Section l.b.i) Report

Period: April - June 2008
Excellent Standard: TBD
Superior Standard: TBD

2. Comprehensive Diabetes Care (CDC)/Eye exam (Appendix M, Section l.c.xiv.)
Report Period: CY 2008
Excellent Standard: TBD
Superior Standard: TBD

3. Adults' Access to Preventive/Ambulatory Health Services (Appendix M, Section 2.c.)

Report Period: CY 2008
Excellent Standard: TBD
Superior Standard: TBD

1.c. Determining SFY 2009 P4P

MCP's reaching the minimum performance standards described in Section l.a. herein, will be considered for P4P including retention of the at-risk amount and any additional P4P. For each Excellent standard established in Section l.b. herein, that an MCP meets, one-third of the at-risk amount may be retained. For MCPs meeting all of the Excellent and Superior standards established in Section l.b. herein, additional P4P may be awarded as determined by ODJFS. For MCPs receiving additional P4P, the amount in the P4P fund (see section 2.) will be divided equally, up to the maximum amount, among all MCPs'ABD and/or CFC programs receiving additional P4P. The maximum amount to be awarded to a single plan in P4P additional to the at

Appendix 0

risk amount is $250,000 per contract year. An MCP may receive up to $500,000 should both of the MCP's ABD and CFC programs achieve the Superior Performance Levels.

2. NOTES
2.a. Initiation of the P4P System

For MCPs in their first twenty-four (24) months of Ohio Medicaid ABD Managed Care Program participation, the status of the at-risk amount will not be determined because compliance with many of the standards in the ABD program cannot be determined in an MCP's first two contract years (see Appendix F., Rate Chart). In addition, MCPs in their first two (2) contract years in the ABD program are not eligible for the additional P4P amount awarded for superior performance.

Starting with the twenty-fifth (25* ) month of participation in the ABD program, the MCP's at-risk amount will be included in the P4P system. The determination of the status of this at-risk amount will occur after two (2) calendar years of ABD membership as compliance with many performance standards requires two (2) calendar years to determine. Because of this requirement, the number of months of at-risk dollars to be included in an MCP's first at-risk status determination may vary depending on when an MCP starts with the ABD program relative to the calendar year.

2.b. Determination of at-risk amounts and additional P4P payments

For MCPs that have participated in the Ohio Medicaid ABD Managed Care Program long enough to calculate performance levels for all of the performance measures included in the P4P system, determination of the status of an MCP's at-risk amount will occur within six (6) months of the end of the contract period. Determination of additional P4P payments will be made at the same time the status of an MCP's at-risk amount is determined.

2.c. Statewide P4P system

All MCPs will be included in a statewide P4P system for the ABD program. The at-risk amount will be determined using a statewide result for all regions in which an MCP serves ABD membership.

2.d. Contract Termination, Nonrenewals, or Denials

Upon termination, nonrenewal or denial of an MCP contract, the at-risk amount paid to the MCP under the current provider agreement will be returned to ODJFS in accordance with Appendix P., Terminations/Nonrenewals/Amendments, of the provider agreement.

Additionally, in accordance with Article XI of the provider agreement, the return of the at-risk amount paid to the MCP under the current provider agreement will be a condition necessary for ODJFS' approval of a provider agreement assignment.

Appendix 0

2.e. Report Periods

The report period used in determining the MCP's performance levels varies for each measure depending on the frequency of the report and the data source. Unless otherwise noted, the most recent report or study finalized prior to the end of the contract period will be used in determining the MCP's overall performance level for that contract period.

APPENDIX P

MCPTERMINATIONS/NONRENEWALS/AMENDMENTS ABD ELIGIBLE POPULATION

Upon termination either by the MCP or ODJFS, nonrenewal or denial of an MCP's provider agreement, all previously collected refundable monetary sanctions will be retained by ODJFS.

MCP-INITIATEDTERMINATIONS/NONRENEWALS

If an MCP provides notice of the termination/nonrenewal of their provider agreement to ODJFS, pursuant to Article VIII of the agreement, the MCP will be required to submit a refundable monetary assurance. This monetary assurance will be held by ODJFS until such time that the MCP has submitted all outstanding monies owed and reports, including, but not limited to, grievance, appeal, encounter and cost report data related to time periods through the final date of service under the MCP's provider agreement. The monetary assurance must be in an amount of either $50,000 or 5 % of the capitation amount paid by ODJFS in the month the termination/nonrenewal notice is issued, whichever is greater.

The MCP must also return to ODJFS the at-risk amount paid to the MCP under the current provider agreement. The amount to be returned will be based on actual MCP membership for preceding months and estimated MCP membership through the end date of the contract. MCP membership for each month between the month the ten-ninatioi-i/noni-enewal is issued and the end date of the provider agreement will be estimated as the MCP membership for the month the termination/nonrenewal is issued. Any over payment will be determined by comparing actual to estimated MCP membership and will be returned to the MCP following the end date of the provider agreement.

The MCP must remit the monetary assurance and the at-risk amount in the specified amounts via separate electronic fund transfers (EFT) payable to Treasurer of State, State of Ohio (ODJFS). The MCP should contact their Contract Administrator to verify the correct amounts required for the monetary assurance and the at-risk amount and obtain an invoice number prior to submitting the monetary assurance and the at-risk amount. Information from the invoices must be included with each EFT to ensure monies are deposited in the appropriate ODJFS Fund account. In addition, the MCP must send copies of the EFT bank confirmations and copies of the invoices to their Contract Administrator.

If the monetary assurance and the at-risk amount are not received as specified above, ODJFS will withhold the MCP's next month's capitation payment until such time that ODJFS receives documentation that the monetary assurance and the at-risk amount are received by the Treasurer of State. If within one year of the date of issuance of the invoice, an MCP does not submit all outstanding monies owed and required submissions, including, but not limited to, grievance, appeal, encounter and cost report data related to time periods through the final date of service under the MCP's provider agreement, the monetary assurance will not be refunded to the MCP.

Appendix P

ODJFS-INITIATED TERMINATIONS

If ODJFS initiates the proposed termination, nonrenewal or amendment of an MCP's provider agreement pursuant to OAC rule 5101:3-26-10 and the MCP appeals that proposed action, the MCP's provider agreement will be extended through the duration of the appeals process.

During this time, the MCP will continue to accrue points and be assessed penalties for each subsequent compliance assessment occurrence/violation under Appendix N of the provider agreement. If the MCP exceeds 69 points, each subsequent point accrual will result in a $15,000 nonrefundable fine.

Pursuant to OAC rule 5101:3-26-10(H), if ODJFS has proposed the termination, nonrenewal, denial or amendment of a provider agreement, ODJFS may notify the MCP's members of this proposed action and inform the members of their right to immediately terminate their membership with that MCP without cause. IfODJFS has proposed the termination, nonrenewal, denial or amendment of a provider agreement and access to medically-necessary covered services is jeopardized, ODJFS may propose to terminate the membership of all of the MCP's members. The appeal process for reconsideration of either of these proposed actions is as follows:

• All notifications of such a proposed MCP membership termination will be made by ODJFS via certified or overnight mail to the identified MCP Contact.

• MCPs notified by ODJFS of such a proposed MCP membership termination will have three working days from the date of receipt to request reconsideration.

• All reconsideration requests must be submitted by either facsimile transmission or overnight mail to the Deputy Director, Office of Ohio Health Plans, and received by 3PM Eastern Time (ET) on the third working day following receipt of the ODJFS notification of termination. The address and fax number to be used in making these requests will be specified in the ODJFS notification of termination document.

• The MCP will be responsible for verifying timely receipt of all reconsideration requests. All requests must explain in detail why the proposed MCP membership termination is not justified. The MCP's justification for reconsideration will be limited to a review of the written material submitted by the MCP.

• A final decision or request for additional information will be made by the Deputy Director within three working days of receipt of the request for reconsideration. Should the Deputy Director require additional time in rendering the final reconsideration decision, the MCP will be notified of such in writing.

• The proposed MCP membership termination will not occur while an appeal is under review and pending the Deputy Director's decision. If the Deputy Director denies the appeal, the MCP membership termination will proceed at the first possible effective date. The date may be retroactive if the ODJFS determines that it would be in the best interest of the members.